As filed with the Securities and Exchange Commission on March 20, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

TIAA REAL ESTATE ACCOUNT
(Exact name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation or organization)	(Not applicable) (Primary Standard Industrial Classification Code Number)	(Not applicable) (I.R.S. Employer Identification No.)

c/o Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017-3206 (212) 490-9000
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith F. Atkinson, Esquire Teachers Insurance and Annuity Association of America 8500 Andrew Carnegie Blvd. Charlotte, North Carolina 28226 (704) 988-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Jeffrey S. Puretz, Esquire Dechert LLP 1775 I Street, N.W. Washington, D.C. 20006

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

          Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller Reporting Company ☐

          Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602, 333-121493, 333-132580, 333-141513 and 333-149862 (collectively, the “Prior Registration Statements”).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Accumulation units in TIAA Real Estate Account	*	*	$5,000,000,000**	$279,000**

*

The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

**

In addition to the $5,000,000,000 of accumulation units registered hereunder, the registrant is carrying forward securities which remain unsold but which were previously registered under the Prior Registration Statements for which filing fees were previously paid.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 20, 2009

PROSPECTUS

____________, 2009

TIAA REAL ESTATE ACCOUNT

A Tax-Deferred Variable Annuity Option Offered by Teachers Insurance and Annuity Association of America

This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference.

The Real Estate Account, which we refer to sometimes as “the Account” in this prospectus, invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.

The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate-related investments, the income generated by those investments and the Account’s expenses. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates, or the value of real estate related securities, decrease due to general economic conditions and/or a weak market for real estate generally. Property operating costs and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you will bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risks” on page 14.

We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from the Account’s net assets total ______%.

The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of non-profit institutions. TIAA offers the Real Estate Account under the following annuity contracts:

▪	RA and GRAs (Retirement Annuities and Group Retirement Annuities)

▪	SRAs (Supplemental Retirement Annuities)

▪	GSRAs (Group Supplemental Retirement Annuities)

▪	Retirement Choice and Retirement Choice Plus Annuity

▪	GAs (Group Annuities) and Institutionally-Owned GSRAs

▪	Classic and Roth IRAs (Individual Retirement Annuities) including SEP IRAs (Simplified Employee Pension Plans)

▪	Keoghs

▪	ATRAs (After-Tax Retirement Annuities)

Note that state regulatory approval may be pending for certain of these contracts and they may not currently be available in your state.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of the information in this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Please see Appendix B for definitions of certain special terms used in this prospectus.

The Real Estate Account securities offered by this prospectus are only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you shouldn’t rely on it.

ABOUT THE REAL ESTATE ACCOUNT AND TIAA

          The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (TIAA). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching. Its home office is at 730 Third Avenue, New York, NY 10017-3206 and its telephone number is 212 490-9000. In addition to issuing variable annuities, whose returns depend upon the performance of certain specified investments, TIAA also offers traditional fixed annuities. The Account commenced operations on July 3, 1995, and interests in the Account were first offered to eligible participants on October 2, 1995.

          With its over 60 years in the real estate business and interests in properties located across the U.S. and internationally, TIAA is one of the nation’s largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2008, the TIAA general account had a mortgage and real property portfolio valued at approximately $25.8 billion.

          TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in New York State in 1952. Together, TIAA and CREF form the principal retirement system for the nation’s education and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA-CREF serves approximately 3.4 million people and over 15,400 institutions. As of December 31, 2008, TIAA’s assets were approximately $195.2 billion; the combined assets for TIAA and CREF totaled approximately $363.0 billion (although CREF does not stand behind TIAA’s guarantees).

          The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.

          More information about the Account may be obtained by writing us at 730 Third Avenue, New York, NY 10017-3206, calling us at 877 518-9161 or visiting our website at www.tiaa-cref.org. Information contained on this website is expressly not incorporated into this prospectus.

THE ACCOUNT’S INVESTMENT OBJECTIVE AND STRATEGY

          Investment Objective: The Real Estate Account seeks favorable long-term returns primarily through rental income and appreciation of real estate investments owned by the Account. The Account will also invest in publicly traded securities and short-term higher quality liquid investments that are easily

TIAA Real Estate Account ▪ Prospectus	3

converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs.

          Investment Strategy: The Account intends to have between 75 percent and 85 percent of its assets invested directly in real estate or real estate-related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account from time to time will also make foreign real estate investments, which, together with foreign real estate related and foreign liquid investments, are expected to comprise no more than 25 percent of the Account’s total assets.

          The Account can also invest in other real estate or real estate-related investments through joint ventures, real estate partnerships or common or preferred stock or other equity securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate). To a limited extent, the Account can also invest in conventional mortgage loans, participating mortgage loans, and collateralized mortgage obligations, including commercial mortgage-backed securities and other similar investments.

          The Account will invest the remaining portion of its assets in liquid investments; namely, securities issued by U.S. government agencies or U.S. government sponsored entities, corporate debt securities, money market instruments and, at times, stock of companies that do not primarily own or manage real estate. The amount the Account has invested in real estate and real estate-related investments at a given time will vary depending on its liquidity position (including the Account’s obligations to meet participant redemption requests) as well as market conditions and real estate prospects, among other factors.

          There will be periods of time (such as in the fourth quarter of 2008 and in early 2009) during which the Account’s liquid investments will comprise less than 15% of its total assets, especially during and immediately following periods of significant net participant outflows. As discussed in more detail on page 28 under “Establishing and Managing the Account – The Role of TIAA – Liquidity Guarantee” and pursuant to its existing liquidity guarantee obligation, TIAA has agreed to purchase accumulation units issued by the Account in the event the Account has insufficient cash and liquid investments to ensure the ability, on its own, to fund participant transfer, redemption or withdrawal requests. This liquidity guarantee was first exercised in December 2008.

          In some circumstances, the Account can increase the portion of its assets invested in debt securities or money market instruments above 25 percent. This could happen, for example, if the Account receives a large inflow of money in a short period of time, there is a lack of attractive real estate investments available on the market, or the Account anticipates a need to have more cash available.

          As of December 31, 2008, the Account’s net assets totaled approximately $11.5 billion. At December 31, 2008, the Account held a total of 108 real estate property investments (including its interests in 12 real estate-related joint ventures),

4	Prospectus ▪ TIAA Real Estate Account

representing 93.48% of the Account’s total investment portfolio (“Total Investments”). As of that date, the Account also held investments in a mortgage loan receivable (representing 0.54% of Total Investments), real estate limited partnerships (representing 2.15% of Total Investments), commercial paper (representing 1.84% of Total Investments) and government agency bonds (representing 1.99% of Total Investments).

          Risks: An investment in the Account is subject to the risks associated with real estate investing, including the risks of acquiring, owning and selling real property, valuation and appraisal risks, interest rate risk, market risk, credit risk, and regulatory and environmental risks. Further risks include the risks associated with making mortgage loan investments and investing in mortgage-backed securities, liquid investments and foreign real estate investments. These risks, among others, are described in “Risks” beginning on page 14. You may lose money by investing in this Account.

TIAA Real Estate Account ▪ Prospectus	5

PAST PERFORMANCE

          The bar chart and performance table below illustrate how investment performance during the accumulation period has varied. The bar chart shows the Account’s total return during the accumulation period over the last ten calendar years and the performance table shows the Account’s returns during the accumulation period for the one-, three-, five- and ten-year periods through December 31, 2008. These returns represent a time weighted return during each such year and are calculated as a function of both the Account’s investment income and capital appreciation from the Account’s total investments during each such year. How the Account has performed in the past is not necessarily an indication of how it will perform in the future. Please see “Risks” on page 14.

Best quarter: 4.69%, for the quarter ended June 30, 2006.
Worst quarter: -13.18%, for the quarter ended December 31, 2008.

AVERAGE ANNUAL TOTAL RETURN (AS OF DECEMBER 31, 2008)

	1 Year	3 Year	5 Year	10 Year

TIAA Real Estate Account	-14.15%	3.67%	7.41%	7.29%

SUMMARY OF ACCOUNT’S EXPENSE DEDUCTIONS

          Expense deductions are made each Valuation Day from the net assets of the Account for various services to manage investments, administer the Account and the contracts, distribute the contracts and to cover certain risks borne by TIAA. Services are provided “at cost” by TIAA and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a registered broker-dealer and wholly owned subsidiary of TIAA. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

6	Prospectus ▪ TIAA Real Estate Account

          The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2009 through April 30, 2010. Actual expenses may be higher or lower.

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[1,2]	%	For total services to the Account

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.

Please see “Selected Financial Data” on page 45 for additional information.

          TIAA performs administration functions for the Account (which include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services). Distribution services for the Account, which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans, are performed by Services. TIAA and Services provide administration and distribution services, as applicable, on an “at-cost” basis.

          Since expenses are charged at cost, the expenses described are estimates for the year based on projected expense and asset levels. Administration charges include certain costs associated with the provision by TIAA entities of recordkeeping and other services for retirement plans and other pension products in addition to the Account. A portion of these expenses are allocated to the Account in accordance with applicable allocation procedures. Any differences between actual and estimated expenses are adjusted quarterly, provided that material differences may be repaid in the current calendar quarter in accordance with generally accepted accounting principles (GAAP). The expenses identified in the table above do not include any fees which may be imposed by your employer under a plan maintained by your employer. For more information, see “Expense Deductions” on page 88.

          The following table shows you an example of the expenses you would incur on a hypothetical investment of $1,000 in the TIAA Real Estate Account over several periods. The table assumes a 5% annual return on assets and an annual expense

TIAA Real Estate Account ▪ Prospectus	7

deduction equal to ____%. These figures do not represent actual expenses or investment performance, which may differ.

	1 Year	3 Year	5 Year	10 Year

TIAA Real Estate Account	$	$	$	$

ABOUT THE ACCOUNT’S INVESTMENTS — IN GENERAL

DIRECT INVESTMENTS IN REAL ESTATE

          Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion, the Account also might invest in real estate development projects. The Account does not directly invest in single-family residential real estate, nor does it currently invest in residential mortgage-backed securities (although it may invest in such securities in the future).

          Purchase-Leaseback Transactions: Although it has not yet done so, the Account can enter into purchase-leaseback transactions (leasebacks) in which it would buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.

          In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account could seek to share (or “participate”) in any increase in property value from building improvements or in the lessee’s revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest would be subject to greater risks.

INVESTMENTS IN MORTGAGES

          General: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing

8	Prospectus ▪ TIAA Real Estate Account

property, with first-priority liens on the property. These loans may be amortized (i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity.

          Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the income the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

          Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:

•	renegotiating and restructuring the terms of a mortgage loan;

•	extending the maturity of any mortgage loan made by the Account;

•	consenting to a sale of the property subject to a mortgage loan;

•	financing the purchase of a property by making a new mortgage loan in connection with the sale; and

•	selling the mortgage loans, or portions of them, before maturity.

OTHER REAL ESTATE-RELATED INVESTMENTS

          Real Estate Investment Trusts: The Account may invest in real estate investment trusts (REITs), which are entities (usually publicly owned and traded) that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will buy the common or preferred stock of a REIT, although at times it may purchase REIT debt securities. REITs seek to maximize share value and increase cash flows by acquiring and developing new real estate projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as general economic and market conditions (in particular as to publicly-traded REITs), cash flow, the skill of its management team, and defaults by its lessees or borrowers.

          Stock of Companies Involved in Real Estate Activities: The Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.

          Mortgage-Backed Securities: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including commercial mortgage-backed securities (CMBSs), residential mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of

TIAA Real Estate Account ▪ Prospectus	9

mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities.

          Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in limited partnerships, funds, and other commingled investment vehicles involved in real estate-related activities, including owning, financing, managing, or developing real estate. Many times, the Account will have limited voting and management rights in a commingled vehicle, including over the selection and disposition of the underlying real estate related assets owned by the vehicle.

NON-REAL ESTATE-RELATED INVESTMENTS

          The Account can also invest in:

•	U.S. government or government agency securities;

•

Money market instruments and other cash equivalents. These will usually be high-quality, short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities;

•

Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multinational organizations, but only if they’re investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality); and

•	Common or preferred stock, or other ownership interests, of U.S. or foreign companies that aren’t involved in real estate, to a limited extent.

FOREIGN REAL ESTATE AND OTHER FOREIGN INVESTMENTS

          The Account from time to time will invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. While the percentage will vary from time to time, we expect that all such foreign investments will comprise no more than 25 percent of the Account’s total assets. As of the date of this prospectus, the Account holds interests in two foreign property investments (one in the United Kingdom and one in France).

          Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries. We will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.

10	Prospectus ▪ TIAA Real Estate Account

GENERAL INVESTMENT AND OPERATING POLICIES

STANDARDS FOR REAL ESTATE INVESTMENTS

          General Criteria for Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

•	the location, condition, and use of the underlying property;

•	its operating history and its future income-producing capacity; and

•	the quality, operating experience, and creditworthiness of the tenants or the borrower.

          TIAA will analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates and expenses), as well as the general economic conditions in the area where the property is located.

          Diversification: We haven’t placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon whether suitable investments are available and how much the Account has available to invest.

          Special Criteria for Making Mortgage Loans: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85 percent of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

          Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets which (i) have either maximized in value, (ii) have underperformed or face deteriorating property-specific or market conditions, (iii) represent properties needing significant capital infusions in the future, and/or (iv) management deems are appropriate to dispose of in order to remain consistent with its intent to diversify the Account by property type and geographic location. The Account will reinvest any sale proceeds that it doesn’t need to pay operating expenses or to meet redemption requests (e.g., cash withdrawals or transfers).

OTHER REAL ESTATE-RELATED POLICIES

          Appraisals and Valuations: The Account will rely on TIAA’s own analysis, normally along with an independent external appraisal, in connection with the purchase of a property by the Account. The Account will normally receive an independent external appraisal performed by a third party appraisal firm at or before the time it buys a real estate asset, and the Account also generally obtains an independent appraisal when it makes mortgage loans.

          Subsequently, each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Effective with the

TIAA Real Estate Account ▪ Prospectus	11

second quarter of 2009, each of the Account’s real estate properties are appraised each quarter by an independent external state-certified (or its foreign equivalent) appraiser (which we refer to in this prospectus as an “independent appraiser”) who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each quarterly appraisal of each real estate property, in conjunction with the Account’s independent fiduciary, and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. See “Valuing the Account’s Assets” on page 83 for more information on how each class of the Account’s investments are valued.

          Borrowing: The Account may borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments. In addition, to meet short-term cash needs, the Account may obtain a line of credit that may be unsecured and/or contain terms that may require the Account secure a loan with one or more of its properties. Under the Account’s investment guidelines, the Account’s total borrowings may not exceed 30% of the Account’s total net asset value at the time of incurrence. In calculating the 30% limit, we will include only the Account’s actual percentage interest in any borrowings and not that of any joint venture partner. Also, at the time the Account (or a joint venture in which the Account is a partner) enters into a revolving line of credit, management deems the maximum amount which may be drawn under that line of credit as fully incurred, regardless of whether the maximum amount available has been drawn from time to time.

          The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing the property. Except for construction loans, any mortgage loans on a property will be non-recourse, meaning that if the Account defaults on its loan, the lender will have recourse only to the property encumbered or the joint venture owning the property, and not to any other assets of the Account. When possible, the Account will seek to have loans mature at different times to limit the risks of borrowing.

          The Account will not obtain mortgage financing on its properties from TIAA or any of its affiliates. However, the Account may place an intra-company mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.

          When the Account assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments. It will also be exposed to certain additional risks, which are described in “Risks – Risks of Borrowing” on page 19.

          Joint Investments: The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Account will not hold real property jointly with TIAA or its affiliates.

12	Prospectus ▪ TIAA Real Estate Account

          Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it is in the Account’s best interests.

          Property Management and Leasing Services: The Account usually will hire a national or regional independent third party property management company to perform the day-to-day management services for each of the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs and capital improvements. The property manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain high levels of occupancy by responsible tenants. The Account may also hire independent third party leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the property management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.

          Insurance: We intend to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real properties and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account currently participates in property, casualty and other related insurance programs as part of TIAA’s property insurance programs, and the Account only bears the cost of insuring only the properties it owns. The Account’s insurance policies on its properties currently include coverage for earthquakes and terrorist acts, but we can’t assure you that it will be adequate to cover all losses. We also can’t assure you that we will be able to obtain coverage for earthquakes and terrorist acts at an acceptable cost, if at all, at the time a policy expires.

OTHER POLICIES

          Liquid Assets: At times, a significant percentage of the Account may be invested in liquid assets (which may or may not be real estate-related), including during times when we look for suitable real property investments. The Account can temporarily increase the percentage of its liquid assets under some circumstances, including the rapid inflow of participants’ funds, a lack of suitable real estate investments, immediately following a significant disposition or due to a need for greater liquidity.

          However, there will be periods of time (such as in the fourth quarter of 2008 and in early 2009) during which the Account’s liquid investments will comprise less than 15 percent of its total assets, especially during and immediately following periods of significant net participant outflows. See “Establishing and Managing the Account – The Role of TIAA – Liquidity Guarantee” on page 28. As referenced elsewhere in this prospectus, the Account’s investment strategy is to have between 15 and 25 percent of its assets invested in assets other than real estate and real estate related assets, including short term, higher quality liquid investments.

TIAA Real Estate Account ▪ Prospectus	13

          Investment Company Act of 1940: The Account has not registered, and we intend to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act of 1940 (the 1940 Act). This will require monitoring the Account’s portfolio so that it won’t have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments, it may be unable to sell assets it would otherwise want to sell or it may be forced to sell investments in investment securities before it would otherwise want to do so.

          Changing Operating Policies or Winding Down: Under the terms of the contracts and in accordance with applicable insurance law, TIAA can decide to change, in its sole discretion, the operating policies of the Account or to wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s traditional annuity or any CREF account available under your employer’s plan. All investors in the Account will be notified in advance if we decide to change a significant policy or wind down the Account.

RISKS

          The value of your investment in the Account will fluctuate based on the value of the Account’s assets and the income the assets generate. You can lose money by investing in the Account. The value of an investment in the Account will fluctuate based on the value of the Account’s assets, the income the assets generate and the Account’s expenses. There is risk associated with an investor attempting to “time” an investment in the Account’s units, or effecting a redemption of an investor’s units. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented below before investing in the Account. Please refer to the section entitled “Statements Regarding Forward-Looking Information,” which is contained in the section entitled “Management’s Discussion and Analysis of the Account’s Financial Condition and Results of Operations.”

RISKS ASSOCIATED WITH REAL ESTATE INVESTING

          General Risks of Acquiring and Owning Real Property: As referenced elsewhere in this prospectus, the substantial majority of the Account’s net assets are comprised of direct ownership interests in real estate. As such, the Account is particularly subject to the risks inherent in acquiring and owning real property, including in particular the following:

•	Adverse Global and Domestic Economic Conditions. The economic conditions in the markets where the Account’s properties are located may be adversely impacted by factors which include:

•

adverse domestic or global economic conditions, particularly in the event of a deep recession which results in significant employment losses across many sectors of the economy and reduced levels of consumer spending;

14	Prospectus ▪ TIAA Real Estate Account

•	a weak market for real estate generally and/or in specific locations where the Account may own property;

•	the availability of financing;

•	an oversupply of, or a reduced demand for, certain types of real estate properties;

•	business closings, industry or sector slowdowns, employment losses and related factors;

•	natural disasters, terrorist attacks and/or other man-made events; and

•	decline in population or shifting demographics.

          The incidence of some or all of these factors could reduce occupancy, rental rates and the market value of the Account’s real properties or interests in investment vehicles (such as limited partnerships) which directly hold real properties.

•

Concentration Risk. The Account may experience periods in which its investments are geographically concentrated, either regionally or in certain markets with similar demographics. Further, while the Account seeks diversification across its four primary property types: office, industrial, retail and multi-family residential properties, the Account may experience periods where it has concentration in one property type, increasing the potential exposure if there were to be an oversupply of, or a reduced demand for, certain types of real estate properties in the markets in which the Account operates. Also, the Account may experience periods in which its tenant base is concentrated within a particular industry sector. If any or all of these events occur, the Account’s income and performance may be adversely impacted disproportionately by deteriorating economic conditions in those areas or industry sectors in which the Account’s investments are concentrated. Also, the Account could experience a more rapid negative change in the value of its real estate investments than would be the case if its real estate investments were more diversified.

•

Leasing Risk. A number of factors could cause the Account’s rental income, a key source of the Account’s revenue and investment return, to decline, which would adversely impact the Account’s results and investment returns. These factors include:

•

A property may be unable to attract new tenants or retain existing tenants. This situation could be exacerbated if a concentration of lease expirations occurred during any one time period or multiple tenants exercise early termination at the same time.

•

The financial condition of our tenants may be adversely impacted, particularly in a prolonged economic downturn. The Account could lose revenue if tenants do not pay rent when contractually obligated, request some form of rent relief and/or default under a lease at one of the Account’s properties. Such a default could occur if a tenant declared bankruptcy, suffered from a lack of liquidity, failed to continue to operate its business or

TIAA Real Estate Account ▪ Prospectus	15

for other reasons. In the event of any such default, we may experience a delay in, or an inability to effect, the enforcement of our rights against that tenant, particularly if that tenant filed for bankruptcy protection. Further, any disputes with tenants could involve costly and time consuming litigation.

•

In the event a tenant vacates its space at one of the Account’s properties, whether as a result of a default, the expiration of the lease term, rejection of the lease in bankruptcy or otherwise, given current market conditions, we may not be able to re-lease the vacant space either (i) for as much as the rent payable under the previous lease or (ii) at all. Also, we may not be able to re-lease such space without incurring substantial expenditures for tenant improvements and other lease-up related costs, while still being obligated for any mortgage payments, real estate taxes and other expenditures related to the property.

•

In some instances, our properties may be specifically suited to and/or outfitted for the particular needs of a certain tenant based on the type of business the tenant operates. For example, many companies desire space with an open floor plan. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the floor plan limits the types of businesses that can use the space without major renovation, which may require us to incur substantial expense in re-planning the space.

•

The Account owns and operates retail properties, which, in addition to the risks listed above, are subject to specific risks, including variations in rental revenues due to customary “percentage rent” clauses which may be in place for retail tenants and the insolvency and/or closing of an anchor tenant. Many times, anchor tenants will be “big box” stores and other large retailers that can be particularly adversely impacted by a global recession and reduced consumer spending generally. Factors that can impact the level of consumer spending include increases in fuel and energy costs, residential and commercial real estate and mortgage conditions, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors. Under certain circumstances, the leases may allow other tenants in a retail property to terminate their leases, reduce or withhold rental payments. The insolvency and/or closing of an anchor tenant may also cause such tenants to fail to renew their leases at expiration.

•

Competition. The Account may face competition for real estate investments from multiple sources, including individuals, corporations, insurance companies or other insurance company separate accounts, as well as real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Some of these competitors may have similar financial and other resources as the Account, and/or they may have investment strategies and policies (including the ability to incur significantly more leverage than the Account) that allow them to

16	Prospectus ▪ TIAA Real Estate Account

compete more aggressively for real estate investment opportunities, which could result in the Account paying higher prices for investments, experiencing delays in acquiring investments or failing to consummate such purchases. Any resulting delays in the acquisition of investments, or the failure to consummate acquisitions the Account deems desirable, may increase the Account’s costs or otherwise adversely affect the Account’s investment results.

In addition, the Account’s properties may be located close to properties that are owned by other real estate investors and that compete with the Account for tenants. These competing properties may be better located, more suitable for tenants than our properties or have owners who may compete more aggressively for tenants, resulting in a competitive advantage for these other properties. We may also face similar competition from other properties that may be developed in the future. This competition may limit the Account’s ability to lease space, increase its costs of securing tenants, limit our ability to maximize our rents and/or require the Account to make capital improvements it otherwise would not, in order to make its properties more attractive to prospective tenants.

•

Operating Costs. A property’s cash flow could decrease if operating costs, such as property taxes, utilities, maintenance and insurance costs that are not reimbursed by tenants increase in relation to gross rental income, or if the property needs unanticipated repairs and renovations.

•

Terrorism and Acts of War and Violence. Terrorist attacks may harm our property investments. The Account cannot assure you that there will not be further terrorist attacks against the United States, U.S. businesses or elsewhere in the world. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or that secure our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. Such events could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Account’s properties and thereby reduce the value of the Account’s properties and therefore your investment return.

          General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

•	The sale price of an Account property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account.

•	Due to the cyclical nature of real estate, general economic conditions impacting the location of the property, disruption in the credit markets and

TIAA Real Estate Account ▪ Prospectus	17

the availability of financing on favorable terms or at all, and the supply of and demand for available tenant space, among other reasons, the Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value. This might make it difficult to raise cash quickly which could impair the Account’s liquidity position (particularly during any period of sustained significant net participant outflows) and also could lead to Account losses.

•	The Account may need to provide financing to a purchaser if no cash buyers are available.

•	For any particular property, the Account may be required to make expenditures for improvements to, or to correct defects in, the property before the Account is able to market and/or sell the property.

          Valuation and Appraisal Risks: Investments in the Account’s assets are stated at fair value which is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value, particularly for real estate assets, involves significant judgment. Valuation of the Account’s real estate properties (which comprise a substantial majority of the Account’s net assets) are based on real estate appraisals, which are estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at that property or in the market in which the property is located, which may change materially after the appraisal is conducted. Among other things, market prices for comparable real estate may be volatile, in particular if there has been a lack of recent transaction activity in such market. Recent disruptions in the macroeconomy, real estate markets and the credit markets have led to a significant decline in transaction activity in a number of markets and sectors and the lack of observable transaction data may have made it more difficult for an appraisal to determine the fair value of the Account’s real estate.

          Further, as the Account generally obtains appraisals on a quarterly basis, there may be circumstances in the interim period between the appraisals in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.

          If the appraised values of the Account’s properties as a whole are too high, those participants who purchased accumulation units prior to (i) a downward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a lower price than the appraised value will be credited with less of an interest than if the value had previously been adjusted downward. Also, those participants who redeem during any such period will have received more than their pro rata share of the value of the Account’s assets, to the

18	Prospectus ▪ TIAA Real Estate Account

detriment of other non-redeeming participants. If the appraised values of the Account’s properties as a whole are too low, those participants who redeem prior to (i) an upward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a higher price than the appraised value will have received less than their pro rata share of the value of the Account’s assets, and those participants who purchase units during any such period will have purchased more than their pro rata share of the value of the Account’s assets.

          Investment Risk Associated with Participant Transactions. The amount we have available to invest in new properties and other real estate related assets will depend, in large part, on the level of net participant transfers into or out of the Account as well as participant premiums into the Account. As noted elsewhere in this prospectus, the Account intends to hold between 15 and 25 percent of its assets in investments other than real estate, primarily comprised of liquid investments. These liquid assets are intended to be available to purchase real estate properties in accordance with the Account’s investment objective and strategy and to meet the Account’s expense needs and participant redemption requests. During 2008 (and in particular, the second half of 2008), the Account experienced significant net participant transfers out of the Account. Due in large part to this activity, the Account’s liquid assets as of December 31, 2008 declined to approximately 4.0% of the Account’s total investments and the TIAA general account’s liquidity guarantee was initially executed in December 2008. See “Establishing and Managing the Account – The Role of TIAA – Liquidity Guarantee” on page 28.

          If the amount of net participant transfers out of the Account were to continue, particularly at a rate similar to 2008, we may not have enough available liquid assets to pursue, or consummate, new investment opportunities presented to us that are otherwise attractive to the Account. This, in turn, could harm the Account’s returns. Management cannot predict with precision whether the level of net participant transfers will stabilize in the near term. Additionally, even if net transfers out of the Account ceased for a period of time, there is no guarantee that redemption activity would not increase again, perhaps in a significant and rapid manner.

          Risks of Borrowing: The Account acquires some of its properties subject to existing financing or by borrowing new funds at the time of purchase, and may from time to time place new leverage on, increase the leverage already placed on, or refinance maturing debt on, existing properties the Account owns. The Account may incur indebtedness, in the aggregate, either directly or through its joint venture investments, an amount up to 30% of the Account’s total net assets (measured at the time of incurrence), and the Account may borrow up to 70% of the then-current value of a particular property. Among the risks of borrowing money and investing in a property subject to a mortgage are:

•

Regardless of the quality of the Account’s property for which financing or refinancing is sought, general economic conditions, dislocations in the capital or credit markets generally or the market conditions then in effect in the real estate finance industry, may hinder the Account’s ability to obtain financing

TIAA Real Estate Account ▪ Prospectus	19

or refinancing for its property investments on favorable terms or at all. Such unfavorable terms might include high interest rates, increased fees and costs and restrictive covenants applicable to the Account’s operation of the property. Longer term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions could adversely affect our access to financing necessary to make profitable real estate investments. Our failure to obtain financing or refinancing on favorable terms due to the current state of the credit markets or otherwise could have an adverse impact on the returns of the Account.

•

The Account may be unable to make its loan payments, which could result in a default on its loan. The lender then could foreclose on the underlying property and the Account would lose the value of its investment in the foreclosed property.

•

If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account may not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing on terms commercially acceptable to the Account or at all. The Account then may be forced to sell the property or other properties under unfavorable market conditions or default on its mortgage, resulting in the lender exercising its remedies, which may include repossession of the property and the Account could lose the value of its investment in that property.

•

If the Account takes out variable-rate loans, the Account’s returns may be volatile when interest rates are volatile. Further, to the extent that the Account takes out fixed-rate loans and interest rates subsequently decline, this may cause the Account to pay interest at above-market rates for a significant period of time. Any hedging activities the Account engages in to mitigate this risk may not fully protect the Account from the impact of interest rate volatility.

•	The market valuation of mortgage loans payable could have an adverse impact on the Account’s performance.

A general disruption in the credit markets, such as the credit markets have been recently experiencing, may aggravate some or all of these risks.

          Regulatory Risks: Government regulation at the federal, state and local levels, including, without limitation, zoning laws, rent control or rent stabilization laws, laws regulating housing on the Account’s multifamily residential properties, the Americans with Disabilities Act, property taxes and fiscal, accounting, environmental or other government policies, could operate or change in a way that adversely affects the Account and its properties. For example, these regulations could raise the cost of owning, improving or maintaining properties, present barriers to otherwise desirable investment opportunities or make it harder to sell, rent, finance, or refinance properties either on economically desirable terms, or at all, due to the increased costs associated with regulatory compliance.

20	Prospectus ▪ TIAA Real Estate Account

          Environmental Risks: The Account may be liable for damage to the environment or injury to individuals caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning up hazardous substances found on a property, even if it didn’t know of and wasn’t responsible for the hazardous substances. If any hazardous substances are present or the Account doesn’t properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. Further, environmental laws may impose restrictions on the manner in which a property may be used, the tenants which may be allowed, or the manner in which businesses may be operated, which may require the Account to expend funds. These laws may also cause the most ideal use of the property to differ from that originally contemplated and as a result could impair the Account’s returns. The cost of any required cleanup relating to a single real estate investment (including remediating contaminated property) and the Account’s potential liability for environmental damage, including paying personal injury claims and performing under indemnification obligations to third parties, could exceed the value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets.

          Uninsurable Losses: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, floods or environmental or industrial hazards or accidents) may be uninsurable or so expensive to insure against that it is economically disadvantageous to buy insurance for them, and, depending on the insurance which the Account has on its properties, may be subject to aggregate caps on proceeds. If a disaster that we haven’t insured against occurs, if the insurance contains a high deductible, or if the aggregate insurance proceeds for a particular type of casualty are capped, the Account could lose some of its original investment and any future profits from the property. Further, the Account may not have sufficient access to external sources of funding to repair or reconstruct a damaged property to the extent insurance proceeds do not cover the full loss. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant.

          Risks of Developing Real Estate or Buying Recently Constructed Properties: If the Account chooses to develop a property or buys a recently constructed property, it may face the following risks:

•

In developing real estate, there may be delays or unexpected increases in the cost of property development and construction due to strikes, bad weather, material shortages, increases in material and labor costs or other events.

•	Because external factors may have changed from when the project was originally conceived (e.g., slower growth in the local economy, higher interest

TIAA Real Estate Account ▪ Prospectus	21

rates, or overbuilding in the area), the property may not operate at the income and expense levels first projected or may not be developed in the way originally planned or at all.

Risks of Joint Ownership: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks.

•	The co-venturer may have interests or goals inconsistent with those of the Account, including during times when a co-venturer may be experiencing financial difficulty.

•

The co-venturer may be unable to fulfill its obligations (such as to fund its pro rata share of committed capital, expenditures or guarantee obligations of the venture) during the term of such agreement or may become insolvent or bankrupt, any of which could expose the Account to greater liabilities than expected and frustrate the investment objective of the venture.

•

If a co-venturer doesn’t follow the Account’s instructions or adhere to the Account’s policies, the jointly owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

•

The Account may have limited rights with respect to the underlying property pursuant to the terms of the joint venture, including the right to operate, manage or dispose of a property, and a co-venturer could have approval rights over the sale of the underlying property.

•	A co-venturer can make it harder for the Account to transfer its equity interest in the venture to a third party, which could adversely impact the valuation of the Account’s interest in the venture.

          Risks with Purchase-Leaseback Transactions: To the extent the Account invested in a purchase leaseback transaction, the major risk is that the third party lessee will be unable to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

RISKS OF MAKING MORTGAGE LOAN INVESTMENTS

          The Account’s investment strategy includes, to a limited extent, investments in mortgage loans (i.e., the Account serving as lender).

•	General Risks of Mortgage Loans: The Account will be subject to the risks inherent in making mortgage loans, including:

•

The borrower may default on the loan, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security.

	•	The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk. Upon default, the Account may not

22	Prospectus ▪ TIAA Real Estate Account

be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic’s or tax liens, may have priority over the Account’s security interest.

•

A deterioration in the financial condition of tenants, which could be caused by general or local economic conditions or other factors beyond the control of the Account, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.

	•	The borrower may be unable to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

•

If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have volatile yields. Further, to the extent the Account makes mortgage loans with fixed interest rates, it may receive lower yields than that which is then available in the market if interest rates rise generally.

•

Prepayment Risks: The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays a loan early. Also, we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.

•

Interest Limitations: The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, we could incur penalties or may be unable to enforce payment of the loan.

•	Risks of Participations: To the extent the Account invested in a participating mortgage, the following additional risks would apply:

•

The participation feature, in tying the Account’s returns to the performance of the underlying asset, might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

•

In very limited circumstances, a court may characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest or become liable for the borrower’s debts.

RISKS OF INVESTING IN REAL ESTATE INVESTMENT TRUST (“REIT”) SECURITIES

          Investments in REIT securities are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying properties owned by the entity, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk and potentially significant price volatility due to changing conditions in the financial markets and, in particular, changes in

TIAA Real Estate Account ▪ Prospectus	23

overall interest rates, regardless of the value of the underlying real estate such REIT may own.

          In addition, REITs are tax regulated entities established to invest in real estate-related assets. REITs do not pay federal income taxes if they distribute most of their earnings to their shareholders and meet other tax requirements. As a result, REITs are subject to tax risk in continuing to qualify as a REIT.

RISKS OF MORTGAGE-BACKED SECURITIES

          The Account from time to time has invested in mortgage-backed securities and may in the future invest in such securities. Mortgage-backed securities are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. The underlying mortgage loans may experience defaults with greater frequency than projected when such mortgages were underwritten, which would impact the values of these securities, and could hamper our ability to sell such securities. In particular, these types of investments may be subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated prepayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors.

          Importantly, the market value of these securities is also highly sensitive to changes in interest rates, liquidity of the secondary market and economic conditions impacting financial institutions and the credit markets generally. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. Further, volatility and disruption in the mortgage market and credit markets generally (such as has recently been the case) may cause there to be a very limited or even no secondary market for these securities and they therefore may be harder to sell than other securities.

CONFLICTS OF INTEREST WITHIN TIAA

          TIAA and its affiliates (including Teachers Advisors, Inc., its wholly owned subsidiary and a registered investment adviser) have interests in other real estate programs and accounts and also engage in other business activities and as such, they will have conflicts of interest in allocating their time between the Account’s business and these other activities. Also, the Account may be buying properties at the same time as TIAA affiliates that may have similar investment objectives to those of the Account. There is also a risk that TIAA will choose a property that provides lower returns to the Account than a property purchased by TIAA and its

24	Prospectus ▪ TIAA Real Estate Account

affiliates. Further, the Account will likely acquire properties in geographic areas where TIAA and its affiliates own properties. In addition, the Account may desire to sell a property at the same time another TIAA affiliate is selling a property in an overlapping market. Conflicts could also arise because some properties owned by TIAA and its affiliates may compete with the Account’s properties for tenants. Among other things, if one of the TIAA entities attracts a tenant that the Account is competing for, the Account could suffer a loss of revenue due to delays in locating another suitable tenant. TIAA has adopted allocation policies and procedures applicable to the purchasing conflicts scenario, but the resolution of such conflicts may be economically disadvantageous to the Account. As a result of TIAA’s and its affiliates’ obligations to other current and potential TIAA-sponsored investment vehicles with similar objectives to those of the Account, there is no assurance that the Account will be able to take advantage of every attractive investment opportunity that otherwise is in accordance with the Account’s investment objectives. For a discussion of the relevant allocation policies and procedures TIAA has established, see “Establishing and Managing the Account – the Role of TIAA – Conflicts of Interest.”

RISKS OF U.S. GOVERNMENT AGENCY SECURITIES AND CORPORATE OBLIGATIONS

          The Account invests in securities issued by U.S. government agencies and U.S. government sponsored entities. Some of these issuers may not have their securities backed by the full faith and credit of the U.S. government, which could adversely affect the pricing and value of such securities. Also, the Account invests in corporate obligations (such as commercial paper) and while the Account seeks out such holdings in short-term, higher-quality liquid instruments, the ability of the Account to sell these securities may be uncertain, particularly when there are general dislocations in the finance or credit markets, such as has recently been the case. Any such volatility could have a negative impact on the value of these securities. Further, transaction activity generally may fluctuate significantly from time to time, which could impair the Account’s ability to dispose of a security at a favorable time, regardless of the credit quality of the underlying issuer. Further, inherent with investing in any corporate obligation is the risk that the credit quality of the issuer will deteriorate, which could cause the obligations to be downgraded and hamper the value or the liquidity of these securities.

RISKS OF LIQUID INVESTMENTS

          The Account’s investments in marketable securities and mortgage loans receivable are subject to the following general risks:

•

Financial Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due (and/or declare bankruptcy or be subject to receivership) and, for common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

TIAA Real Estate Account ▪ Prospectus	25

•

Market Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

•	Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment.

•

Deposit / Money Market Risk — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. In addition, there is some risk that investments held in money market accounts or funds can suffer losses.

          Further, to the extent that a significant portion of the Account’s net assets at any particular time are comprised of cash, cash equivalents and marketable securities, the Account’s returns may suffer as compared to the return that could have been generated by more profitable real estate related investments.

RISKS OF FOREIGN INVESTMENTS

          In addition to other investment risks noted above, foreign investments present the following special risks:

•

The value of foreign investments or rental income can increase or decrease due to changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments and foreign regulations.

•	Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

•

It may be more difficult to obtain and collect a judgment on foreign investments than on domestic investments, and the costs associated with contesting claims relating to foreign investments may exceed those costs associated with a similar claim on domestic investments.

•

We may invest from time to time in securities issued by (1) entities domiciled in foreign countries, (2) domestic affiliates of such entities and/or (3) foreign domiciled affiliates of domestic entities. Such investments could be subject to the risks associated with investments subject to foreign regulation, including political unrest or the repatriation or nationalization of the issuer’s assets. These events could depress the value of such securities and/or make such securities harder to sell on favorable terms, if at all.

•	The Account may, but is not required to, seek to hedge its exposure to changes in currency rates, which could involve extra costs. Further, any hedging activities might not be successful.

NO OPPORTUNITY FOR PRIOR REVIEW OF PURCHASE

          Investors do not have the opportunity to evaluate the economic or financial merit of the purchase of a property or other investment before the Account completes the purchase, so investors will need to rely solely on TIAA’s judgment

26	Prospectus ▪ TIAA Real Estate Account

and ability to select investments consistent with the Account’s investment objective and policies. Further, the Account may change its investment objective and pursue specific investments in accordance with any such amended investment objective without the consent of the Account’s investors.

RISKS OF REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940

          The Account has not registered, and management intends to continue to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.

          If the Account were obligated to register as an investment company, the Account would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things, limitations on capital structure, restrictions on certain investments, compliance with reporting, record keeping, voting and proxy disclosure requirements and other rules and regulations that could significantly increase its operating expenses and reduce its operating flexibility. To maintain compliance with the exemptions from the Investment Company Act, the Account may be unable to sell assets it would otherwise want to sell and may be unable to purchase securities it would otherwise want to purchase, which might materially adversely impact the Account’s performance.

TIAA Real Estate Account ▪ Prospectus	27

ESTABLISHING AND MANAGING THE ACCOUNT — THE ROLE OF TIAA

ESTABLISHING THE ACCOUNT

          TIAA’s Board of Trustees established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the State of New York Insurance Department (NYID) and the insurance departments of some other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations are obligations of TIAA, the Account’s income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, we can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

MANAGING THE ACCOUNT

          TIAA employees, under the direction and control of TIAA’s Board of Trustees and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA adopted for the Account. The Account does not have officers, directors or employees. TIAA’s investment management responsibilities include:

•	identifying, recommending and purchasing appropriate real estate-related and other investments;

•	providing (including by arranging for others to provide) all portfolio accounting, custodial, and related services for the Account; and

•	arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments.

          TIAA and its affiliates provide all services to the Account at cost. For more information about the charge for investment management services, see “Expense Deductions” on page 88.

          You don’t have the right to vote for TIAA Trustees. See “General Matters —Voting Rights” on page 114. For information about the Trustees, certain executive officers of TIAA and the Account’s portfolio management team, see Appendix A of this prospectus on page 168.

          TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA) are allocated to the Account, TIAA will be acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.

LIQUIDITY GUARANTEE

          The TIAA general account provides the Account with a liquidity guarantee —i.e., TIAA ensures that the Account has funds available to meet participant redemption, transfer or cash withdrawal requests. If the Account can’t fund

28	Prospectus ▪ TIAA Real Estate Account

participant requests from the Account’s own cash flow and liquid investments, the TIAA general account will fund them by purchasing Account accumulation units (accumulation units that are purchased by TIAA are generally referred to as “liquidity units”) issued by the Account. TIAA guarantees that you can redeem your accumulation units at their accumulation unit value next determined after your transfer or cash withdrawal request is received in good order. Liquidity units owned by TIAA are valued in the same manner as accumulation units owned by the Account’s participants. Importantly, however, this liquidity guarantee is not a guarantee of the investment performance of the Account or a guarantee of the value of your units. Transfers from the Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter (except for specifically prescribed systematic withdrawals established in accordance with the terms of the participant’s contract and employer’s plan), and cash withdrawals may be made only as allowed by the terms of your plan. Note that TIAA may redeem its liquidity units more frequently than once per calendar quarter, subject at all times to the oversight and approval of the Account’s independent fiduciary (discussed in more detail in the subsection entitled “—Role of the Independent Fiduciary” immediately below). The Account pays TIAA for the liquidity guarantee through a daily deduction from the Account’s net assets. See “Expense Deductions” on page 88.

          Primarily as a result of significant net participant transfers throughout 2008 (in particular, in the second half of 2008), pursuant to this liquidity guarantee obligation, the TIAA general account purchased an aggregate of $155.6 million of liquidity units issued by the Account on December 24, 2008. Subsequent to December 24, 2008 and through March 18, 2009, the TIAA general account has purchased an additional $787.0 million in the aggregate of liquidity units in a number of separate transactions. As of the date of this prospectus, no liquidity units have been redeemed by TIAA. Management cannot predict the extent to which future liquidity unit purchases will be required under this liquidity guarantee, nor can management predict when such liquidity units will be redeemed in part or in full.

ROLE OF THE INDEPENDENT FIDUCIARY

          Because TIAA’s ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor in 1996 (PTE 96-76). In connection with the exemption, TIAA has appointed an independent fiduciary for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are in accordance with the Account’s investment guidelines. Real Estate Research Corporation, a real estate consulting firm whose principal offices are located in Chicago, Illinois, was initially appointed as independent fiduciary effective March 1, 2006 and currently serves as the Account’s independent fiduciary. The independent fiduciary’s responsibilities include:

TIAA Real Estate Account ▪ Prospectus	29

•	reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines;

•	reviewing and approving valuation procedures for the Account’s properties;

•

approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal;

•	reviewing and approving how the Account values accumulation and annuity units;

•	approving the appointment of all independent appraisers;

•	reviewing the purchase and sale of units by TIAA to ensure that the Account uses the correct unit values; and

•

requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to ensure the Account has correctly valued a property.

          In addition, Real Estate Research Corporation has certain responsibilities with respect to the Account that it had historically undertaken or is currently undertaking with respect to TIAA’s purchase and ownership of liquidity units, including among other things, reviewing the purchases and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In addition, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point;

•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and

•

once the trigger point has been reached, participating in a program, if any, to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. If the independent fiduciary were to determine that TIAA’s ownership should be reduced following the trigger point, its role in participating in any asset sales program would include (i) participating in the selection of properties for sale, (ii) providing sales guidelines and (iii) approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

          As of the date of this prospectus, the independent fiduciary, which has the right to adjust the trigger point, has established the trigger point at 45% of the outstanding accumulation units and it will continue to monitor TIAA’s ownership interest in the Account and provide further recommendations as necessary. As of March 18, 2009, TIAA owned 8.7% of the outstanding accumulation units of the Account.

30	Prospectus ▪ TIAA Real Estate Account

          A special subcommittee consisting of five (5) independent outside members of the Investment Committee of TIAA’s Board of Trustees renewed the appointment of Real Estate Research Corporation as the independent fiduciary for an additional three-year term, which appointment is effective as of January 1, 2009, and continues through February 29, 2012. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of three (3) out of the five (5) subcommittee members and will not be reappointed if two (2) of the subcommittee members disapprove the reappointment. The independent fiduciary can resign after at least 180 days’ written notice.

          TIAA pays the independent fiduciary directly. The investment management charge paid to TIAA includes TIAA’s costs for retaining the independent fiduciary. Under PTE 96-76, the independent fiduciary must receive less than 5 percent of its annual gross revenues (including payment for its services to the Account) from TIAA and its affiliates.

          When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure including the disclosure in this prospectus, you are also acknowledging that you approve and accept Real Estate Research Corporation or any successor to serve as the Account’s independent fiduciary.

CONFLICTS OF INTEREST

          General. Employees of TIAA that provide advice with respect to the Real Estate Account may also provide investment advice with respect to investments managed by Teachers Advisors, Inc. (“Advisors”), an indirect, wholly owned subsidiary of TIAA and a registered investment adviser. In addition, TIAA and its affiliates offer (and may in the future offer) other accounts and investment products that are not managed under an “at cost” expense structure. Therefore, TIAA and its employees may at times face various conflicts of interest. For example, the TIAA General Account and a privately offered core property investment fund managed by Advisors (the “core property investment fund”) may sometimes compete with the Real Estate Account in the purchase of investments. (Each of the TIAA General Account, the Real Estate Account and the core property investment fund together with any other real estate accounts or funds that are established or may be established by TIAA or its affiliates in the future, are herein referred to as an “account.”)

          Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to the Real Estate Account, the General Account, the core property investment fund and other accounts to avoid conflicts of interest. TIAA or its affiliates may form other real estate investment vehicles in the future and we will take steps to assure that those vehicles are integrated into these conflict of

TIAA Real Estate Account ▪ Prospectus	31

interest policies. TIAA does not accept acquisition or placement fees for the services it provides to the Account.

          Allocation Procedure. TIAA and its affiliates allocate new investments (including real property investments and discrete real estate related investment opportunities, but generally not limited partnership investments) among the accounts in accordance with a written allocation procedure as adopted by TIAA and modified from time to time. Generally, the portfolio managers for each of the accounts will identify acquisition opportunities which conform to the investment strategy of the account. If more than one account expresses an interest and an informal resolution cannot be reached, a special TIAA Allocation Committee, consisting primarily of senior TIAA real estate professionals (including the portfolio managers for each account), will seek to resolve any conflict by considering a number of factors, including the investment strategy of the bidding account, the relative capital available for investment by each account, liquidity requirements, portfolio diversification, whether the property would be at a competitive disadvantage to properties owned by another account in the subject market and such other factors deemed relevant by the Allocation Committee (and subject to any investment limitations or other requirements in the account’s governing documents, investment guidelines or applicable laws or regulations (including ERISA and insurance laws)). If this analysis does not determine, by a unanimous vote of the Allocation Committee, which account should participate in a transaction, a strict rotation system will be used whereby the interested account highest on the list will be allowed to participate in the transaction, and then such account will drop to the bottom of the list thereafter. The secretary of the Allocation Committee will prepare a quarterly report describing the allocations made during the previous quarter based on this allocation procedure. This report will also be reviewed by a committee of senior TIAA executives which is separate from the Allocation Committee and which functions as an internal monitor of compliance with this allocation procedure.

          Leasing Conflicts. Conflicts could also arise because some properties in the TIAA General Account, the core property investment fund and other accounts may compete for tenants with the Real Estate Account’s properties. Management believes the potential for leasing conflicts are minimized by the unique characteristics of each property, including location, submarket, physical characteristics, amenities and lease rollover schedules. Management believes the differing business strategies of the accounts also reduce potential conflicts. If a conflict arises, as appropriate, the competing accounts will arrange that different property managers and leasing brokers are engaged, each charged with using their best efforts to support the property management and leasing activity for each particular property and an ethical screen will be placed between the internal asset managers for the respective properties. Any conflicts that arise will be reported to the next occurring TIAA Allocation Committee review meeting.

          Sales Conflicts. Conflicts could also potentially arise when two TIAA accounts attempt to sell properties located in the same market or submarket,

32	Prospectus ▪ TIAA Real Estate Account

especially if there are a limited number of potential purchasers and/or if such purchaser has an ongoing business relationship with TIAA or one of its specific accounts.

INDEMNIFICATION

          The Account has agreed to indemnify TIAA and its affiliates, including its officers and trustees, against certain liabilities to the extent permitted by law, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

DESCRIPTION OF PROPERTIES

THE PROPERTIES — IN GENERAL

          As of December 31, 2008, the Account owned a total of 108 real estate property investments (96 of which were wholly owned and 12 of which were held in real estate related joint ventures), representing 93.48% of the Account’s total investment portfolio. The real estate portfolio included:

•	45 office properties (five of which were held in joint ventures and one property located in London, United Kingdom);

•	26 industrial properties (including one held in a joint venture);

•	20 apartment complexes;

•	16 retail properties (including five held in joint ventures and one property located in Paris, France); and

•	a 75% joint venture interest in a portfolio of storage facilities located throughout the United States.

          Of the 108 real estate property investments, 27 were subject to debt (including seven joint venture property investments).

          In the table immediately below you will find general information about each of the Account’s portfolio property investments as of December 31, 2008. The Account’s property investments include both properties that are wholly owned by the Account and properties owned by the Account’s joint venture investments. Certain property investments are comprised of a portfolio of properties.

TIAA Real Estate Account ▪ Prospectus	33

Property	Location	Year Built	(1)	Year Purchased	(2)	Rentable Area (Sq. ft.)	(3)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(4)	Market Value	(5)

OFFICE PROPERTIES
1001 Pennsylvania Ave	Washington, DC	1987		2004		756,603		100%	$38.81		$550,756,966	(6)
Four Oaks Place	Houston, TX	1983		2004		1,754,334		97%	18.96		$438,000,000	(6)
Fourth & Madison(7)	Seattle, WA	2002		2004		845,533		98%	29.59		$407,500,000	(6)
50 Fremont Street	San Francisco, CA	1983		2004		817,412		99%	32.50		$386,600,000	(6)
780 Third Avenue	New York, NY	1984		1999		487,566		90%	51.70		$341,000,000
99 High Street	Boston, MA	1971		2005		731,204		91%	30.40		$320,107,068	(6)
The Newbry	Boston, MA	1940-1961	(9)	2006		607,424		90%	38.35		$315,600,000
Lincoln Centre	Dallas, TX	1984		2005		1,638,132		86%	17.21		$269,000,000	(6)
701 Brickell	Miami, FL	1986	(11)	2002		675,424		98%	32.85		$255,000,000	(6)
1900 K Street	Washington, DC	1996		2004		339,060		100%	44.44		$245,000,000
Yahoo! Center(10)	Santa Monica, CA	1984		2004		1,087,954		86%	39.18		$239,747,953
1 & 7 Westferry Circus	London, UK	1992, 1993		2005		391,442		100%	47.29		$232,801,862	(6)(8)
275 Battery(12)	San Francisco, CA	1988		2005		472,261		92%	36.69		$220,025,358
Wilshire Rodeo Plaza	Beverly Hills, CA	1935, 1984		2006		264,287		98%	44.69		$213,783,319	(6)
Mellon Financial Center at One Boston Place(13)	Boston, MA	1970	(11)	2002		788,364		98%	45.99		$212,083,264
1401 H Street NW	Washington, D.C.	1992		2006		350,635		100%	33.42		$194,600,000	(6)
Ten & Twenty Westport Road	Wilton, CT	1974(11); 2001		2001		538,840		100%	29.93		$174,400,000
Millennium Corporate Park	Redmond, WA	1999, 2000		2006		536,884		97%	14.81		$162,192,911
980 9th Street and 1010 8th Street(14)	Sacramento, CA	1992		2005		455,606		92%	26.37		$151,600,000
Urban Centre	Tampa, FL	1984, 1987		2005		547,979		89%	22.40		$113,274,489
Treat Towers(15)	Walnut Creek, CA	1999		2003		367,313		83%	23.78		$105,074,348
Pacific Plaza	San Diego, CA	2000, 2002		2007		215,758		63%	22.23		$104,969,706	(6)
Inverness Center	Birmingham, AL	1980-1985		2005		903,857		99%	12.09		$102,891,256
88 Kearny Street	San Francisco, CA	1986		1999		228,358		83%	40.40		$99,815,000
Morris Corporate Center III	Parsippany, NJ	1990		2000		526,052		81%	20.51		$94,955,176
The Ellipse at Ballston	Arlington, VA	1989		2006		194,914		98%	32.75		$84,018,202
Prominence in Buckhead(15)	Atlanta, GA	1999		2003		423,916		95%	28.69		$78,209,416
Oak Brook Regency Towers	Oakbrook, IL	1977	(11)	2002		402,318		83%	13.44		$75,936,788
Parkview Plaza	Oakbrook, IL	1990		1997		264,461		100%	16.63		$65,846,414

34	Prospectus ▪ TIAA Real Estate Account

The North 40 Office Complex	Boca Raton, FL	1983, 1984		2006	350,000	89%	$11.01	$64,397,949
Camelback Center	Phoenix, AZ	2001		2007	231,345	94%	22.94	$58,000,000
8270 Greensboro Drive	McLean, VA	2000		2005	158,110	100%	36.86	$57,000,000
West Lake North Business Park	Westlake Village, CA	2000		2004	198,558	88%	22.55	$54,424,547
One Virginia Square	Arlington, VA	1999		2004	116,077	100%	38.43	$51,796,610
Capitol Place	Sacramento, CA	1988	(11)	2003	161,051	97%	28.87	$50,000,000
The Pointe on Tampa Bay	Tampa, FL	1982	(11)	2002	250,357	97%	23.08	$49,700,000
Centerside I	San Diego, CA	1982		2004	202,913	60%	18.31	$46,400,000
Wellpoint	Westlake Village, CA	1986, 1998		2006	181,000	100%	16.04	$46,000,000
3 Hutton Centre	Santa Ana, CA	1985	(11)	2003	197,819	52%	13.89	$45,709,764
4200 West Cypress Street	Tampa, FL	1989		2003	219,815	100%	23.61	$41,568,436
Park Place on Turtle Creek	Dallas, TX	1986		2006	177,169	87%	21.06	$40,094,406
Preston Sherry Plaza	Dallas, TX	1986		2007	147,008	89%	22.43	$38,400,000	(6)
Tysons Executive Plaza II(16)	McLean, VA	1988		2000	257,740	86%	25.93	$36,047,976
Needham Corporate Center	Needham, MA	1987		2001	138,259	89%	21.04	$32,493,814
Creeksides at Centerpoint	Kent, WA	1985		2006	218,712	67%	10.41	$27,200,000

Subtotal—Office Properties						92%		$6,994,022,998

INDUSTRIAL PROPERTIES
Ontario Industrial Portfolio(16)	Various, CA	1997-1998		1998, 2000, 2004	3,981,894	78%	$3.29	$278,000,000	(6)
Dallas Industrial Portfolio(18)(19)	Dallas and Coppell, TX	1997-2001		2000-2002	3,684,941	91%	2.68	$141,328,444
Southern California RA Industrial Portfolio	Los Angeles, CA	1982		2004	920,078	91%	5.67	$107,218,320
Rancho Cucamonga Industrial Portfolio(20)	Rancho Cucamonga, CA	2000-2002		2000; 2001; 2002; 2004	1,490,235	62%	2.13	$102,300,000
Seneca Industrial Park	Pembroke Park, FL	1999-2001		2007	882,182	83%	5.66	$101,296,137
Great West Industrial Portfolio	Rancho Cucamonga and Fontana, CA	2004-2005		2008	1,369,645	100%	2.63	$93,600,000
Rainier Corporate Park	Fife, WA	1991-1997		2003	1,104,646	99%	3.90	$81,034,580
Chicago Industrial Portfolio(19)	Chicago and Joliet, IL	1997-2000		1998; 2000	1,427,699	97%	4.07	$78,022,333
Shawnee Ridge Industrial Portfolio	Atlanta, GA	2000-2005		2005	1,422,922	100%	3.32	$69,000,000
IDI National Portfolio(21)	Various, U.S.	1999-2004		2004	3,655,671	95%	3.08	$67,730,752
Regal Logistics Campus	Seattle, WA	1999-2004		2005	968,535	100%	4.15	$67,000,000
Chicago CALEast Industrial Portfolio(22)	Chicago, IL	1974-2005		2003	1,145,152	100%	3.75	$63,931,502
Northern California RA Industrial Portfolio(19)	Oakland, CA	1981		2004	657,602	78%	3.70	$63,456,497
Atlanta Industrial Portfolio(19)	Lawrenceville, GA	1996-1999		2000	1,295,440	97%	2.73	$54,001,468

TIAA Real Estate Account ▪ Prospectus	35

Property	Location	Year Built	(1)	Year Purchased	(2)	Rentable Area (Sq. ft.)	(3)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(4)	Market Value	(5)

New Jersey CALEast Industrial Portfolio	Cranbury, NJ	1982-1989		2003		807,773		100%	$4.05		$49,000,000
South River Road Industrial	Cranbury, NJ	1999		2001		858,957		53%	1.58		$43,872,143
GE Appliance East Coast Distribution Facility	Perryville, MD	2003		2005		1,004,000		100%	2.82		$40,500,000
Pinnacle Industrial/DFW Trade Center	Grapevine. TX	2003, 2004, 2006		2006		899,200		100%	3.04		$38,732,826
Northeast RA Industrial Portfolio	Boston, MA	2000		2004		384,000		75%	4.42		$30,793,863
Centre Pointe and Valley View	Los Angeles County, CA	1965-1989		2004		307,685		88%	5.08		$29,000,000
Broadlands Business Park	Elkton, MD	2006		2006		756,600		100%	2.85		$27,519,795
Northwest RA Industrial Portfolio	Seattle, WA	1996		2004		312,321		100%	4.65		$24,100,000
Summit Distribution Center	Memphis, TN	2002		2003		708,532		100%	2.60		$22,700,000
Konica Photo Imaging Headquarters	Mahwah, NJ	1999		1999		168,000		0%	—		$18,300,000
Airways Distribution Center	Memphis, TN	2005		2006		556,600		100%	2.42		$17,400,000
UPS Distribution Facility	Fernley, NV	1998		1998		256,000		100%	3.90		$12,100,000

Subtotal—Industrial Properties								89%			$1,721,938,660

RETAIL PROPERTIES
DDR Joint Venture(23)	Various	Various		2007		16,183,158		92%	$10.99		$712,773,185
The Florida Mall(25)	Orlando, FL	1986	(11)	2002		919,826	(25)	99%	42.57		$281,940,801
Printemps de l’Homme	Paris, FR	1930		2007		142,363		100%	87.19		$247,620,812	(8)
Florida Retail Portfolio(26)	Various, FL	1974-2005		2006		1,289,825		91%	14.43		$196,201,961
Miami International Mall(24)	Miami, FL	1982	(11)	2002		296,746	(25)	97%	37.59		$105,311,660
Westwood Marketplace	Los Angeles, CA	1950	(11)	2002		202,201		100%	29.93		$95,100,000
Marketfair	West Windsor, NJ	1987		2006		233,000		96%	22.09		$90,759,463
Mazza Gallerie	Washington, DC	1975		2004		293,935		99%	16.90		$83,000,375
West Town Mall(24)	Knoxville, TN	1972	(11)	2002		759,447	(25)	96%	22.30		$73,968,649
Publix at Weston Commons	Weston, FL	2005		2006		126,922		100%	24.88		$50,987,272	(6)
South Frisco Village	Frisco, TX	2002		2006		227,175		97%	11.42		$36,300,000	(6)
Plainsboro Plaza	Plainsboro, NJ	1987		2005		206,503		77%	10.87		$33,500,000
The Market at Southpark	Littleton, CO	1988		2004		190,104		93%	10.93		$29,000,000
Champlin Marketplace	Champlin, MN	1998-99, 2005		2007		88,577		98%	12.87		$17,100,540
Suncrest Village	Orlando, FL	1987		2005		93,358		88%	10.54		$15,800,000
Plantation Grove	Ocoee, FL	1995		1995		73,655		91%	10.15		$11,950,000

Subtotal—Retail Properties								90%			$2,081,314,718

36	Prospectus ▪ TIAA Real Estate Account

RESIDENTIAL PROPERTIES(27)
Houston Apartment Portfolio(28)	Houston, TX	1984-2004	2006	NA	97%	NA	$267,468,206
Palomino Park Apartments	Denver, CO	1996-2001	2005	NA	91%	NA	$173,000,000
The Colorado	New York, NY	1987	1999	NA	98%	NA	$153,005,837	(6)
Kierland Apartment Portfolio(29)	Scottsdale, AZ	1996-2000	2006	NA	95%	NA	$146,829,953
Phoenix Apartment Portfolio(30)	Greater Phoenix Area, AZ	1995-1998	2006	NA	94%	NA	$129,244,134
The Legacy at Westwood Apartments	Los Angeles, CA	2001	2002	NA	91%	NA	$89,224,157	(6)
Ashford Meadows Apartments	Herndon, VA	1998	2000	NA	93%	NA	$79,318,923
Larkspur Courts	Larkspur, CA	1991	1999	NA	97%	NA	$71,500,000
South Florida Apartment Portfolio	Boca Raton and Plantation, FL	1986	2001	NA	96%	NA	$62,155,159
The Caruth	Dallas, TX	1999	2005	NA	93%	NA	$61,348,871	(6)
Regents Court Apartments	San Diego, CA	2001	2002	NA	94%	NA	$59,000,000	(6)
1050 Lenox Park	Atlanta, GA	2001	2005	NA	95%	NA	$57,550,000
The Reserve at Sugarloaf	Duluth, GA	2000	2005	NA	93%	NA	$44,900,000	(6)
The Lodge at Willow Creek	Denver, CO	1997	1997	NA	92%	NA	$40,000,000
The Maroneal	Houston, TX	1998	2005	NA	95%	NA	$38,455,941
Glenridge Walk	Atlanta, GA	1996, 2001	2005	NA	97%	NA	$37,575,000
Lincoln Woods Apartments	Lafayette Hill, PA	1991	1997	NA	94%	NA	$32,025,201
Westcreek Apartments	Westlake Village, CA	1988	1997	NA	92%	NA	$31,500,000
Quiet Water at Coquina Lakes	Deerfield Beach, FL	1995	2001	NA	98%	NA	$21,810,474
The Fairways of Carolina	Margate, FL	1993	2001	NA	96%	NA	$20,941,940

Subtotal—Residential Properties					95%		$1,616,853,796

OTHER COMMERCIAL PROPERTIES
Storage Portfolio I(31)	Various, U.S.	1972-1990	2003	2,295,410	83%	$12.82	$67,620,954

Subtotal—Commercial Properties							$10,864,897,330

Total—All Properties					93%		$12,481,751,126

TIAA Real Estate Account ▪ Prospectus	37

(1)	Properties with multiple years built include multiple buildings that opened on different dates.

(2)	Properties with multiple years purchased include multiple buildings that were purchased on various dates.

(3)	The square footage is an approximate measure and is subject to periodic remeasurement.

(4)	Based on total contractual rent for leases existing as of December 31, 2008. The contractual rent can be either on a gross or net basis, depending on the terms of the leases.

(5)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statement of Investments.

(6)	Market value shown represents the Account’s interest gross of debt.

(7)	Formerly known as “IDX Tower”.

(8)

1 & 7 Westferry Circus is located in the United Kingdom, and the market value reflects the Account’s interest gross of debt. Printemps de l’Homme is located in France. The market value of each property is converted from local currency to U.S. Dollars at the exchange rate as of December 31, 2008.

(9)	This property was renovated in 2004 and 2006.

(10)

Formerly known as “Colorado Center” this property held in 50%/50% joint venture with Equity Office Properties Trust. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(11)	Undergone extensive renovations since original construction.

(12)	Formerly known as “Embarcadero Center West”

(13)

The Account purchased a 50.25% interest in a private REIT, which owns this property. A 49.70% interest is owned by Societe Immobiler Trans-Quebec, and .05% is owned by 100 individuals. Market value shown reflects the value of the Account’s interest in joint venture.

(14)	Formerly known as “U.S. Bank Plaza.”

(15)	This investment property is held in a 75%/25% joint venture with Equity Office Properties Trust. Market value shown reflects the value of the Account’s interest in the joint venture.

(16)	This investment property is held in a 50%/50% joint venture with Tennessee Consolidated Retirement System. Market value shown reflects the value of the Account’s interest in the joint venture.

(17)

The Ontario Industrial Portfolio contains six investment properties, including one portfolio which consists of 1.1 million square feet located in Mira Loma, California. As of 1/30/07, 1900 South Burgandy Place was added to the Ontario Industrial Portfolio.

(18)	The Dallas Industrial Portfolio contains ten warehouse distribution properties located in Dallas and Coppell, Texas.

(19)	A portion of this portfolio was sold on 6/27/07.

(20)	Formerly known as “Cabot Industrial Portfolio”. As of 1/31/07 the Weber Distribution property was consolidated into the existing Rancho Cucamonga Industrial Portfolio.

(21)	Property held in 60%/40% joint venture with Industrial Development International. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(22)	A portion of this portfolio was sold on 6/27/07 and 11/7/08.

(23)

This investment property consists of 65 properties located in 13 states are held in a 85%/15% joint venture with Developers Diversified Realty Corporation. Market Value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(24)	This investment property is held in a 50%/50% joint venture with the Simon Property Group. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(25)	Reflects the square footage owned by the joint venture.

(26)

This investment property is held in a 80%/20% joint venture with Weingarten Realty Investors. Market value shown reflects the value of the Account’s interest in the joint venture. This portfolio contains seven neighborhood and/or community shopping centers located in Ft. Lauderdale, Miami, Orlando and Tampa, Florida areas.

(27)	For the average unit size and annual average rent per unit for each residential property, see “Residential Properties” below.

(28)	The Houston Apartment Portfolio contains 11 properties that are a mix of two and three-story luxury garden style apartments and are located in Houston, Texas.

(29)	The Kierland Apartment Portfolio contains three properties that are a mix of two and three-story luxury garden style apartments and are located in Scottsdale, Arizona.

(30)	The Phoenix Apartment Portfolio contains four properties that are a mix of two and three-story luxury garden style apartments and are located in the greater Phoenix area in Arizona.

(31)	Property held in 75%/25% joint venture with Storage USA. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

38	Prospectus ▪ TIAA Real Estate Account

COMMERCIAL (NON-RESIDENTIAL) PROPERTIES

             At December 31, 2008, the Account held 87 commercial (non-residential) property investments in its portfolio, including a portfolio of storage facilities located throughout the United States. Twelve of these property investments were held through joint ventures, and 27 were subject to mortgages (including seven joint venture property investments). Although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed in whole or in part by the tenants.

             Management believes that the Account’s portfolio is diversified by both property type and geographic location. The portfolio consists of:

•	45 office properties containing approximately 21 million square feet located in 14 states, the District of Columbia and the United Kingdom;

•

26 industrial properties containing approximately 31 million square feet located in 11 states, including a 60% interest in a portfolio of industrial properties located throughout the United States; and

•	16 retail properties containing approximately 21 million square feet located in eight states, the District of Columbia and Paris, France.

             One of the retail property investments is an 85% interest in a portfolio containing 65 individual retail shopping centers located throughout the Eastern and Southeastern states. In addition, the Account has a 75% interest in a portfolio of storage facilities located throughout the United States containing approximately 2.3 million square feet.

             As of December 31, 2008, the weighted average overall occupancy rate of the Account’s commercial real estate portfolio was 91%. On a weighted average basis, the Account’s office properties were 92% leased, industrial properties were 89% leased, retail properties were 90% leased and the storage portfolio was 83% leased.

             Major Tenants: The following tables list the Account’s major commercial tenants based on the total space they occupied as of December 31, 2008 in the Account’s properties.

	Occupied Square Feet	Percentage of Total Rentable Area of Account’s

MAJOR OFFICE TENANTS		Office Properties	Non-Residential Properties

Deloitte & Touche	515,969	2.5%	0.7%
Mellon (Boston Co.)	476,078	2.3%	0.7%
BHP Petroleum	463,734	2.2%	0.6%
Southern Company Services, Inc.	456,235	2.2%	0.6%
Yahoo!	448,147	2.2%	0.6%
Microsoft	361,528	1.7%	0.5%
Crowell & Moring	320,539	1.5%	0.4%
ATMOS Energy	312,238	1.5%	0.4%
IDX Systems	309,278	1.5%	0.4%
Pearson	225,299	1.1%	0.3%

TIAA Real Estate Account ▪ Prospectus	39

	Occupied Square Feet	Percentage of Total Rentable Area of Account’s

MAJOR INDUSTRIAL TENANTS		Industrial Properties	Non-Residential Properties

Walmart	1,099,112	3.5%	1.5%
General Electric	1,004,000	3.2%	1.4%
Priority Fulfillment	993,120	3.2%	1.4%
Regal West	968,535	3.1%	1.3%
Kumho Tire	841,325	2.7%	1.1%
First Quality	800,000	2.6%	1.1%
Michelin (TNT)	756,600	2.4%	1.0%
Hewlett-Packard	708,532	2.3%	1.0%
Del Monte	689,660	2.2%	0.9%
RR Donnelley	659,157	2.1%	0.9%

	Occupied Square Feet	Percentage of Total Rentable Area of Account’s

MAJOR RETAIL TENANTS		Retail Properties	Non-Residential Properties

Walmart	944,437	4.4%	1.3%
Kohl’s	609,529	2.9%	0.8%
Ross	565,509	2.7%	0.8%
Publix Super Markets	565,187	2.7%	0.8%
Dick’s Sporting Goods	522,486	2.4%	0.7%
PetSmart	496,595	2.3%	0.7%
Michael’s	474,759	2.2%	0.6%
Bed, Bath & Beyond	455,510	2.1%	0.6%
Old Navy	371,780	1.7%	0.5%
Best Buy	305,995	1.4%	0.4%

          The following tables list the rentable area subject to expiring leases during the next five years, and an aggregate figure for expirations in 2014 and thereafter, in the Account’s commercial (non-residential) properties. While many of these leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options.

OFFICE PROPERTIES Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Office Properties Represented by Expiring Leases

2009	1,839,941	8.8%
2010	2,486,945	11.9%
2011	2,650,295	12.7%
2012	1,696,029	8.1%
2013	2,107,345	10.1%
2014 and thereafter	8,320,137	40.0%

Total	19,100,692	91.6%

40	Prospectus ▪ TIAA Real Estate Account

INDUSTRIAL PROPERTIES Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Industrial Properties Represented by Expiring Leases

2009	4,143,234	13.4%
2010	4,458,557	14.4%
2011	4,333,139	14.0%
2012	1,755,195	5.7%
2013	4,744,226	15.3%
2014 and thereafter	8,164,865	26.3%

Total	27,599,216	89.1%

RETAIL PROPERTIES Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Retail Properties Represented by Expiring Leases

2009	1,174,989	5.5%
2010	1,828,509	8.6%
2011	2,191,075	10.3%
2012	2,361,586	11.1%
2013	2,335,086	10.9%
2014 and thereafter	9,304,020	43.6%

Total	19,195,265	90.0%

RESIDENTIAL PROPERTIES

          The Account’s residential property portfolio currently consists of 20 property investments comprised of first class or luxury multi-family, garden, midrise, and high-rise apartment buildings. The portfolio contains approximately 10,300 units located in nine states and has a 95% average occupancy rate as of December 31, 2008. One of the residential properties in the portfolio is subject to a mortgage. The complexes generally contain one- to three-bedroom apartment units with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating its residential properties.

TIAA Real Estate Account ▪ Prospectus	41

          The table below contains detailed information regarding the apartment complexes in the Account’s portfolio as of December 31, 2008.

Property	Location	Number of Units	Average Unit Size (Square Feet)	Avg. Rent Per Unit/ Per Month

Houston Apartment Portfolio(1)	Houston, TX	2,295	1,063	$1,304
Palomino Park	Highlands Ranch, CO	1,184	1,095	$1,180
Phoenix Apartment Portfolio(1)	Greater Phoenix Area, AZ	1,176	995	$1,101
Kierland Apartment Portfolio(1)	Scottsdale, AZ	1,000	1,047	$1,272
South Florida Apartment Portfolio(1)	Boca Raton and Plantation, FL	550	906	$1,147
Ashford Meadows	Herndon, VA	440	1,057	$1,512
1050 Lenox Park	Atlanta, GA	407	1,030	$1,355
The Caruth Apartments	Dallas, TX	338	1,168	$1,715
The Reserve at Sugarloaf	Duluth, GA	333	1,220	$1,182
The Lodge at Willow Creek	Denver, CO	316	996	$1,067
Maroneal	Houston, TX	309	928	$1,312
Glenridge Walk	Sandy Springs, GA	296	1,146	$1,375
The Colorado	New York, NY	256	617	$3,051
Regents Court	San Diego, CA	251	884	$1,747
Larkspur Courts Apartments	Larkspur, CA	248	1,001	$2,262
Lincoln Woods Apartments	Lafayette Hill, PA	216	774	$1,272
The Fairways at Carolina	Margate, FL	208	1,026	$1,124
Quiet Waters at Coquina	Deerfield Beach, FL	200	1,048	$1,173
Legacy at Westwood	Los Angeles, CA	187	1,181	$3,727
Westcreek Apartments	Westlake Village, CA	126	951	$1,882

(1)	Represents a portfolio containing multiple properties.

RECENT TRANSACTIONS

          The following describes property and financing transactions by the Account since May 1, 2008. Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease. All rental rates are quoted on an annual basis unless otherwise noted.

SALES

Office Properties

          Columbus Office Portfolio – Columbus, OH

          On July 11, 2008, the Account sold an office portfolio investment comprised of three office buildings located in Columbus, Ohio for sales proceeds of approximately $22.0 million and realized a loss of approximately $14.3 million. The Account purchased the property investment on November 30, 1999. The original investment in this property was $30.2 million. At the time of sale, the property had a market value of $22.7 million and a cost to date of $36.3 million according to the records of the Account.

42	Prospectus ▪ TIAA Real Estate Account

Industrial Properties

          FedEx Industrial Portfolio – Crofton, MD

          On November 7, 2008, the Account sold an industrial portfolio investment located in Crofton, Maryland for sales proceeds of approximately $10.4 million and realized a gain of approximately $1.9 million. The Account purchased the portfolio investment on December 18, 1998. The original investment in this property was $7.8 million. At the time of sale, the property had a market value of $10.4 million and a cost to date of $8.4 million.

          East North Central RA Industrial Portfolio – Chicago, IL

          On November 7, 2008, the Account sold an industrial portfolio investment located in Chicago, Illinois for sales proceeds of approximately $31.7 million and realized a loss of approximately $8.5 million. The Account purchased the portfolio investment on September 30, 2004. The original investment in this property was $38.6 million. At the time of sale, the property had a market value of $31.7 million and a cost to date of $40.3 million.

          Chicago CalEast Industrial Portfolio – Chicago, IL

          On November 7, 2008, the Account sold a portion of an industrial portfolio investment comprised of 2 properties (1055 Kingsland and 3950 Swenson) located in Chicago, Illinois for sales proceeds of approximately $5.4 million and a realized loss of approximately $1.9 million. The Account purchased the portfolio investment on December 22, 2003. At the time of sale, the properties had a market value of $5.4 million and a cost to date of $7.4 million.

Residential Properties

          Royal St. George Apartments – West Palm Beach, FL

          On June 26, 2008, the Account sold a residential property investment located in West Palm Beach, Florida for sales proceeds of approximately $23.2 million and a realized gain of approximately $4.4 million. The Account purchased the property investment on December 20, 1996. The original investment in this property was $16.1 million. At the time of sale, the property had a market value of $24.4 million and a cost to date of $18.8 million according to the records of the Account.

Multifamily Properties

          Phoenix Apartment Portfolio – Phoenix, AZ

          On January 13, 2009, the Account sold a portion of a residential portfolio investment (San Montego Apartments) located in Phoenix, Arizona for approximately $20.0 million and realized a loss of approximately $11.7 million. The Account purchased the portfolio investment on June 23, 2006. The original investment in this property was $31.2 million. At the time of sale, the property had a market value of $20.1 million and a cost of $31.7 million.

          Houston Apartment Portfolio – Houston, TX

          On February 19, 2009, the Account sold a portion of a residential portfolio investment (Miramar Townhomes) located in Houston, TX for approximately $8.9

TIAA Real Estate Account ▪ Prospectus	43

million and realized a loss of approximately $5.2 million. The Account purchased the portfolio investment on June 23, 2006. The original investment in this property was $13.8 million. At the time of sale, the property had a market value of $9.0 million and a cost of $14.1 million.

FINANCINGS

          Preston Sherry Plaza – Dallas, TX

          On August 28, 2008, the Account entered into a mortgage agreement in the principal amount of $23.5 million with a fixed interest rate of 5.85% for a period of 7 years. Payment under this loan is interest only for the first three years.

          701 Brickell Avenue – Miami, FL

          On September 16, 2008, the Account entered into a mortgage agreement in the principal amount of $126 million maturing October 2010. Interest is stated at LIBOR plus 200 basis points and, pursuant to the terms of the agreement, the interest rate is capped at 6.50%.

          Four Oaks Place – Houston, TX

          On September 16, 2008, the Account entered into a mortgage agreement in the principal amount of $200 million maturing October 2010. Interest is stated at LIBOR plus 200 basis points and, pursuant to the terms of the agreement, the interest rate is capped at 6.50%.

          The Colorado – New York, NY

          On October 16, 2008, the Account entered into a mortgage agreement in the principal amount of $87.9 million with a fixed interest rate of 5.65% for a period of 7 years.

          The Caruth – Dallas, TX

          On November 13, 2008, the Account entered into a mortgage agreement in the principal amount of $42 million with a fixed interest rate of 5.71% for a period of 7 years.

          Regents Court – San Diego, CA

          On November 18, 2008, the Account entered into a mortgage agreement in the principal amount of $35.9 million with a fixed interest rate of 5.76% for a period of 7 years.

          The Legacy at Westwood – Los Angeles, CA

          On November 18, 2008, the Account entered into a mortgage agreement in the principal amount of $42 million with a fixed interest rate of 5.95% for a period of 7 years.

LEGAL PROCEEDINGS

          The Account is party to various claims and routine litigation arising in the ordinary course of business. As of the date of this prospectus, management of the Account does not believe that the results of any such claims or litigation, individually or in the aggregate, will have a material effect on the Account’s business, financial position or results of operations.

44	Prospectus ▪ TIAA Real Estate Account

SELECTED FINANCIAL DATA

          The following selected financial data should be considered in conjunction with the Account’s financial statements and notes provided in this prospectus (amounts in thousands).

	Years Ended December 31,

	2008	2007	2006	2005	2004

Investment income:
Real estate income, net	$500,434	$529,412	$444,783	$340,090	$239,430
Income from real estate joint ventures and limited partnerships	116,889	93,724	60,789	71,826	71,390
Dividends and interest	81,523	141,914	135,407	70,999	27,509

Total investment income	698,846	765,050	640,979	482,915	338,329
Expenses	153,040	140,294	83,449	56,100	36,728

Investment income, net	545,806	624,756	557,530	426,815	301,601
Net realized and unrealized (loss) gain on investments and mortgage loans payable	(2,513,024)	1,438,435	1,056,671	765,970	414,580

Net (decrease) increase in net assets resulting from operations	(1,967,218)	2,063,191	1,614,201	1,192,785	716,181
Participant transactions	(4,184,395)	1,464,653	1,969,781	2,110,376	1,735,947

Net (decrease) increase in net assets	$(6,151,613)	$3,527,844	$3,583,982	$3,303,161	$2,452,128

	Years Ended December 31,

	2008	2007	2006	2005	2004

Total assets	$13,576,954	$19,232,767	$15,759,961	$11,685,426	$7,843,980
Total liabilities	2,068,030	1,572,230	1,627,268	1,136,715	598,430

Total net assets	$11,508,924	$17,660,537	$14,132,693	$10,548,711	$7,245,550

Number of accumulation units outstanding	41,542	55,106	50,146	42,623	33,338

Net asset value, per accumulation unit	$267.35	$311.41	$273.65	$239.95	$210.44

Mortgage loans payable	$1,830,040	$1,392,093	$1,437,149	$973,502	$499,479

TIAA Real Estate Account ▪ Prospectus	45

QUARTERLY SELECTED FINANCIAL INFORMATION

          The following selected unaudited financial data for each full quarter of 2008 and 2007 are derived from the financial statements of the Account for the years ended December 31, 2008 and 2007. Certain amounts below have been reclassified in accordance with the reclassifications discussed in Note 1 of the Notes to the Financial Statements (amounts in thousands).

	2008

	For the Three Months Ended
					Year Ended December 31
	March 31	June 30	September 30	December 31

Investment income, net	$150,587	$147,564	$129,345	$118,310	$545,806
Net realized and unrealized loss on investments and mortgage loans payable	(28,912)	(101,069)	(462,819)	(1,920,224)	(2,513,024)

Net increase (decrease) in net assets resulting from operations	$121,675	$46,495	$(333,474)	$(1,801,914)	$(1,967,218)

Total return	0.69%	0.27%	-2.07%	-13.18%	-14.15%

	2007

	For the Three Months Ended				Year Ended December 31

	March 31	June 30	September 30	December 31

Investment income, net	$142,721	$158,635	$155,766	$167,634	$624,756
Net realized and unrealized gain on investments and mortgage loans payable	436,764	355,603	442,916	203,152	1,438,435

Net increase in net assets resulting from operations	$579,485	$514,238	$598,682	$370,786	$2,063,191

Total return	4.02%	3.31%	3.66%	2.15%	13.8%

46	Prospectus ▪ TIAA Real Estate Account

MANAGEMENT’S DISCUSSION AND ANALYSIS OF THE ACCOUNT’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and notes contained in this prospectus and with consideration to the sub-section entitled “Forward-Looking Statements,” which begins below, and the section entitled “Risks,” which begins on page 14. The past performance of the Account is not indicative of future results.

FORWARD-LOOKING STATEMENTS

          Some statements in this prospectus which are not historical facts may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on current expectations, estimates and projections about the real estate industry, domestic and global economic conditions, including conditions in the credit markets, the markets in which the Account operates, management’s beliefs, assumptions made by management and the transactions described in this prospectus. While management believes the assumptions underlying any of its forward-looking statements and information to be reasonable, such information may be subject to uncertainties and may involve certain risks which may be difficult to predict and are beyond management’s control. Forward-looking statements involve risks and uncertainties, some of which are referenced in the section of the prospectus entitled “Risks” and in this prospectus below and also in the section entitled “Quantitative and Qualitative Disclosures About Market Risk,” that could cause actual results to differ materially from historical experience or management’s present expectations.

          Caution should be taken not to place undue reliance on management’s forward-looking statements, which represent management’s views only as of the date of this prospectus. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

          Commercial real estate market statistics discussed in this section are obtained by the Account from sources that management considers reliable, but some of the data are preliminary for the year or quarter ended December 31, 2008 and may be subsequently revised. Prior period data may have been adjusted to reflect updated calculations. Investors should not rely exclusively on the data presented below in forming a judgment regarding the current or prospective performance of the commercial real estate market generally.

TIAA Real Estate Account ▪ Prospectus	47

2008 U.S. ECONOMIC AND COMMERCIAL REAL ESTATE OVERVIEW

          The TIAA Real Estate Account (the “Account”) invests primarily in high-quality, core commercial real estate in order to meet its investment objective of obtaining favorable long-term returns through rental income and the appreciation of its real estate holdings. The Account does not directly invest in single-family residential real estate, nor does it currently invest in residential mortgage-backed securities (although it may invest in such securities in the future).

         Economic and Capital Markets Overview and Outlook

          Global economic and financial market conditions, which weakened in the first half of 2008, deteriorated significantly during the second half of the year as events such as the failure or takeover of a number of major financial institutions and investment banks subsequently escalated into a global recession and credit crisis. Credit markets became so constrained that the Federal Reserve took several unprecedented steps to stimulate commercial bank lending, including reducing the federal funds rate to zero, and the U.S. Treasury established a $700 billion Troubled Asset Relief Program (“TARP”) initially to assist institutions holding significant illiquid securitized assets. By year-end, over $350 billion of the TARP had been funded, with the bulk going to large financial institutions like Citigroup, Wells Fargo and Bank of America, as well as a number of smaller U.S. banks. In addition to the large financial institutions, companies such as AIG, General Motors and Chrysler also received TARP funding. These actions were intended to loosen credit markets and bolster investor confidence, but were only marginally successful as credit markets remained largely constrained through the end of 2008. During the fourth quarter, the Federal Reserve also authorized the Open Market Desk of the Federal Reserve Bank of New York to purchase debt from Fannie Mae and Freddie Mac and to buy agency-backed mortgage-related securities in an effort to stimulate the U.S. housing market. While mortgage interest rates fell and helped stimulate a small increase in mortgage refinancings, home sales remain depressed and home values continued to decline. Events of the third and fourth quarters, coupled with growing concern about economic conditions, unsettled investors who fled the stock markets for the safety of U.S. government securities. As a result, interest rates on 10-year Treasuries dropped below 3.0% and settled at 2.25% as of year end, a level not seen since the early 1950s. Equity markets also declined sharply. The Dow Jones Industrial Average fell 4.7% during the third quarter and another 19.1% during the fourth quarter. The broader S&P 500 Index retreated even further, dropping 9.4% during the third quarter and 22.6% during the fourth quarter.

          Other indicators of the deterioration in economic conditions include U.S. Gross Domestic Product (“GDP”), a basic indicator of economic activity, which grew modestly in the first half of the year but fell 0.5% in the third quarter and declined 6.2% in the fourth quarter. The 6.2% decline in fourth quarter GDP was the largest drop in quarterly GDP since 1982. Like GDP, U.S. payroll employment declined in 2008 with job cuts accelerating over the course of the year. Late in 2008, the

48	Prospectus ▪ TIAA Real Estate Account

National Bureau of Economic Research (“NBER”) announced that economic activity had peaked in December 2007, and that the U.S. economy had entered a recession in December 2007. (Because of data revisions and lags in data availability, recessions are often announced retroactively by the NBER.) At the time of the NBER announcement, the recession was already a year old and already one of the longest recessions since World War II. Economic conditions, which are summarized in the table below, are generally expected to deteriorate further through the first half of 2009 and remain weak at best during the second half of the year. Most economists expect job losses to continue through the first half of 2009 as businesses seek to cut costs in response to weak consumer demand and the contraction of the global economy. Nearly three million jobs were lost in 2008, a total which has already surpassed the number of jobs lost during each of the last two recessions.

ECONOMIC INDICATORS*

	2007	2008	2008Q1	2008Q2	2008Q3	2008Q4	Forecasted 2009

Economy (% Growth)(1)
Gross Domestic Product (GDP)	2.0%	1.1%	0.9%	2.8%	-0.5%	-6.2%	-1.6%
Inflation (Consumer Price Index)	4.1%	0.1%	3.1%	7.9%	2.6%	-12.7%	-0.4%
Employment Growth (Thousands)	1,152	-2,974	-338	-458	-624	-1,554	N/A
Interest Rates(2)
10 Year Treasury	4.63%	3.66%	3.66%	3.89%	3.86%	3.25%	2.70%
Federal Funds Rate	4.25%	0.0-0.25%	2.25%	2.00%	2.00%	0.0-0.25%	N/A

Sources: BEA, BLS, Federal Reserve, Blue Chip Consensus Forecasts

*	Data subject to revision

(1)	GDP growth rates are annual rates; inflation rates are annualized rates; employment growth is a quarterly change.

(2)	The Treasury rates are an average over the stated time period. The Federal Funds rates are as of the end of the stated time period.

N/A indicates data not available.

          One of the few bright spots is that inflation concerns have dissipated rapidly as oil prices declined from a peak of approximately $150 per barrel in mid-2008 to $50 per barrel at year end 2008. While the price decline has eased the burden on U.S. households, the magnitude of the decline indicates how significantly the global economy has deteriorated. Other broad economic indicators, which are summarized in the table below, suggest that a particularly deep recession is underway. The 2008 holiday season was one of the weakest on record with retail sales falling by 1.5% in December. Households significantly curtailed spending due to concerns about job security and the declines in household wealth resulting from the downturn in the equity markets. Similarly, as seen in the table below, consumer confidence plummeted in December to a new record low of 38, underscoring the uncertainty felt by consumers in the face of rapidly deteriorating

TIAA Real Estate Account ▪ Prospectus	49

economic conditions. At the same time, the housing market showed no signs of improvement despite favorable mortgage interest rates.

BROAD ECONOMIC INDICATORS*

Index 1985=100	2007	2008	Oct-08	Nov-08	Dec-08

Consumer Confidence	103.4	57.9	38.8	44.7	38.0
% Change
Retail Sales(1)	5.2%	1.8%	-1.2%	-0.2%	-1.5%
Housing Starts(2)	-25%	-33%	-40%	-45%	-45%
New Home Sales	-26%	-38%	-44%	-38%	-45%
Unemployment Rate	4.6%	5.8%	6.6%	6.8%	7.2%

*	Data subject to revision

(1)	Retail sales are exclusive of autos, auto parts and gas, and indicate the monthly change from the preceding month.

(2)	Housing data represent the percentage change from the same month in the previous year.

Sources: Conference Board, Census Bureau, Bureau of Labor Statistics

          The Federal Reserve’s January 2009 Beige Book, which reports on regional economic activity to the end of November 2008, provides a synopsis of the difficulties experienced by consumers and businesses throughout the U.S. According to the report, retail sales were generally characterized as weak across all twelve Federal Reserve Districts (“Districts”) despite deep discounting by retailers that started much earlier than usual. Housing markets also remained weak, with most Districts experiencing further reductions in home sales, prices and/or homebuilding. Residential, commercial and industrial lending was reported to be constrained in most Districts due to tightening lending standards. Commercial real estate activity was affected by limited credit availability and had deteriorated in most Districts in conjunction with weakening labor market conditions. Layoffs continued in most Districts across virtually all industries.

          The rapid deterioration of the U.S. economy during the fourth quarter suggests that the economy will remain in recession through the first half of 2009 and probably into the second half of the year. Losses by financial institutions have continued and institutions which received sizeable amounts of the initial disbursements from the TARP, including Citigroup and Bank of America, are slated to receive additional funds during the first quarter of 2009. Further, other industries and sectors are now in need of aid. These include the U.S. auto industry, which received $17 billion in December 2008, but which has already indicated that these funds will not carry them through the necessary redesign of their product lines. Other industries that have been said to be seeking assistance include the steel industry and commercial real estate, as property owners face difficulties in refinancing maturing loans. Businesses are likely to remain under pressure during 2009 as economic conditions continue to deteriorate.

          Consequently, prospects for 2009 depend in large part on the success of unprecedented monetary and fiscal policy actions along with the $787 billion fiscal stimulus package that was recently signed into law by President Obama. The plan

50	Prospectus ▪ TIAA Real Estate Account

is designed to both shore up U.S. capital and financial markets and to create jobs through consumer spending and business investment. The extensive plan calls for approximately $500 billion of government spending and roughly $280 billion of tax cuts for individuals and businesses with funds targeting investment and job creation in health care, energy, education and highway construction. Financial aid to state governments under pressure from a shrinking revenue base is also included. Plans to bolster the U.S. housing market have also been announced with a proposal to provide $75 billion to assist homeowners facing foreclosure and another $200 billion for mortgage giants Fannie Mae and Freddie Mac. Finally, the remaining $350 billion of TARP funds will be disbursed to enhance the liquidity of the banking industry and assist various industries. However bold and aggressive, federal programs and monetary policy actions will require time to achieve their desired impact. Consequently, economic activity is likely to remain extremely weak at best during most of 2009, but it is hoped that the necessary preconditions for a recovery will be established.

          As economic data have indicated that the recession is becoming increasingly severe, members of the Federal Reserve Open Market Committee (“FOMC”) have repeatedly lowered expectations for GDP growth in 2009, and particularly for the first half of the year. While members caution that considerable downside risks to economic activity remain, most still expect the economy to start to expand modestly during the third or fourth quarter of 2009. Similarly, prominent private sector economists surveyed as part of the January 2009 Blue Chip Financial Forecasts (“Blue Chip”) publication have repeatedly lowered growth expectations but still expect a modest recovery in economic activity to start in the second half of 2009. On the whole, the Blue Chip consensus forecast calls for GDP to decline by 1.6% in 2009. However, the benefits of monetary and fiscal policy actions coupled with dramatically reduced energy costs should become fully evident in 2010 when GDP growth on the order of 2.4% is expected. FOMC members expect a GDP decline in the range of -0.5% to -1.3% in 2009 but which will be followed by GDP growth of 2.5% to 3.3% in 2010. While the longer term outlook of both FOMC members and many private sector economists is positive, both caution that considerable uncertainty about the prospects for U.S. and global economic growth remain.

          Real Estate Market Conditions and Outlook

          With credit markets constrained and access to financing limited, commercial property sales activity fell sharply in 2008. Preliminary data from Real Capital Analytics (“RCA”), a frequently cited industry source of commercial real estate transactions data, indicate that commercial property sales totaled $130 billion in 2008, a decline of nearly 70% compared with 2007 totals. Transaction activity, which had been depressed all year, fell sharply during the fourth quarter when just $17 billion of property traded hands compared to $33 billion during the third quarter of 2008. Both buyers and sellers struggled with property pricing in an environment where few properties have sold. In addition, transactions are taking much longer to complete, as buyers undertake extensive due diligence and then

TIAA Real Estate Account ▪ Prospectus	51

press for price reductions prior to closing. RCA notes that bid-ask spreads between buyers and sellers appeared to have narrowed largely because sellers were forced to become more realistic with their asking prices in order to consummate a sale. Distressed sellers were under particular pressure to lower prices, and though the number of distressed sales was limited, those sales are expected to increase in 2009 as economic conditions are expected to weaken further.

          As with other types of lending, commercial mortgage lending was limited throughout the year and fell precipitously in the second half of 2008. Traditional whole-loan lenders such as life insurance companies tightened standards, and the activity in the commercial mortgage-backed securities (“CMBS”) market decelerated sharply and was virtually shut down as of year-end 2008. With limited capital available, buyers who relied on mortgage funds to purchase properties dropped out of the market leaving only a handful of “all-cash” buyers who could use their newfound negotiating leverage to drive down prices. As a result, commercial property prices declined in the third quarter and even more sharply in the fourth quarter. According to Moody’s Investors Services, commercial property prices declined 14.9% on average in 2008. Data in the table below indicate that price declines in top markets have been relatively less severe but still significant.

	2008 Sales Price Change

	National	Top 10 MSAs*

Apartments	-13.6%	-12.3%
Office	-13.5%	-7.8%
Retail	-8.5%	-4.1%
Industrial	-13.9%	-7.1%

*	Based on total value of property sold in Metropolitan Statistical Area (“MSA”).

Source: Moody’s/REAL CPPI and Real Capital Analytics.

          The lack of property sales has made real property valuations difficult. Appraisers rely in large part on sales of “comparables” — buildings of similar quality and characteristics — as a part of the valuation process, but with few sales and frequently no truly comparable sales, real time indicators of market pricing are not available. The recession and weakening property market fundamentals have also forced appraisers to dramatically adjust the assumptions that are used in property valuations. As noted by the Account’s independent fiduciary in its annual report to the trustees, “virtually all previous investor assumptions regarding net absorption, tenant retention, rent growth, credit loss, and exit cap rates that were utilized to develop peak property valuations have been revised, as the credit crisis, uncertainty regarding the severity of the U.S. recession, and growing fears of a major global recession have intensified.” As a result, valuation write-downs have occurred throughout the industry. As reported by the National Council of Real Estate Investment Fiduciaries (“NCREIF”), the appreciation component of the NCREIF Property Index (“NPI”) declined 9.5% in the fourth

52	Prospectus ▪ TIAA Real Estate Account

quarter of 2008. Looking ahead, additional declines in commercial property values appear likely to occur given the ongoing deterioration of the U.S. economy.

          The national recession contributed to rising vacancy rates across commercial real estate property markets during the fourth quarter of 2008. The table below summarizes the top five markets in which the Account had exposure as of December 31, 2008. The top five markets account for more than one-third of the Account’s total real estate portfolio in terms of value. Despite rising vacancy rates nationally, occupancy in each of the top five markets has held up well.

Metropolitan Statistical Area (MSA)	Percent Leased (Weighted)	# of Property Investments	MSA as a % of Total Real Estate Portfolio	MSA as a % of Total Investments

Washington-Arlington-Alexandria
DC-VA-MD-WV	99.1%	9	11.07%	10.35%
Boston-Quincy MA	91.7%	5	7.30%	6.82%
Los Angeles-Long Beach-Glendale CA	92.5%	8	7.01%	6.55%
San Francisco-San Mateo-
Redwood City CA	94.8%	4	6.23%	5.83%
Houston-Bay Town-Sugar Land TX	96.9%	3	5.96%	5.57%

          Office

          In the office sector, employment growth in key office-users such as finance, professional and business services tends to drive the demand for office space, though typically with a lag due to the longer term nature of leasing cycles. Persistent labor market weakness, particularly in the finance and professional fields, caused the national office vacancy rate to rise to 13.9% in the fourth quarter of 2008 from 13.5% in the third quarter of 2008 as both finance and professional and business services job losses intensified in the fourth quarter. By comparison, the vacancy rate of the Account’s office portfolio was 6.4% in the fourth quarter of 2008. Though metropolitan area vacancies in the Account’s top office markets drifted up or remained steady, vacancies in each remained below the national average. The only significant change was in the Account’s Boston properties where the average vacancy increased to 7.8% as a result of two large lease expirations. While vacancy data for the Account’s properties in top markets were in balance as of year-end 2008, both market conditions and occupancies in the Account’s portfolio will be challenged in 2009 as job losses, slumping demand for office space, and corporate cost cutting are likely to push vacancies higher in most metropolitan markets. The table below compares the average vacancy rate of properties in the Account’s top office markets with their respective metropolitan area averages.

TIAA Real Estate Account ▪ Prospectus	53

				Account		Metropolitan

		Total Sector by MSA ($M)		Weighted Average Vacancy		Statistical Area Vacancy*
			% of Total Investments
Sector	Metropolitan Statistical Area (MSA)			2008Q3	2008Q4	2008Q3	2008Q4

Office	National			5.5%	6.4%	13.5%	13.9%

1	Washington-Arlington-Alexandria
	DC-VA-MD-WV	$1,219.2	9.1%	0.7%	0.6%	11.7%	12.0%
2	Boston-Quincy MA	$880.3	6.6%	2.0%	7.8%	11.0%	11.0%
3	San Francisco-San Mateo-
	Redwood City CA	$706.4	5.3%	6.0%	5.4%	9.7%	10.6%
4	Seattle-Bellevue-Everett WA	$596.9	4.5%	3.2%	3.7%	9.9%	11.5%
5	Los Angeles-Long Beach-Glendale CA	$554.0	4.2%	8.4%	8.0%	11.7%	12.8%

*	Source: Torto Wheaton Research

          Industrial

          Industrial market fundamentals are influenced by macroeconomic factors such as industrial production, international trade flows and employment growth in the manufacturing, wholesale trade, transportation and warehousing industries. Weakened global consumer demand caused a drop in both import and export activity, which in turn contributed to weaker industrial market conditions as indicated in the table below. The national vacancy rate increased to 11.3% in the fourth quarter from 10.7% in the third quarter of 2008. In comparison, the vacancy rate for the Account’s industrial portfolio was higher at 12.3%. This differential is attributable to an above-average vacancy rate in the Account’s investments in the Riverside-San Bernardino metropolitan area, and specifically to the loss of two large tenants. The Riverside-San Bernardino market was also affected by the downturn in global trade as cargo volumes at the ports of Los Angeles and Long Beach, which are the nation’s two largest ports, declined by 15% and 10%, respectively, in 2008. Though the vacancy rate in the Los Angeles industrial market was little changed and remained the lowest in the nation at 5.5%, vacancies in the Riverside-San Bernardino market jumped sharply as new supply hit the market at a time of weakening demand. New construction has since ceased in all practical respects, but a rebound in trade flows will be necessary to revive tenant demand. The table below compares the average vacancy rate of properties in the Account’s top industrial markets to their respective metropolitan area averages.

				Account		Metropolitan

		Total Sector by MSA ($M)		Weighted Average Vacancy		Statistical Area Vacancy*
			% of Total Investments
Sector	Metropolitan Statistical Area (MSA)			2008Q3	2008Q4	2008Q3	2008Q4

Industrial	National			12.3%	12.3%	10.7%	11.3%

1	Riverside-San Bernardino-Ontario CA	$473.9	3.6%	21.1%	21.1%	13.6%	14.7%
2	Dallas-Plano-Irving TX	$180.1	1.4%	5.5%	7.1%	12.9%	13.6%
3	Chicago-Naperville-Joliet IL	$142.0	1.1%	2.9%	1.7%	12.0%	12.6%
4	Los Angeles-Long Beach-Glendale CA	$136.2	1.0%	9.7%	9.6%	5.4%	5.5%
5	Atlanta-Sandy Springs-Marietta GA	$123.0	0.9%	1.3%	1.3%	13.5%	14.6%

*	Source: Torto Wheaton Research

54	Prospectus ▪ TIAA Real Estate Account

          Multi-Family

          Apartment market conditions weakened considerably during the fourth quarter of 2008, as the apartment vacancy rate jumped to 6.9%, as compared to 5.8% in the third quarter. A year-over-year comparison, which accounts for the seasonality inherent in apartment leasing, shows an even bigger jump as vacancy rates increased from 4.8% during the fourth quarter of 2007 to 6.9% at the end of 2008. Vacancies rose due to a combination of weak demand and increased supply, often in the form of unsold single-family homes and condominiums being offered for rent. Competition from unsold single-family homes and condominiums has increased as housing market conditions have continued to weaken, and pressure has been most intense in markets like Phoenix and South Florida where the housing market bust has been most severe. The average vacancy rate for the Account’s apartment portfolio was 5.3% during the fourth quarter of 2008, considerably below the national average. The table below compares the average vacancy rate of properties in the Account’s top apartment markets with their respective metropolitan area averages.

				Account		Metropolitan

		Total Sector by MSA ($M)		Weighted Average Vacancy		Statistical Area Vacancy*
			% of Total Investments
Sector	Metropolitan Statistical Area (MSA)			2008Q3	2008Q4	2008Q3	2008Q4

Apartment	National			4.3%	5.3%	5.8%	6.9%

1	Houston-Bay Town-Sugar Land TX	$305.9	2.3%	3.4%	3.3%	7.5%	7.1%
2	Phoenix-Mesa-Scottsdale AZ	$276.1	2.1%	5.5%	5.5%	9.8%	10.2%
3	Denver-Aurora CO	$213.0	1.6%	6.8%	8.8%	5.2%	7.2%
4	New York-Wayne-White Plains NY-NJ	$153.0	1.2%	2.0%	2.0%	6.0%	6.2%
5	Atlanta-Sandy Springs-Marietta GA	$140.0	1.1%	3.0%	5.1%	8.5%	10.0%

*	Source: Torto Wheaton Research

          Retail

          Vacancies in neighborhood and community centers throughout the U.S. increased to 10.7% during the fourth quarter of 2008, up from 10.1% during the third quarter. In comparison, the average vacancy rate for the Account’s retail portfolio stood at 5.3% as of the end of 2008. Retail market conditions are dictated by trends in consumer spending. The 2008 holiday season was one of the worst on record for retailers as households drastically reduced their spending. Even with the significant decline in energy costs, household spending is expected to remain low until the job market and consumer confidence improves. The fourth quarter of 2008 saw several retailers file for bankruptcy protection, and the trend continued into the first month of 2009, with retailers such as Mervyn’s, Circuit City, KB Toys and Boscov’s filing for bankruptcy protection. Not only are more bankruptcy filings expected in the coming months, but store closings are also likely to increase as retailers close unproductive or less productive stores. As a result, retail vacancies are generally expected to increase further during 2009. In addition, retailers that remain could seek rent relief or terminate leases if a center’s occupancy falls below a specified level or if co-tenancy clauses are triggered by the loss of an anchor tenant or several major tenants.

TIAA Real Estate Account ▪ Prospectus	55

          2008 Summary and 2009 Outlook

          Real estate market conditions have been adversely affected by the economic slowdown, which has reduced the tenant demand for all types of space. Going forward, there is little evidence that market conditions will improve in the near term as economic and capital markets conditions remain unsettled, and the monetary and fiscal policy actions that have been implemented will require time to have an effect. Economic conditions are likely to remain weak well into 2009. Fortunately, as the table below indicates, supply resulting from new construction will be relatively modest in comparison to the economic and real estate downturns in 1989 through 1991 and 1999 through 2001. While construction will be modest, space will also be returned to the market due to corporate bankruptcies, consolidation and cost-cutting. Competition for available tenants is likely to intensify as vacancies rise and put downward pressure on rents.

HISTORIC AND PROJECTED CONSTRUCTION *

	Forecasted		Average

	2008**	2009	1989-1991	1999-2001

Office	68	74	84	92
Industrial	180	98	181	253
Apartment	220	205	257	212
Retail	30	11	45	32

*	In millions of sq. ft. except for apartments which are in thousands of units.

**	Apartment and Retail 2008 figures represent estimates.

Source: Torto Wheaton Research

          Notwithstanding the challenges facing the commercial real estate industry, management believes that the Account’s roster of credit-worthy tenants and high quality assets in historically sound markets may provide a buffer against economic and capital markets conditions. The Account has a tradition of conservative management, utilizing a “core” investment strategy, which includes stabilized assets with high occupancy, minimal near term lease rollover, institutional quality properties, markets and locations. With 108 real estate property investments and a mix of office, industrial, retail and apartment properties located across the U.S. and Europe (two properties), the Account’s property portfolio is highly diversified and not overly exposed to a particular region of the country or property type. In combination, these attributes are expected to provide a measure of stability in the face of extremely challenging conditions.

          Despite significant economic challenges, the Account’s properties are approximately 93% leased, with existing leases in place to generate cash flow for debt service payments and income returns. As shown below, the income return has historically been a major component of the Account’s total return, and management believes that it is likely to offset a portion of the negative capital return that is expected to occur as a result of property valuation adjustments in 2009. Nonetheless, maintaining historic income returns will be challenging as rising market vacancies, declining rents and slumping space demand are likely to

56	Prospectus ▪ TIAA Real Estate Account

affect the performance of the Account’s markets and properties in 2009. During market downturns, property cash flow typically declines as landlords are required to offer more generous rental packages in order attract new tenants and retain existing tenants. Concessions to tenants could be required until economic and real estate market conditions improve markedly.

          Investments as of December 31, 2008

          As of December 31, 2008, the Account had total net assets of $11.5 billion, a 25% decrease from the end of the third quarter of 2008 and a 35% decrease from December 31, 2007. The decrease in net assets was due to net participant transfers out of the Account, combined with capital depreciation on the Account’s investment portfolio and a 13% decrease in net investment income during the year ended December 31, 2008 as compared to the year ended December 31, 2007.

          As of December 31, 2008, the Account owned a total of 108 real estate property investments (96 of which were wholly-owned, 12 of which were held in joint ventures). The real estate portfolio included 45 office properties (5 of which were held in joint ventures and one located in London, England), 26 industrial properties (including one held in a joint venture), 20 apartment complexes, 16 retail properties (including five held in joint ventures and one located in Paris, France), and a 75% joint venture interest in a portfolio of storage facilities. Of the 108 real estate property investments, 27 are subject to debt (including seven joint venture property investments). Total debt on the Account’s wholly-owned real estate portfolio as of December 31, 2008 was $1.8 billion representing 15.9% of Total Net Assets. The Account’s share of joint venture debt is netted out in determining the joint venture values shown in the Statement of Investments, but, when that debt is also considered, total debt on the Account’s portfolio as of December 31, 2008 was $3.7 billion, representing 32.3% of Total Net Assets. The Account currently has no account-level debt.

TIAA Real Estate Account ▪ Prospectus	57

           During 2008, the Account purchased one property investment and one tenant’s leasehold interest at an existing property investment for a combined total net equity investment of $163.1 million as displayed in the chart below (amounts in thousands):

PROPERTY INVESTMENTS ACQUIRED IN 2008

Property Name	Property Type	City	State	Net Acquisition Cost	Joint Venture/% Interest	Third Party Debt	Gross Acquisition Cost

The Colorado(1)	Apartments	New York	NY	$45,228	No	—	$45,228
Great West Industrial Portfolio	Industrial	Rancho Cucamonga	CA	117,854	No	—	117,864

Total				$163,082		$—	$163,092

(1)	The Account purchased a leasehold interest at The Colorado in February of 2008, which is an addition to the existing investment.

           The Account also sold four property investments and one partial property investment for a net sales price (less selling expenses) of approximately $91.4 million. The properties sold recognized a realized loss of approximately $18.1 million. The properties are listed below (amounts in thousands):

PROPERTY INVESTMENTS SOLD IN 2008

Property Name	Property Type	City	State	Net Sales Price (less selling expense)

Royal St. George	Apartment	West Palm Beach	FL	$22,783
Columbus Office Portfolio	Office	Columbus	OH	21,643
FedEx Industrial Portfolio	Industrial	Crofton	MD	10,153
Chicago CalEast Industrial Portfolio(1)	Industrial	Bolingbrook	IL	5,393
Eastern Northern Central RA	Industrial	Chicago	IL	31,426

Total				$91,398

(1)	Partial sale of an industrial portfolio which was part of an existing portfolio

           The following charts reflect the diversification of the Account’s real estate investments by region and property type and list its ten largest holdings. All information is based on the values of the Account’s properties at December 31, 2008.

DIVERSIFICATION BY MARKET VALUE(1)

	East	West	South	Midwest	Foreign(2)	Total

Office	21.7%	19.4%	11.9%	1.2%	1.9%	56.1%
Apartment	2.1%	5.9%	4.9%	0.0%	0.0%	12.9%
Industrial	1.7%	6.9%	3.9%	1.3%	0.0%	13.8%
Retail	4.2%	1.0%	9.0%	0.5%	2.0%	16.7%
Storage(3)	0.2%	0.2%	0.1%	0.0%	0.0%	0.5%
Total	29.9%	33.4%	29.8%	3.0%	3.9%	100%

(1)	Market values for properties held in joint venture investments are net of debt.

(2)	Represents real estate investments in the United Kingdom and France.

(3)	Represents a portfolio of storage facilities.

58	Prospectus ▪ TIAA Real Estate Account

          Properties in the “East” region are located in: ME, NH, VT, MA, RI, CT, NY, NJ, PA, DE, MD, DC, WV, VA, NC, SC, KY

          Properties in the “Midwest” region are located in: WI, MI, OH, IN, IL, MN, IA, MO, KS, NE, ND, SD

          Properties in the “South” region are located in: TN, MS, AL, GA, FL, OK, AR, LA, TX

          Properties in the “West” region are located in: MT, ID, WY, CO, NM, AZ, UT, NV, WA, OR, CA, AK, HI

TOP TEN LARGEST REAL ESTATE PROPERTY INVESTMENTS

Property or Joint Venture Name	City	State	Type	Value ($M)	(a)	Property as a % of Total Real Estate Portfolio (b)	Property as a % of Total Investments

DDR Joint Venture	Various	USA	Retail	$712.8	(c)	5.71%	5.34%
1001 Pennsylvania Avenue	Washington	DC	Office	$550.8	(d)	4.41%	4.12%
Four Oaks Place	Houston	TX	Office	$438.0	(e)	3.51%	3.28%
Fourth and Madison	Seattle	WA	Office	$407.5	(f)	3.26%	3.05%
50 Fremont	San Francisco	CA	Office	$386.6	(g)	3.10%	2.90%
780 Third Avenue	New York City	NY	Office	$341.0		2.73%	2.55%
99 High Street	Boston	MA	Office	$320.1	(h)	2.56%	2.40%
The Newbry	Boston	MA	Office	$315.6		2.53%	2.36%
The Florida Mall	Orlando	FL	Retail	$281.9		2.26%	2.11%
Ontario Industrial Portfolio	Ontario	CA	Industrial	$278.0	(i)	2.23%	2.08%

(a)

Value as reported in the December 31, 2008 Statement of Investments. Investments owned 100% by TIAA are reported based on fair value. Investments in joint ventures are reported at fair value and are based on the equity method of accounting and are presented at the Accounts ownership interest.

(b)	Total Real Estate Portfolio excludes the mortgage loan receivable.

(c)	This property is held in a 85%/15% joint venture with Developers Diversified Realty Corporation (“DDR”), and consists of 65 retail properties located in 13 states and is shown net of debt.

(d)	This property is shown gross of debt. The value of the Account’s interest less leverage is $348.1 Million.

(e)	This property is shown gross of debt. The value of the Account’s interest less leverage is $239.7 Million.

(f)	This property is shown gross of debt. The value of the Account’s interest less leverage is $264.7 Million.

(g)	This property is shown gross of debt. The value of the Account’s interest less leverage is $253.6 Million.

(h)	This property is shown gross of debt. The value of the Account’s interest less leverage is $152.4 Million.

(i)	This property is shown gross of debt. The value of the Account’s interest less leverage is $269.0 Million.

           As of December 31, 2008, the Account’s net assets totaled $11.5 billion. At December 31, 2008, the Account held a total of 108 real estate property investments (including its interests in 12 real estate-related joint ventures). As of that date, the Account also held investments in real estate limited partnerships, representing 2.15% of Total Investments, government agency notes, representing 1.99% of Total Investments, commercial paper, representing 1.84% of Total Investments, and a mortgage loan receivable, representing 0.54% of Total Investments.

TIAA Real Estate Account ▪ Prospectus	59

RESULTS OF OPERATIONS

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

         Performance

          The Account’s total return was negative 14.2% for the year ended December 31, 2008. This was a significant decline compared to the positive return of 13.8% for the year ended December 31, 2007. The Account’s performance during the year ended December 31, 2008 reflects a decline in the aggregate net asset value of the Account’s real estate property investments, including investments owned in joint ventures and limited partnerships, as well as lower income from marketable securities.

          After several years of increasing investor demand for commercial real estate and historic capital appreciation, the weakened economy and faltering financial and credit markets have brought transaction activity to historically low levels, bringing a halt to capital appreciation in many markets. The number of individual property investments with valuation decreases has increased significantly as evidenced by the Net Realized and Unrealized Gains and Losses on Investments and Mortgage Loans Payable. Management believes that real estate is an investment that should be considered from a long term perspective. The Account’s annualized total returns (after expenses) over the past one, three, five, and 10-year periods ended December 31, 2008 were -14.15%, 3.67%, 7.41%, and 7.29%, respectively. As of December 31, 2008, the Account’s annualized total return since inception was 7.60%.

          The Account’s total net assets decreased from $17.7 billion at December 31, 2007 to $11.5 billion at December 31, 2008. The primary drivers of this 34.8% decrease were the net participant transfers out of the Account ($4.6 billion) and depreciation in value of the Account’s wholly owned, joint venture, and limited partnership real estate investments ($2.5 billion in unrealized depreciation on investments and mortgage loans payable).

         Income and Expenses

          The Account’s net investment income, after deduction of all expenses, was 12.6% lower for the year ended December 31, 2008, as compared to the same period in 2007.

          The Account’s real estate holdings, including real estate joint ventures and limited partnerships, generated approximately 88.3% and 81.5% of the Account’s total investment income (before deducting Account level expenses) during the years ended December 31, 2008 and 2007, respectively. The 12.6% decrease in the Account’s total investment income was due to a 59.2% decrease in the Account’s dividend income and a 41.0% decrease in interest income generated from fewer investments in marketable securities, including real estate equity securities, commercial paper, government notes, and an investment in a commercial mortgage loan receivable.

60	Prospectus ▪ TIAA Real Estate Account

          Gross real estate rental income decreased approximately 0.8% for the year ended December 31, 2008, as compared to the same period in 2007. This decrease is primarily due to a decrease in the number of wholly-owned real estate investment property investments held by the Account. The number of wholly-owned properties decreased from 99 as of December 31, 2007 to 96 as of December 31, 2008.

          Income from real estate joint ventures and limited partnerships was $116.9 million for the year ended December 31, 2008, as compared to $93.7 million for the year ended December 31, 2007. This 24.7% increase was due to an increase in gross rental income from properties owned in joint ventures, which increased substantially with the acquisition of the joint venture interest in the DDR Retail Portfolio in the first quarter of 2007, but was somewhat offset by a decrease in income from the disposition of the 161 North Clark joint venture during 2007.

          Investment income on the Account’s investments in marketable securities decreased by 42.6%, from $141.9 million for the year ended December 31, 2007 to $81.5 million for the comparable period in 2008. The variance was due to the decrease of the Account’s investments in marketable securities from $3.8 billion as of December 31, 2007 to $0.5 billion as of December 31, 2008, coupled with a decrease in the rates of return on the marketable securities.

          Total real estate property level expenses and taxes for wholly-owned property investments for the year ended December 31, 2008 increased to $478.9 million as compared to $458.0 million for the year ended December 31, 2007. The overall change in expenses was primarily due to a 4.0% increase in operating expenses, a 4.8% increase in real estate taxes and a 5.9% increase in interest expense. Operating expenses increased during 2008 primarily due to increased bad debts and insurance costs. Real estate taxes increased due to higher tax assessments in 2008 as compared to 2007. The increase in interest expense is due to $557 million of new debt financing that was obtained during the third and fourth quarters of 2008.

          The Account incurred overall Account level expenses of $153.0 million for the year ended December 31, 2008, which represents a 9.1% increase from $140.3 million for the same period in 2007. The increase is primarily due to an increase in actual administrative and distribution expenses associated with managing and distributing the Account. Total administrative and distribution expenses increased to $77.6 million for the year ended December 31, 2008, as compared to $63.6 million for the year ended December 31, 2007. This increase in expenses primarily resulted from larger allocated operational expenses including costs associated with new technology investments. The increase in overall expenses (due primarily to increased administrative and distribution expenses) was somewhat offset by a $1.6 million decrease in investment advisory charges. This decline was due to a decrease of overall costs that are allocated to the Account.

TIAA Real Estate Account ▪ Prospectus	61

          Net Realized and Unrealized Gains and Losses on Investments and Mortgage Loans Payable

          The Account had net realized and unrealized losses on investments and mortgage loans payable of $2.5 billion for the year ended December 31, 2008, a 274.7% decrease compared to a net realized and unrealized gain of $1.4 billion for the year ended December 31, 2007. The overall variance was driven by two factors. First, the decrease in net realized and unrealized gains and losses on investments and mortgage loans payable was primarily driven by a net realized and unrealized loss on the Account’s wholly-owned real estate property investments of $1.9 billion for the year ended December 31, 2008 compared to a gain of $1.0 billion during the same period in 2007. Second, the Account’s interests in joint ventures and limited partnerships posted a net realized and unrealized loss of $702.8 million for the year ended December 31, 2008 as compared to a substantial net realized and unrealized gain of $462.1 million for the year ended December 31, 2007. The variance in the net realized and unrealized gains and losses on wholly-owned real estate property investments and those held in joint ventures was due to the decline in value of the Account’s existing real estate assets, which reflected the net effects of a weaker overall economy and continued shortage of liquidity in the commercial real estate markets during 2008. Approximately $1.9 billion or 76% of the 2008 net realized and unrealized loss on investments and mortgage loans payable occurred in the fourth quarter of 2008. This significant increase in the net realized and unrealized loss, in comparison to the 2007 net realized and unrealized gain, was the direct result of increases in rates which are used in appraisal valuations (discount rates, overall and implied capitalization rates and terminal rates) which are key components of the determination of the investments fair value. In general, weighted average appraisal rates increased between 65 and 89 basis points in 2008 when compared to 2007. This increase in weighted average appraisal rates was one of the key drivers causing the increase of net realized and unrealized loss in 2008. Additional factors causing the increase in the net realized and unrealized net loss in 2008 include decreases in rental growth estimates, decreases in rental rates, tenant bankruptcies and decreases in occupancy. During 2008, the Account’s property fundamentals such as occupancy and overall property net operating income remained stable when compared to 2007.

          The Account also posted a net realized and unrealized gain on its marketable securities of $4.8 million for the year ended December 31, 2008, as compared to a net realized and unrealized loss of $101.5 million in the same period of 2007. The net gains on the Account’s marketable securities for the year ended December 31, 2008 were primarily due to the reversal of the unrealized loss as a result of the sale of the Account’s investments in publicly-traded marketable real estate equity securities (“REIT stocks”) in June 2008. The sale of these securities was executed over several days for total proceeds of $477.4 million, and the Account realized a loss of $11.2 million. The disposition of these REIT stocks was a decision by the Account’s management to reduce risk within its marketable securities investment portfolio. As circumstances warrant and in continued furtherance of its

62	Prospectus ▪ TIAA Real Estate Account

investment objective and strategy, the Account may invest in REIT stocks in the future. The losses in the Account’s marketable securities during the year ended December 31, 2007 were primarily due to unrealized losses due to the Account’s investments in REIT stocks. The U.S. REIT market struggled through a volatile 2007 and ended the year down by more than 17%.

          The Account had unrealized gains on its mortgage loans payable in the amount of $109.8 million and unrealized losses on its mortgage loan receivable of approximately $0.8 million for the year ended December 31, 2008, as compared to net unrealized gains of $53.9 million and an unrealized loss of $2.1 million, respectively, for the same period in 2007. The net unrealized gain or loss on mortgage loans payable and mortgage loans receivable for the period reflected the fluctuations in the U.S. Treasury rates and commercial real estate mortgage loan spreads during the year ended December 31, 2008, which are used as a basis to value the commercial mortgage loans on the wholly-owned real estate property investments. For a mortgage loan payable, a negative fair value adjustment decreases the value of the payable and therefore results in an unrealized gain to the Account. Conversely, for a mortgage loan receivable, a negative fair value adjustment decreases the value of the receivable and results in an unrealized loss.

          During 2008, the Account sold one apartment property investment, one office portfolio investment, two industrial property investments and one partial industrial portfolio investment for total net proceeds of $91.4 million and recognized a net loss of $18.4 million.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

         Performance

          The Account’s total return was 13.80% for the year ended December 31, 2007, 24 basis points lower than the 2006 annual return of 14.04%. The Account’s overall performance on a year-to-year basis reflected the strong performance of the Account’s real estate property investments, including investments owned in joint ventures. This strong performance was offset by the substantial decrease in performance of its marketable securities (described in Net Realized and Unrealized Gains and Losses on Investments and Mortgage Loans Payable).

          Commercial real estate experienced historically high pricing in 2007 as capital flowed into the asset class. While this increase in property pricing positively impacted the Account’s net realized and unrealized gains on its real estate assets and joint venture holdings, the underlying property values are subject to decline prospectively, if capital or real estate market conditions experience adverse changes. Real estate as an investment should be considered from a long-term perspective. As of December 31, 2007 the Account’s total return (after expenses) over the prior three, five and 10 years was 13.96%, 12.35% and 9.79%. The respective returns for the year ended December 31, 2006 were 13.53%, 10.22% and 9.43%.

          The Account’s total net assets grew 25.0% from December 31, 2006 to December 31, 2007. The primary drivers of the growth were significant increases

TIAA Real Estate Account ▪ Prospectus	63

in the Account’s net realized and unrealized gains on its real estate investments including joint ventures and limited partnerships, net positive participant transactions, and an increase in the Account’s net investment income from its investment portfolio over the prior twelve months ended December 31, 2007.

         Income and Expenses

          The Account’s net investment income, after deduction of all expenses, was 12% higher for the year ended December 31, 2007, as compared to 2006. This increase was due to a 23% increase in net income from the Account’s real estate properties, including joint venture holdings and limited partnerships, augmented by a 5% increase in income from marketable securities, all of which was partially offset by a 68% increase in Account level expenses for the year ended 2007 as compared to 2006.

          The Account’s real estate holdings, including real estate joint ventures and limited partnerships, generated approximately 81% and 79% of the Account’s total investment income (before deducting Account level expenses) during 2007 and 2006, respectively. The 23% increase in the Account’s total investment income was derived from its investment in real estate, joint ventures, and limited partnerships. The remaining portion of the Account’s total investment income was generated by investments in marketable securities, including real estate equity securities, commercial paper, government notes, and an investment in a commercial mortgage loan receivable.

          Gross real estate rental income increased approximately 18% during the year ended December 31, 2007, as compared to the same period in 2006. This increase was primarily due to income derived from properties acquired in 2006 and 2007, which included properties with larger income streams due to their relative size. Income from real estate joint ventures and limited partnerships was $93.7 million for the year ended December 31, 2007, as compared with $60.8 million for the year ended December 31, 2006. This 54% increase was primarily due to an increase in gross rental income from the properties owned in joint ventures, which increased substantially with the acquisition of a joint venture interest in 65 retail properties in the first quarter of 2007. Total investment income on the Account’s investments in all marketable securities increased by 5%, from $135.4 million for the year ended December 31, 2006 to $141.8 million for the comparable period in 2007. This change was due to an increase in the Account’s investment income from other marketable securities, which was partially offset by a decrease in the Account’s investment income from REIT securities due to their poor performance in 2007.

          Total real estate property level expenses and taxes for wholly-owned property investments for the years ended December 31, 2007 and 2006 were $458.0 million and $389.7 million respectively. In 2007, operating expenses and real estate taxes represented 54% and 28% of the total real estate property level expenses and taxes, respectively, with the remaining 18% representing interest payments on mortgages. In comparison, operating expenses, real estate taxes, and interest expenses similarly represented 53%, 28% and 19% of total property level expenses,

64	Prospectus ▪ TIAA Real Estate Account

respectively, in 2006. Overall, property level expenses increased by only 18% from 2006 to 2007. The majority of this increase (83%) was due to increases in operating expenses and real estate taxes associated with the Account’s larger portfolio of wholly-owned property investments. The increase in the interest expense paid on properties subject to a mortgage accounted for 17% of the overall increase. As of year-end 2007, there were 13 wholly-owned properties subject to debt, as compared to 12 properties at year-end 2006. Three of the thirteen properties with debt as of December 31, 2007 were added to the Account’s real estate portfolio in the second half of 2006; and one was added in fourth quarter 2007.

          The Account incurred overall Account level expenses for the year ended December 31, 2007 of $140.3 million, which was a 68% increase from expenses of $83.4 million for the year ended December 31, 2006. The overall change in expenses was primarily due to the growth of the Account’s total net assets (which increased by approximately 25% from December 31, 2006 to December 31, 2007), increased actual expenses associated with managing the Account, due in part to adjustments made to the allocation methodology, and increases in certain of the Account’s expense deduction rates effective May 1, 2007. Investment advisory charges grew to $49.2 million for the year ended December 31, 2007 as compared to $26.9 million for the year ended December 31, 2006. This increase was primarily the result of higher operational costs (including personnel and other infrastructure costs) due to the Account’s increasing diversity of assets and associated costs due to increased property asset management activities. Further, a component of this increase (approximately $5.2 million) was the result of reconciliation, during the twelve month period ended December 31, 2007 and in accordance with the Account’s procedures, of the difference between actual and estimated expenses of the Account. In addition, the direct investment advisory charges associated with the Account increased with the continued growth of the Account’s total net assets. Total administrative and distribution expenses increased to $63.6 million for the year ended December 31, 2007 as compared to $45.7 million for the year ended December 31, 2006. Administrative and distribution expenses increased due to adjustments made to the Account’s expense base, in accordance with the Account’s procedures, for any difference between actual and estimated expenses. This increase in expenses primarily resulted from larger allocated operational expenses including costs associated with new technology investments. In addition, the direct administrative and distribution charges associated with the Account increased with the continued growth of the Account’s total net assets. Finally, liquidity guarantee expenses increased to $19.4 million for the year ended December 31, 2007 as compared to $3.9 million for the year ended December 31, 2006, due to an increase in the liquidity guarantee expense deduction rate, which increased from 0.035% of annual net assets to 0.160% of annual net assets as of May 1, 2007.

TIAA Real Estate Account ▪ Prospectus	65

          Net Realized and Unrealized Gains and Losses on Investments and Mortgage Loans Payable

          The Account had net realized and unrealized gains on investments and mortgage loans payable of $1.4 billion for the year ended December 31, 2007, as compared to net realized and unrealized gains on investments and mortgage loans payable of $1.1 billion for the year ended December 31, 2006, a 36% year over year increase. The overall increase was primarily driven by the increase in net realized and unrealized gains on the Account’s real estate joint ventures and limited partnerships to $462.1 million for 2007 from $217.4 million for the year ended December 31, 2006. In addition, the Account had a strong increase in net realized and unrealized gains on the real estate properties to $1.0 billion for the year ended December 31, 2007 from $735.5 million for 2006. The increase in net realized and unrealized gains on the Account’s property investments, including those held in joint ventures, was due to the solid real estate market fundamentals and continued liquidity in the commercial real estate markets. The effect of these positive conditions was to increase the value of the Account’s existing real estate assets, as reflected in the unrealized gains on the real estate properties of $898.2 million and the realized gains on the sales of real estate properties of $127.8 million. During the year ended December 31, 2007, the Account sold nineteen wholly-owned properties, which included two apartments, five office buildings, and a portfolio of several industrial properties for total net proceeds of $562.3 million, and recognized a cumulative net gain of $127.8 million. The Account also sold one joint venture, a 75% equity interest in the 161 N. Clark Street joint venture for total net proceeds of $239.5 million, and recognized a net gain of $69.9 million. The Account posted a net realized and unrealized loss on its marketable securities of $101.5 million for the year ended December 31, 2007, as compared to a net realized and unrealized gain of $130.7 million in the same period of 2006. The losses on the Account’s marketable securities in the year ended December 31, 2007 were primarily due to the Account’s investments in real estate equity securities. The U.S. REIT market struggled through a volatile 2007 and ended the year down by more than 17%, as compared to the strong 2006 performance where the market increased by 35%.

LIQUIDITY AND CAPITAL RESOURCES

          As of December 31, 2008 and 2007, the Account’s liquid assets (i.e., cash, marketable securities, and receivables for short-term securities sold) had a value of $534 million and $3.8 billion, respectively (approximately 4.0% and 20.0% of the Account’s total investments at such dates, respectively). As of September 30, 2008, the Account’s liquid assets had a value of $1.9 billion (approximately 11.7% of the Account’s total investments). The decrease in the Account’s liquid assets as of December 31, 2008 compared to both December 31, 2007 and September 30, 2008 was due primarily to sustained significant net participant transfers out of the Account and in particular, during the three months ended December 31, 2008. As of March 18, 2009, the Account’s liquid assets had a value of $0.5 billion (approximately 4.2% of the Account’s total investments).

66	Prospectus ▪ TIAA Real Estate Account

           During the year ended December 31, 2008, the Account received $1.0 billion in premiums and had outflows of $4.6 billion in net participant transfers to TIAA, the CREF accounts and TIAA-CREF affiliated mutual funds, while, during the year ended December 31, 2007, the Account received $1.2 billion in premiums and had inflows of $934 million in net participant transfers from TIAA, the CREF accounts, and TIAA-CREF affiliated mutual funds. In the three months ended December 31, 2008, the Account received $215.2 million in premiums and had an outflow of $2.1 billion in net participant transfers to TIAA, the CREF accounts and TIAA-CREF affiliated mutual funds.

           Primarily as a result of these significant net participant transfers, on December 24, 2008, pursuant to TIAA’s existing liquidity guarantee obligation, the TIAA general account purchased $155.6 million of accumulation units (“accumulation units purchased by TIAA are generally referred to as liquidity units”) issued by the Account. Subsequent to December 24, 2008 and through March 18, 2009, the TIAA general account has purchased an additional $787.0 million in the aggregate of accumulation units in a number of separate transactions. As disclosed under “Establishing and Managing the Account—The Role of TIAA—Liquidity Guarantee” in this prospectus, in accordance with this liquidity guarantee obligation, TIAA guarantees that all participants in the Account may redeem their accumulation units at their accumulation unit value next determined after their transfer or cash withdrawal request is received in good order. Management cannot predict the extent to which future TIAA liquidity unit purchases, if any, will be required under this liquidity guarantee, nor can management predict when such liquidity units will be redeemed by the Account in part, or in full. As of December 31, 2008, the TIAA general account had assets equal to approximately $195.2 billion. Management believes that TIAA has the ability to meet its obligations under this liquidity guarantee.

           In addition, for so long as TIAA owns liquidity units, the Account’s independent fiduciary will monitor the Account, including reviewing the purchase and redemption of liquidity units by TIAA to ensure the Account uses the correct accumulation unit values. In addition, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for reviewing the trigger point;

•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and

•

once the trigger point has been reached, participating in a program, if any, to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. If the independent fiduciary were to determine that TIAA’s ownership should be reduced following the trigger point, its role in participating in any asset sales program would include (i) participating in the selection of properties for sale, (ii) providing sales guidelines and (iii) approving those sales if, in the

TIAA Real Estate Account ▪ Prospectus	67

independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

          As of the date of this prospectus, the independent fiduciary, which has the right to adjust the trigger point, has established the trigger point at 45% of the outstanding accumulation units and it will continue to monitor TIAA’s ownership interest in the Account and provide further recommendations as necessary.

          The Account’s liquid assets continue to be available to purchase additional suitable real estate properties and to meet the Account’s expense needs and participant redemption requests (i.e., cash withdrawals, benefit payments, or transfers). While the Account’s liquid investments have dropped below 15% of its total investments during this recent period of significant net participant outflows, the Account’s investment strategy remains to invest between 75% and 85% of its assets directly in real estate or real estate-related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. In the near term, the Account’s cash and marketable securities will likely comprise less than 10% of the Account’s investments, but management intends to increase the Account’s holdings in cash and short-term marketable securities to the extent practicable, consistent with its investment strategy and objective.

          Management continues to believe that the significant recent net negative outflow may be a reflection of participant concerns with the downturn in the U.S. and global economy, the turmoil in the capital and credit markets and their current and potential future net effect on commercial real estate in particular. Management cannot predict whether the net outflows will continue at the same rate, a higher rate, or at all in the future. If net outflows were to continue at the same or at a higher rate, it could have a negative impact on the Account’s operations and returns. Additionally, continued net outflow activity could require TIAA to purchase additional liquidity units, perhaps to a significant degree. See “Risks” on page 14 of this prospectus.

          The Account’s net investment income continues to be an additional source of liquidity for the Account and it decreased from $167.6 million for the three months ended December 31, 2007 to $118.3 million for the three months ended December 31, 2008. It also decreased from $624.8 million for the year ended December 31, 2007 to $545.8 million for the year ended December 31, 2008.

          As discussed above in the “Results of Operations” subsection, the Account liquidated its publicly-traded REIT stock portfolio during 2008, which represented 2.28% of the Account’s investments as of March 31, 2008, for approximately $477.4 million and the Account recognized a cumulative net loss of $11.2 million. The disposition of these REIT stocks was a decision by the Account’s management to reduce risk within its marketable securities investment portfolio. The sale of these REIT stocks resulted in an increased position in less volatile, high quality marketable securities, which can be readily converted to cash to honor redemptions and transfers, purchase or improve properties or cover other Account expenses. As circumstances warrant and in continued furtherance of its

68	Prospectus ▪ TIAA Real Estate Account

investment objective and strategy, the Account may invest in REIT stocks in the future.

          Under the Account’s investment guidelines, the Account’s total borrowings may not exceed 30% of the Account’s Total Net Assets at the time of incurrence. At the time the Account (or a joint venture in which the Account is a partner) enters into a revolving line of credit, management deems the maximum amount which may be drawn under that line of credit as fully incurred, regardless of whether the maximum amount available has been drawn from time to time. As the Account’s Total Net Assets fluctuate from time to time (whether due to valuation adjustments on the underlying assets or otherwise), the Account’s total borrowings may exceed 30% of Total Net Assets, even without the incurrence of additional leverage at such time. At any time when the Account has total borrowings in excess of 30% of Total Net Assets, it may not incur additional debt. In calculating this limit, only the Account’s actual percentage interest in any borrowings is included, and not that of any joint venture partner. Further, the Account may only borrow up to 70% of the then-current value of a property, although construction loans may be for 100% of the costs incurred in developing a property. As of December 31, 2008 the Account did not have any construction loans.

          The Account, under certain conditions more fully described on page 11 of the Account’s prospectus dated May 1, 2008 under “Borrowing” (as supplemented from time to time), may borrow money and assume or obtain a mortgage on a property (i.e., to make leveraged real estate investments). Also, to meet any short-term cash needs, the Account may obtain a line of credit that may be unsecured and/or contain terms that may require the Account to secure the loan with one or more of its properties. As of December 31, 2008, the Account’s total borrowings, including the debt on investments in joint ventures, represented 32.3% of the Account’s Total Net Assets. As referenced in Note 8 to the Account’s financial statements, the Account obtained mortgages on three office properties and four apartment buildings (Preston Sherry Plaza in Texas, Four Oaks Place in Texas, 701 Brickell Avenue in Florida, Regents Court in California, The Legacy at Westwood in California, The Colorado in New York, and The Caruth in Texas) during the third and fourth quarters of 2008 in the aggregate principal amount of $557.3 million. The new debt that was obtained in the third and fourth quarters of 2008 described above was incurred prior to the Account exceeding the 30% limit. As of March 18, 2009, the Account’s total borrowings, including the debt on investments in joint ventures, represented 33.6% of the Account’s Total Net Assets.

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RECENT TRANSACTIONS

          The following describes property transactions by the Account in the fourth quarter of 2008. Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease. All rental rates are quoted on an annual basis unless otherwise noted.

PURCHASES

          None.

SALES

         FedEx Industrial Portfolio – Crofton, MD

          On November 7, 2008, the Account sold an industrial portfolio investment located in Crofton, Maryland for sales proceeds of approximately $10.4 million and realized a gain of approximately $1.9 million. The Account purchased the portfolio investment on December 18, 1998. The original investment in this property was $7.8 million. At the time of sale, the property had a market value of $10.4 million and a cost of $8.4 million.

          East North Central RA Industrial Portfolio – Chicago, IL

          On November 7, 2008, the Account sold an industrial portfolio investment located in Chicago, Illinois for sales proceeds of approximately $31.7 million and realized a loss of approximately $8.5 million. The Account purchased the portfolio investment on September 30, 2004. The original investment in this property was $38.6 million. At the time of sale, the property had a market value of $31.7 million and a cost of $40.3 million.

         Chicago CalEast Industrial Portfolio – Chicago, IL

          On November 7, 2008, the Account sold a portion of an industrial portfolio investment comprised of 2 properties (1055 Kingsland and 3950 Swenson) located in Chicago, Illinois for sales proceeds of approximately $5.4 million and a realized loss of approximately $1.9 million. The Account purchased the portfolio investment on December 22, 2003. At the time of sale, the properties had a market value of $5.4 million and a cost of $7.4 million.

FINANCINGS

         The Colorado – New York, NY

          On October 16, 2008, the Account entered into a mortgage agreement in the principal amount of $87.9 million with a fixed interest rate of 5.65% for a period of 7 years.

         The Caruth – Dallas, TX

          On November 13, 2008, the Account entered into a mortgage agreement in the principal amount of $42 million with a fixed interest rate of 5.71% for a period of 7 years.

70	Prospectus ▪ TIAA Real Estate Account

         Regents Court – San Diego, CA

          On November 18, 2008, the Account entered into a mortgage agreement in the principal amount of $35.9 million with a fixed interest rate of 5.76% for a period of 7 years.

         The Legacy at Westwood – Los Angeles, CA

          On November 18, 2008, the Account entered into a mortgage agreement in the principal amount of $42 million with a fixed interest rate of 5.95% for a period of 7 years.

CONTRACTUAL OBLIGATIONS

          The following table sets forth a summary regarding the Account’s known contractual obligations, including required interest payments for those items that are interest bearing, at December 31, 2008 (amounts in thousands):

	Amounts Due During Years Ending December 31,

	2009	2010	2011	2012	2013	Thereafter	Total

Mortgage Loans Payable:
Principal Payments	$3,303	$330,827	$13,139	$198,368	$553,189	$811,295	$1,910,121
Interest Payments(1)	109,605	106,565	91,946	90,038	69,131	95,346	562,631
Total Mortgage Loans Payable	112,908	437,392	105,085	288,406	622,320	906,641	2,472,752
Joint Venture Funding Commitment	6,598	—	—	—	—	—	6,598
Other Commitments(2)	79,260	—	—	—	—	—	79,260

Total Contractual Obligations	$198,766	$437,392	$105,085	$288,406	$622,320	$906,641	$2,558,610

(1)

These amounts represent interest payments due on mortgage loans payable based on the stated rates and, where applicable, the foreign currency exchange rates at December 31, 2008. See Note 8 of the Account’s consolidated financial statements.

(2)

This amount represents the Account’s aggregate commitment to purchase interests in five limited partnerships and to purchase shares in a private real estate equity investment trust. The timing of contributions made pursuant to these commitments will depend on when the sponsor of the investment vehicle calls for such contribution.

          Note that the Contractual Obligations table above does not include payments on debt held in Investments in Joint Ventures as it is the obligation of the individual joint venture entities. See Note 7-Investments in Joint Ventures and Limited Partnerships.

EFFECTS OF INFLATION AND INCREASING OPERATING EXPENSES

          Inflation, along with increased insurance, taxes, utilities and security costs, may increase property operating expenses in the future. Any such increases in operating expenses are generally billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. The Account remains responsible for the expenses for unleased space in a property as well as expenses which may not be reimbursed under the terms of an existing lease.

         Critical Accounting Policies

          The financial statements of the Account are prepared in conformity with accounting principles generally accepted in the United States of America.

TIAA Real Estate Account ▪ Prospectus	71

          In preparing the Account’s financial statements, management is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. Management bases its estimates on historical experience and assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

         Accounting For Investments at Fair Value

          In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States, and requires additional disclosures about fair value measurements. This Statement does not require any new fair value measurements. This Statement was effective as of January 1, 2008 for the Account. The adoption of Statement No. 157 did not have a material impact on the Account’s financial position or results of operations.

          In February 2007, FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure financial instruments and certain other items at fair value and is expected to expand the use of fair value measurement when warranted. The Account adopted Statement 159 on January 1, 2008 and reports all existing and plans to report all future mortgage loans payable at fair value. Historically, the Account recorded mortgage loans payable at fair value. The adoption of Statement No. 159 did not have a material impact on the Account’s financial position or results of operations.

         Valuation Hierarchy

          In accordance with FASB Statement No.157, “Fair Value Measurements,” the Account groups financial assets and certain financial liabilities measured at fair value into three levels, based on the markets in which the assets and liabilities are traded, if any, and the observability of the assumptions used to determine fair value. These levels are:

          Level 1 — Valuations using unadjusted quoted prices for assets traded in active markets, such as stocks listed on the New York Stock Exchange. Active markets are defined as having the following characteristics for the measured asset or liability: (i) many transactions, (ii) current prices, (iii) price quotes not varying substantially among market makers, (iv) narrow bid/ask spreads and (v) most information regarding the issuer is publicly available. Level 1 assets and liabilities include real estate related marketable securities.

          Level 2 — Valuations for assets and liabilities traded in less active, dealer or broker markets. Fair values are primarily obtained from third party pricing services for identical or comparable assets or liabilities. Level 2 inputs for fair value measurements are inputs, other than quoted prices included within Level 1,

72	Prospectus ▪ TIAA Real Estate Account

that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include:

a.	Quoted prices for similar assets or liabilities in active markets;

b.

Quoted prices for identical or similar assets or liabilities in markets that are not active (that is, markets in which there are few transactions for the asset (or liability), the prices are not current, price quotations vary substantially either over time or among market makers (for example, some brokered markets), or in which little information is released publicly);

c.

Inputs other than quoted prices that are observable within the market for the asset (or liability) (for example, interest rates and yield curves, volatilities, prepayment speeds, loss severities, credit risks, and default rates that are observable at commonly quoted intervals); and

d.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means (for example, market-corroborated inputs).

          Examples of securities which may be held by the Account and included in Level 2 include Certificates of Deposit, Commercial Paper, Government Agency Notes and Variable Notes.

          Level 3 — Valuations for assets and liabilities that are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and are not based on market exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market, and require significant professional judgment in determining the fair value assigned to such assets or liabilities. Level 3 assets and liabilities include investments in real estate, investments in joint ventures and limited partnerships, mortgage loan receivable, and mortgage loans payable.

          An investment’s categorization within the valuation hierarchy described above is based upon the lowest level of input that is significant to the fair value measurement.

          The Account’s investments and mortgage loans payable are stated at fair value. Fair value is based upon quoted market prices, where available. If listed prices or quotes are not available, fair value is based upon vendor-provided, evaluated prices or internally-developed models that primarily use market-based or independently-sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments will be made to reflect changes in credit quality, the Account’s creditworthiness, liquidity, and other observable and unobservable data that are applied consistently over time.

          The methods described above are considered to produce fair values that represent a good faith estimate of what an unaffiliated buyer in the marketplace would pay to purchase the asset or would receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future

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fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date. As discussed below in more detail, as the Account generally obtains appraisals on a quarterly basis, there may be circumstances in the interim in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.

          The following is a description of the valuation methodologies used for investments measured at fair value.

         Valuation of Real Estate Properties

          Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the TIAA Board of Trustees (“Board”) and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation. The Account’s real estate properties are generally classified within Level 3 of the valuation hierarchy. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves significant judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s primary objective when valuing its real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of its investments. Implicit in the Account’s definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

          Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Amounts ultimately realized from each investment may vary

74	Prospectus ▪ TIAA Real Estate Account

significantly from the market value presented. Actual results could differ from those estimates.

          Real estate properties owned by the Account are initially valued based on an independent appraisal at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

          Subsequently, each property is valued each quarter with an independent external appraisal completed for each real estate property at least once a year. In general, the Account obtains appraisals for each real estate property throughout the quarter, which is intended to result in appraisal adjustments (to the extent such adjustments are made) that happen regularly throughout each quarter and not on one specific day in each period.

          Starting with the second quarter of 2009, Account management intends to have each real property owned by the Account appraised by independent appraisers once per calendar quarter. TIAA’s internal appraisal staff will continue to oversee the entire appraisal process, in conjunction with the Account’s independent fiduciary. Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. For example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale by the Account. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant).

          An independent fiduciary, Real Estate Research Corporation, has been appointed by a special subcommittee of the Investment Committee of the Board to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Account. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (“USPAP”), the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. These independent appraisers are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, RICS) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge.

          Management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. Also, the independent fiduciary can require additional appraisals if a property’s value has changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any

TIAA Real Estate Account ▪ Prospectus	75

valuation change of real estate related assets where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior calendar month. When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves mortgage valuation adjustments which exceed the prescribed limits discussed above before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

         Valuation of Real Estate Joint Ventures and Limited Partnerships

          Real estate joint ventures and certain limited partnerships are stated at the fair value of the Account’s ownership interests of the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity. The Account’s real estate joint ventures and limited partnerships are generally classified within level 3 of the valuation hierarchy.

          Certain limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. These investments are generally classified within level 3 of the valuation hierarchy.

         Valuation of Marketable Securities

          Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange, exclusive of transaction costs. Such marketable securities are classified within level 1 of the valuation hierarchy.

          Debt securities, other than money market instruments, are generally valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix. Debt securities are generally classified within level 2 of the valuation hierarchy.

76	Prospectus ▪ TIAA Real Estate Account

         Valuation of Mortgage Loan Receivable

          The mortgage loan receivable is stated at fair value. The mortgage loan receivable is valued quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral and the credit quality of the counterparty. The Account’s mortgage loan receivable is classified within level 3 of the valuation hierarchy.

         Valuation of Mortgage Loans Payable

          Mortgage loans payable are stated at fair value. The estimated fair value of mortgage loans payable is based on the amount at which the liability could be transferred exclusive of transaction costs. Mortgage loans payable are valued quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the maturity date of the loan, the return demands of the market and the credit quality of the Account. The Account’s mortgage loans payable are generally classified within level 3 of the valuation hierarchy. Interest expense for mortgage loans payable is recorded on the accrual basis taking into account the outstanding principal and contractual interest rates.

          Foreign currency transactions and translation

          Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable is included in net realized and unrealized gains and losses on investments and mortgage loans payable. Net realized gains and losses on foreign currency transactions include maturities of forward foreign currency contracts, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

          Accumulation and Annuity Funds

          The Accumulation Fund represents the net assets attributable to participants in the accumulation phase of their investment (“Accumulation Fund”). The Annuity Fund represents the net assets attributable to the participants currently receiving annuity payments (“Annuity Fund”). The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, monthly payment levels cannot be reduced as a result of the Account’s adverse mortality experience. In addition, the contracts are required to stipulate the maximum expense charge for all Account level expenses

TIAA Real Estate Account ▪ Prospectus	77

that can be assessed, which is equal to 2.50% of average net assets per year. The Account pays a fee to TIAA to assume these mortality and expense risks.

          Accounting for Investments

          Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a realized gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A realized loss occurs when the cost-to-date exceeds the sales price. Any accumulated unrealized gains and losses are reversed in the calculation of realized gains and losses.

         Rental Income

          Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance, and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted when actual operating results are determined.

          The Account has limited ownership interests in various real estate funds (limited partnerships and one limited liability corporation) and a private real estate investment trust (collectively, the “limited partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as either income or return of capital, as determined by the management of the limited partnerships. Unrealized gains and losses are calculated and recorded when the financial statements of the limited partnerships are received by the Account. As circumstances warrant, prior to the receipt of financial statements of the limited partnership, the Account will estimate the value of its interests in good faith and will from time to time seek input from the issuer or the sponsor of the investment vehicle.

          Income from real estate joint ventures is recorded based on the Account’s proportional interest of the income distributed by the joint venture. Income earned by the joint venture, but not yet distributed to the Account by the joint venture investment, is recorded as unrealized gains and losses on real estate joint ventures.

          Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date or as soon as the Account is informed of the dividend. Realized gains and losses on securities transactions are accounted for on the specific identification method.

78	Prospectus ▪ TIAA Real Estate Account

          The Account’s assets as of the close of each valuation day are valued by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments,

•	the value of the Account’s other securities and other assets,

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account,

•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non real estate-related investments (including short-term marketable securities); and

•

actual net operating income received from the Account’s properties, other real estate-related investments and non real estate-related investments (only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by the Account’s liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account.

          After the end of every quarter, the Account reconciles the amount deducted from the Account (which is established in order to approximate the costs that the Account will incur) with the expenses the Account actually incurred. If there is a difference, the Account adds it to or deducts it from the Account in equal daily installments over the remaining days of the quarter, provided that material differences may be repaid in the current calendar quarter in accordance with generally accepted accounting principles. The Account’s at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected the difference between management’s projections and the Account’s actual assets or expenses.

         New Accounting Pronouncements

          In June 2007, the Accounting Standards Executive Committee (“AcSEC”) of the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 07-1, “Clarification of the Scope of the Audit and Accounting Guide, Investment Companies, and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies.” The SOP clarifies which entities are required to apply the provisions of the Investment Companies Audit and Accounting Guide (“Guide”) and provides guidance on accounting by parent companies and equity method investors for investments in investment companies. In February 2008, FASB issued Staff Position (“FSP”) SOP 07-1 indefinitely delaying the effective date of SOP 07-1 to allow FASB time to consider significant issues related to the implementation of SOP 07-1. Management of the Account will continue to monitor FASB developments and will evaluate the financial reporting implications to the Account, as necessary.

TIAA Real Estate Account ▪ Prospectus	79

          In December 2007, FASB issued Statement No. 141(R), “Business Combinations,” which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination or a gain from a bargain purchase. It is expected that more transactions will constitute a business under FASB Statement No. 141(R). This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Account reports all investments in real estate at fair value and therefore does not account for the acquisition of real estate investments as a business combination under this statement.

          In December 2007, FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an Amendment of ARB No. 51,” which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and the deconsolidation of a subsidiary. This Statement is effective for fiscal years beginning on or after December 15, 2008. The adoption of Statement No. 160 will not impact on the financial position or results of operations of the Account.

          In May 2008, the FASB issued Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“GAAP Hierarchy”), which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Presented Fairly in Conformity with Generally Accepted Accounting Principles” (the approval occurred on September 16, 2008). This amendment removes the GAAP Hierarchy from auditing literature and places it in the accounting literature and appropriately directs the requirement to comply with the GAAP Hierarchy to the reporting entity. The application of the GAAP Hierarchy did not impact the Account.

          In October 2008, FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.” This FSP clarifies the application of Statement No. 157 in a market that is not active and applies to financial assets within the scope of accounting pronouncements that require or permit fair value measurements in accordance with Statement No. 157. The FSP is effective upon issuance, including prior periods for which financial statements have not been issued. Accordingly, the Account adopted this guidance effective September 30, 2008. The adoption of this guidance did not have a material effect on the financial position or results of operations of the Account.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

          The Account’s real estate holdings, including real estate joint ventures and limited partnerships, which, as of December 31, 2008, represented 95.63% of the Account’s total investments, expose the Account to a variety of risks. These risks include, but are not limited to:

•

General Real Estate Risk — The risk that the Account’s property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, disruptions in the credit and/or capital markets, or changing supply and demand for certain types of properties;

•

Appraisal Risk — The risk that the sale price of an Account property (i.e., the value that would be determined by negotiations between independent parties) might differ substantially from its estimated or appraised value, leading to losses or reduced profits to the Account upon sale;

•

Risk Relating to Property Sales — The risk that the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses;

•

Risks of Borrowing — The risk that interest rate changes may impact Account returns if the Account takes out a mortgage on a property, buys a property subject to a mortgage or holds a property subject to a mortgage; and

•

Foreign Currency Risk — The risk that the value of the Account’s foreign investments, related debt, or rental income could increase or decrease due to changes in foreign currency exchange rates or foreign currency exchange control regulations, and hedging against such changes, if undertaken by the Account, may entail additional costs and be unsuccessful.

          Given the significant concentration (over 95% as of December 31, 2008) of the Account’s total investments being held in real estate and real estate related assets, the Account’s net asset value will experience a more pronounced impact from valuation adjustments to its real properties than it would during periods in which the Account held between 75% and 85% of its investments in real estate and real estate related assets.

          Other risks inherent to, and associated with, the acquisition, ownership and sale of real estate related investments are detailed elsewhere in this prospectus, including in “Management’s Discussion and Analysis of the Account’s Financial Condition and Results of Operations” and the risk factors discussed in “Risks”.

          As of December 31, 2008, 4.37% of the Account’s total investments were in market risk sensitive instruments, comprised of marketable securities and an adjustable rate mortgage loan receivable. As of December 31, 2008, marketable securities include high-quality short-term debt instruments (i.e., commercial paper and government agency notes). The Statement of Investments for the Account sets forth the general financial terms of these instruments, along with their fair values,

TIAA Real Estate Account ▪ Prospectus	81

as determined in accordance with procedures described in Note 1 to the Account’s financial statements. The Account believes the diversification of its real estate portfolio, both geographically and by sector, along with its quarterly valuation procedure, helps manage the real estate and appraisal risks described above. Currently, the Account does not invest in derivative financial instruments, nor does the Account engage in any hedging activity other than the interest rate cap agreements contained in two mortgage loans payable the Account entered into during the third quarter of 2008. These interest rate cap agreements (which cap the interest rate on each mortgage loan payable at 6.50%) are discussed in more detail in Note 8 to the Account’s financial statements contained herein.

          The Account’s investments in cash equivalents, marketable securities, and mortgage loans receivable are subject to the following general risks:

•

Financial Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due (and/or declare bankruptcy or be subject to receivership) and, for common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•

Market Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

•	Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment.

•

Deposit/Money Market — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. The Account does not believe it has exposure to significant concentration of deposit risk. In addition, there is some risk that investments held in money market accounts can suffer losses.

          In addition, to the extent the Account were to hold mortgage-backed securities (including commercial mortgage-backed securities (“CMBS”)) these securities are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated repayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. The market value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. These securities may be harder to sell than other securities.

82	Prospectus ▪ TIAA Real Estate Account

          In addition to these risks, real estate equity securities (such as REIT stocks) and mortgage-backed securities would be subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. For more information on the risks associated with all of the Account’s investments, see the Account’s most recent prospectus.

VALUING THE ACCOUNT’S ASSETS

          We value the Account’s assets as of the close of each valuation day by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments;

•	the value of the Account’s other securities and other assets;

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;

•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non real estate-related investments (including short-term marketable securities); and

•

actual net operating income received from the Account’s properties, other real estate-related investments and non real estate-related investments (only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by the Account’s liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account. See “Expense Deductions” on page 88.

          Fair value for the Account’s assets is based upon quoted market prices in active exchange markets, where available. If listed prices or quotes in such markets are not available, fair value is based upon vendor-provided, evaluated prices or internally developed models that primarily use market-based or independently sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments may be made to reflect credit quality, a counterparty’s creditworthiness, the Account’s creditworthiness, liquidity, and other observable and unobservable data that are applied consistently over time.

          The methods described above are considered to produce a fair value calculation that represents a good faith estimate as to what an unaffiliated buyer in the market place would pay to purchase the asset or receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date.

TIAA Real Estate Account ▪ Prospectus	83

VALUING REAL ESTATE INVESTMENTS

          Valuing Real Property: Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the TIAA Board of Trustees (the “Board”) and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves significant judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Amounts ultimately realized from each investment may vary significantly from the market value presented. Actual results could differ from those estimates.

          In accordance with the Account’s procedures designed to implement FAS 157 (“Fair Value Measurements”) which became effective on January 1, 2008, the Account values real estate properties purchased by the Account initially based on an independent appraisal at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

          Subsequently, each property will be valued each quarter by an independent appraiser and the property value is updated as appropriate. In general, the Account obtains appraisals for each real estate property throughout the quarter, which is intended to result in appraisal adjustments (to the extent such adjustments are made) that happen regularly throughout each quarter and not on one specific day in each period. Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change (for example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale). The Account’s independent fiduciary, Real Estate Research Corporation, oversees the Account’s entire appraisal process and, among other things, must approve all independent appraisers used by the Account. TIAA’s internal appraisal staff oversees the entire appraisal process and reviews each independent quarterly appraisal in conjunction with the Account’s independent fiduciary.

          Real estate appraisals are estimates of property values based on a professional’s opinion. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (USPAP), the real estate appraisal industry standards created by The Appraisal Foundation. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. Further, these independent appraisers (as well as TIAA’s internal appraisal staff) are always expected to be

84	Prospectus ▪ TIAA Real Estate Account

MAI-designated members of the Appraisal Institute (or its European equivalent, RICS) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge.

          We intend that the overarching principle and primary objective when valuing our real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of our investments. Implicit in our definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

          The Account’s net asset value will include the value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

          Development properties will be carried at fair value, which is anticipated initially to equal the Account’s cost, and the value will be adjusted as additional development costs are incurred. Once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent external appraiser, approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.

          The Account may, at times, value properties purchased together as a portfolio as a single asset, to the extent we believe that the property will likely be sold as one portfolio. The value assigned to the portfolio as a whole may be more or less than the valuation of each property individually.

          Because of the nature of real estate assets and because the fair value of our investments is not reduced by transaction costs that will be incurred to sell the investments, the Account’s net asset value won’t necessarily reflect the net realizable value of its real estate assets (i.e., what the Account would receive if it sold them). See “—Valuation Adjustments” below.

          Valuing Real Property Encumbered by Debt: When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account continues to use the revised value for each

TIAA Real Estate Account ▪ Prospectus	85

real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

          Valuing Mortgage Loans Receivable: Mortgage loans receivable are stated at fair value and are initially valued at the face amount of the mortgage loan funding. Subsequently, mortgage loans receivable are valued quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral and the credit quality of the counterparty.

          Valuing Mortgage Loans Payable: Mortgage loans payable are stated at fair value. The estimated fair value of mortgage loans payable is generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs. Fair values are estimated based on market factors, such as market interest rates and spreads on comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the maturity date of the loan, the return demands of the market, and the credit quality of the Account. Different assumptions or changes in future market conditions could significantly affect estimated fair values. At times, the Account may assume debt in connection with the purchase of real estate.

          Valuation of Real Estate Joint Ventures and Limited Partnerships: Real estate joint ventures and limited partnerships are stated at the fair value of the Account’s ownership interests in the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgages payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. In addition, any restrictions on the right of the Account to transfer its ownership interest to third parties could adversely affect the value of the Account’s interest. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity. Certain limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. As circumstances warrant, prior to the receipt of financial statements of the limited partnership, the Account will estimate the value of its interests in good faith and will from time to time seek input from the issuer or the sponsor of the investment vehicle.

          Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual income reports, the Account’s net assets could be under- or over-valued.

          Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties.

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Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.

          Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives cash from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.

Valuation Adjustments: Management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. Also, the independent fiduciary can require additional appraisals if a property’s value has changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. For example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale by the Account. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors and we give different weight to different factors, we may not in all cases make a valuation adjustment where changing conditions could potentially affect the value of an investment.

          The independent fiduciary will need to approve adjustments to any valuation of one or more properties or real estate related assets that:

•	is made within three months of the annual independent appraisal, or

•	results in an increase or decrease of:

	•	more than 6 percent of the value of any of the Account’s properties since the last independent annual appraisal;

	•	more than 2 percent in the value of the Account since the prior calendar month; and/or

	•	more than 4 percent in the value of the Account within any calendar quarter.

          Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which participants purchase or redeem Account interests.

VALUING OTHER INVESTMENTS (INCLUDING CERTAIN REAL ESTATE-RELATED INVESTMENTS)

          Debt Securities and Money Market Instruments: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for

TIAA Real Estate Account ▪ Prospectus	87

such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, except when we believe the prices do not accurately reflect the security’s fair value. We value money market instruments with maturities of one year or less in the same manner as debt securities, or by using a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. All debt securities, including those for which market quotations are not readily available, may also be valued at fair value as determined in good faith by the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole.

          Equity Securities: We value equity securities (including REITs) listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

          We value equity securities traded on the Nasdaq Stock Market at the Nasdaq Official Closing Price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Other U.S. over-the-counter equity securities are valued at the mean of the last bid and asked prices.

          Mortgage-Backed Securities: We value mortgage-backed securities in the same manner in which we value debt securities, as described above.

          Foreign Securities: To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.

          Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of TIAA’s Board of Trustees and in accordance with the responsibilities of TIAA’s Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.

EXPENSE DEDUCTIONS

          Expense deductions are made each Valuation Day from the net assets of the Account for various services to manage investments, administer the Account and the contracts, distribute the contracts and to cover certain risks borne by TIAA. Services are provided “at cost” by TIAA and Services. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. TIAA guarantees

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that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

          The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2009 through April 30, 2010. Actual expenses may be higher or lower.

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[1,2]	%	For total services to the Account

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.

          Please also see “Summary of Account’s Expense Deductions” on page 6 for more detail regarding TIAA’s and Services’ provision of these at cost services to the Account.

          After the end of every quarter, we reconcile the amount deducted from the Account as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the quarter, provided that material differences may be repaid in the current calendar quarter, in accordance with generally accepted accounting principles (GAAP). Our at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses.

          The size of the Account’s assets can be affected by many factors, including premium growth, participant transfers into or out of the Account, and any changes in the value of portfolio holdings. In addition, our operating expenses can fluctuate based on a number of factors including participant transaction volume, operational efficiency, and technological, personnel and other infrastructure costs. Historically, the adjusting payments have resulted in both upward and downward adjustments to the Account’s expense deductions for the following quarter.

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          TIAA’s Board of Trustees can revise the expense rates (the daily deduction rate before the quarterly adjustment) for the Account from time to time, usually on an annual basis, to keep deductions as close as possible to actual expenses.

          Currently there are no deductions from premiums or withdrawals, but we might change this in the future. Property expenses, brokers’ commissions, transfer taxes, and other portfolio expenses are charged directly to the Account.

EMPLOYER PLAN FEE WITHDRAWALS

          Your employer may, in accordance with the terms of your plan, and with TIAA’s approval, withdraw amounts from your Real Estate Account accumulation under your Retirement Choice or Retirement Choice Plus contract, and, on a limited basis, under your GA, GSRA, GRA or Keogh contract, to pay fees associated with the administration of the plan. These fees are separate from the expense deductions of the Account, and are not included for purposes of TIAA’s guarantee that the total annual expense deduction of the Account will not exceed 2.50% of average net assets per year.

          The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of your plan. TIAA will determine all values as of the end of the effective date. An employer plan fee withdrawal cannot be revoked after its effective date. Each employer plan fee withdrawal will be made on a pro-rata basis from all your available TIAA and CREF accounts. An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.

CERTAIN RELATIONSHIPS WITH TIAA

          As noted elsewhere in this prospectus, the TIAA general account plays a significant role in operating the Real Estate Account, including providing a liquidity guarantee, and investment advisory, administration and other services. In addition, Services, a wholly owned subsidiary of TIAA, provides distribution services for the Account.

          Liquidity Guarantee. As noted above under “Establishing and Managing the Account — The Role of TIAA — Liquidity Guarantee,” if the Account’s liquid assets and its cash flow from operating activities and participant transactions are insufficient to fund redemption requests, the TIAA general account has agreed to purchase liquidity units. TIAA thereby guarantees that a participant can redeem accumulation units at their net asset value next determined.

          In the year ended December 31, 2008, TIAA purchased liquidity units in an amount equal to $155.6 million. During 2008 and through March 18, 2009, the TIAA general account has purchased liquidity units in an aggregate amount equal to $942.6 million in a number of separate transactions. These liquidity units are valued in the same manner as are accumulation units held by the Account’s participants.

          For the years ended December 31, 2008, December 31, 2007 and December 31, 2006, the Account expensed $19.7 million, $19.4 million and $3.9 million, respectively, for this liquidity guarantee from TIAA through a daily deduction from the net assets of the Account.

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          Investment Advisory, Administrative, and Distribution Services/Certain Risks Borne by TIAA. As noted above under “Expense Deductions” on page 88, deductions are made each Valuation Day from the net assets of the Account for various services required to manage investments, administer the Account and distribute the contracts. These services are performed at cost by TIAA and Services. Deductions are also made each Valuation Day to cover mortality and expense risks borne by TIAA.

          For the years ended December 31, 2008, December 31, 2007 and December 31, 2006, the Account expensed $47.6 million, $49.2 million and $26.9 million, respectively, for investment advisory services and $8.1 million, $8.1 million and $6.9 million, respectively, for mortality and expense risks provided/borne by TIAA. For the same period, the Account expensed $77.6 million, $63.6 million and $45.7 million, respectively, for administrative and distribution services provided by TIAA and Services, as applicable. Through December 31, 2007, administrative and distribution services were provided to the Account by Services. Effective January 1, 2008, administrative services have been provided to the Account by TIAA, while distribution services have continued to be provided to the Account by Services.

THE CONTRACTS

          TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GA, GRA, GSRA, Retirement Choice, Retirement Choice Plus, or Keogh contracts. CREF is a companion organization to TIAA. A companion CREF contract may have been issued to you when you received the TIAA contract offering the Account. For more information about the CREF annuity contracts, the TIAA traditional annuity, the TIAA Access variable annuity accounts, other TIAA separate accounts offered from time to time and particular mutual funds and investment options offered under the terms of your plan, please see the applicable contracts and respective prospectuses for those investment options.

          Importantly, neither TIAA nor CREF guarantee the investment performance of the Account nor do they guarantee the value of your units at any time.

RA (RETIREMENT ANNUITY) AND GRA (GROUP RETIREMENT ANNUITY)

          RA and GRA contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

          Depending on the terms of your employer’s plan, RA premiums can be paid by your employer, you, or both. GRA premiums can only be paid by your employer (though some such premiums may be paid by your employer pursuant to a salary reduction agreement). If you’re paying some or all of the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you

TIAA Real Estate Account ▪ Prospectus	91

won’t be able to take tax deductions for these contributions. You can also transfer accumulations from another investment choice under your employer’s plan to your contract. Ask your employer for more information about these contracts.

SRA (SUPPLEMENTAL RETIREMENT ANNUITY) AND GSRA (GROUP SUPPLEMENTAL RETIREMENT ANNUITY)

          These are generally limited to supplemental voluntary tax-deferred annuity (TDA) plans and supplemental 401(k) plans. SRA contracts are issued directly to you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Generally, your employer pays premiums in pre-tax dollars through salary reduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. Although you can’t pay premiums directly, you can transfer amounts from other TDA plans.

RETIREMENT CHOICE/RETIREMENT CHOICE PLUS ANNUITIES

          These are very similar in operation to the GRAs and GSRAs, respectively, except that, unlike GRAs, they are issued directly to your employer or your plan’s trustee. Among other rights, the employer retains the right to transfer accumulations under these contracts to alternate funding vehicles.

CLASSIC IRA AND ROTH IRA

          Classic IRAs are individual contracts issued directly to you. Joint accounts are not permissible. You and your spouse can each open a Classic IRA with an annual contribution of up to $5,000 or by rolling over funds from another IRA or eligible retirement plan, if you meet the Account’s eligibility requirements. If you are age 50 or older, you may contribute up to $6,000. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $5,000, or $6,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2009; different dollar limits may apply in future years.) We can’t issue you a joint contract.

          Roth IRAs are also individual contracts issued directly to you. You or your spouse can each open a Roth IRA with an annual contribution up to $5,000 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet the Account’s eligibility requirements, subject to rules applicable to Roth IRA conversions. If you are age 50 or older you may contribute up to $6,000. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $5,000, or $6,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2009; different dollar limits may apply in future years.) We can’t issue you a joint contract.

          Your employer may offer SEP IRAs (Simplified Employee Retirement Plans), which are subject to different rules.

          Classic and Roth IRAs may together be referred to as “IRAs” in this prospectus.

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GA (GROUP ANNUITY) AND INSTITUTIONALLY OWNED GSRA

          These are used exclusively for employer retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these contracts including withdrawing completely from the Account. If a GA or Institutionally Owned GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.

KEOGH CONTRACTS

          TIAA also offers contracts under Keogh plans. If you are a self-employed individual who owns an unincorporated business, you can use the Account’s Keogh contracts for a Keogh plan, and cover common law employees, subject to the Account’s eligibility requirements.

ATRA (AFTER-TAX RETIREMENT ANNUITY)

          The after-tax retirement annuities (ATRA) are individual non-qualified deferred annuity contracts, issued to participants who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract.

          Note that the tax rules governing these non-qualified contracts differ significantly from the treatment of qualified contracts. See “Taxes,” on page 109 for more information.

ELIGIBILITY FOR IRA AND KEOGH CONTRACTS

          Each of you and your spouse can open a Classic or Roth IRA or a Keogh if you’re a current or retired employee or trustee of an Eligible Institution, or if you own a TIAA or CREF annuity contract or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an Eligible Institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.

STATE REGULATORY APPROVAL

          State regulatory approval may be pending for certain of these contracts and they may not currently be available in your state.

TIAA Real Estate Account ▪ Prospectus	93

STARTING OUT

          Generally, we’ll issue you a TIAA contract when we receive a completed application or enrollment form in good order. “Good order” means actual receipt of the order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.

          If your application is incomplete and we do not receive the necessary information and signed application in good order within five business days of our receipt of the initial premium, we will return the initial premium at that time. See also “—Determining the Value of Your Interest in the Account—Accumulation Units” below.

          If we receive premiums from your employer and, where applicable, a completed application from you before we receive your specific allocation instructions (or if your allocation instructions violate employer plan restrictions or do not total 100%), we will invest all premiums remitted on your behalf in the default option your employer has designated. We consider your employer’s designation of a default option to be an instruction to us to allocate your premiums to that option as described above. You should consult your plan documents or sales representative to determine your employer’s designated default option and to obtain information about that option. Further, to the extent you hold an IRA contract, the default option will be that fund or account specified in your IRA forms. When we receive complete allocation instructions from you, we’ll follow your instructions for future premiums. However, if you want the premiums previously allocated to the default option (and earnings and losses on them) to be transferred to the options identified in your instructions, you must specifically request that we transfer these amounts from the default option to your investment option choices.

          Amounts may be invested in an account other than the Real Estate Account (absent a participant’s specific instructions) only in the limited circumstances identified in the paragraph immediately above and the circumstance outlined below under “How to Transfer and Withdraw Your Money—Possible Restrictions on Premiums and Transfers to the Account,” namely: (1) we receive premiums before we receive your completed application or allocation instructions, (2) a participant’s allocations violate employer plan restrictions or do not total 100%, or (3) we stop accepting premiums for and/or transfers into the Account.

          TIAA generally doesn’t currently restrict the amount or frequency of payment of premiums to your contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts. There also may be restrictions on remitting premiums on an IRA. In addition, the Internal Revenue Code limits

94	Prospectus ▪ TIAA Real Estate Account

the total annual premiums you may invest in plans qualified for favorable tax treatment. If you want to directly contribute personal premiums under the contractual provisions of your RA contract, you will be issued an ATRA contract. Premiums and any earnings on the ATRA contract will not be subject to your employer’s retirement plan. The only restrictions relating to these premiums are in the contract itself.

          In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA accepts premiums to a contract during your accumulation period. Once your first premium has been paid, your TIAA contract can’t lapse or be forfeited for nonpayment of premiums. TIAA can stop accepting premiums to the Real Estate Account at any time.

          Note that we cannot accept money orders or travelers checks. In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.

          We will not be deemed to have received any premiums sent to the addresses designated for remitting premiums until the third-party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

          You will receive a confirmation statement each time you remit premiums, or make a transfer to or a cash withdrawal from the Account. The statement will show the date and amount of each transaction. However, if you’re using an automatic investment plan, you’ll receive a statement confirming those transactions following the end of each calendar quarter.

          If you have any accumulations in the Account, you will be sent a statement in each quarter which sets forth the following information:

(1)	Premiums paid during the quarter;

(2)	The number and dollar value of accumulation units in the Account credited to the participant during the quarter and in total;

(3)	Cash withdrawals, if any, from the Account during the quarter; and

(4)	Any transfers during the quarter.

          You also will receive reports containing the financial statements of the Account and certain information about the Account’s investments.

          Important Information About Procedures for Opening a New Account

          To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

          What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number and other information that will allow us to identify you, such as your home telephone number and driver’s license or certain other identifying documents. Until you provide us with the information needed, we may not be able to open an account or effect any transactions for you. Furthermore, if we are unable to verify your identity, or that

TIAA Real Estate Account ▪ Prospectus	95

of another person authorized to act on your behalf, or if it is believed that potentially criminal activity has been identified, we reserve the right to take such action as deemed appropriate, which may include closing your account.

CHOOSING AMONG INVESTMENT ACCOUNTS

          After you receive your contract, you can allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s traditional annuity, the CREF variable investment accounts, the TIAA Access variable annuity accounts, other TIAA separate accounts offered from time to time (if available under the terms of your employer’s plan) and, in some cases, certain mutual funds if the account or fund is available under your employer’s plan.

          You can change your allocation choices for future premiums by:

•	writing to our home office at 730 Third Avenue, New York, NY 10017-3206;

•	using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org; or

•	calling our Automated Telephone Service (24 hours a day) at 800 842-2252.

THE RIGHT TO CANCEL YOUR CONTRACT

          Generally, you may cancel any RA, SRA, GSRA, Classic IRA Roth IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) subject to the time period regulated by the state in which the contract is issued. To cancel a contract, mail or deliver the contract with your cancellation instructions (or signed Notice of Cancellation when such has been provided with your contract) to our home office. We’ll cancel the contract, then send either the current accumulation or the premium, depending on the state in which your contract was issued, to whomever originally submitted the premiums. Unless we are returning premiums paid as required by state law, you will bear the investment risk during this period.

DETERMINING THE VALUE OF YOUR INTEREST IN THE ACCOUNT — ACCUMULATION UNITS

          Each payment to the Real Estate Account buys a number of accumulation units. Similarly, any withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for accumulation units, and the price you receive for accumulation units when you redeem accumulation units, is the value of the accumulation units calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer). This date is called the “effective date.” Therefore, if we receive your purchase, redemption or transfer request in good order before the NYSE closes, that business day will be considered the effective date of your order. If we receive your request in good order after the NYSE closes, the next business day will be considered the effective date of your order.

96	Prospectus ▪ TIAA Real Estate Account

          Payments and orders to redeem accumulation units (or adjustments thereto) may be processed after the effective date. “Processed” means when amounts are credited or debited to you in the Account. In the event there are market fluctuations between the effective date and the processing date and the price of accumulation units on the processing date is higher or lower than your price on the effective date, that difference will be paid or retained by Services, the Account’s distributor. This amount, which may be positive or negative, together with similar amounts paid or retained by Services in connection with transactions involving other investment products offered under pension plans administered by TIAA or its affiliates and the amount of interest, if any, paid by Services to participants in connection with certain delayed payments, is apportioned to the Account pursuant to an agreement with Services, under which the Account reimburses Services for the services it has provided to the Account.

          The accumulation unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.

          Calculating Accumulation Unit Values: We calculate the Account’s accumulation unit value at the end of each valuation day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

A.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.

B.	The value of the Account’s net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

HOW TO TRANSFER AND WITHDRAW YOUR MONEY

          Generally, TIAA allows you to move your money to or from the Real Estate Account in the following ways:

•	from the Real Estate Account to a CREF investment account, a TIAA Access variable account (if available) or TIAA’s traditional annuity;

•

to the Real Estate Account from a CREF investment account, a TIAA Access variable account (if available) or TIAA’s traditional annuity (transfers from TIAA’s traditional annuity under RA, GRA or Retirement Choice contracts are subject to restrictions);

•	from the Real Estate Account to other companies;

•	to the Real Estate Account from other companies/plans;

•	by withdrawing cash; and

•	by setting up a program of automatic withdrawals or transfers.

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          For more information regarding the transfer policies of CREF, TIAA Access or another investment option listed above, please see the respective contract, prospectus or other governing instrument.

          These transactions generally must be for at least $1,000 at a time (except for systematic transfers or withdrawals which must be for at least $100) or your entire Account accumulation, if less. These options may be limited by the terms of your employer’s plan, by current tax law, or by the terms of your contract, as set forth below. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and/or withdrawals in the future.

          As indicated, transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation in good order. You can also choose to have transfers and withdrawals take effect at the close of any future business day. For any transfers to TIAA’s traditional annuity, the crediting rate will be the rate in effect at the close of business of the first day that you participate in TIAA’s traditional annuity, which is the next business day after the effective date of the transfer.

          To request a transfer or to withdraw cash:

•	write to TIAA’s home office at 730 Third Avenue, New York, NY 10017-3206;

•	call us at 800 842-2252; or

•	for internal transfers, using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org

          You may be required to complete and return certain forms to effect these transactions. We can limit, suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

          Before you transfer or withdraw cash, make sure you understand the possible federal and other income tax consequences. See “Taxes” on page 109.

TRANSFERS TO AND FROM OTHER TIAA-CREF ACCOUNTS AND FUNDS

          Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA’s traditional annuity, to another TIAA annuity offered by your employer’s plan, to one of the CREF accounts, to a TIAA Access variable annuity account or to mutual funds offered under the terms of your employer’s plan. Transfers to CREF accounts or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract.

          You can also transfer some or all of your accumulation in TIAA’s traditional annuity, in your CREF accounts, TIAA Access variable annuity accounts or in the mutual funds or TIAA annuities offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers the Account. Transfers from TIAA’s traditional annuity to the Real Estate Account under RA, GRA or Retirement Choice contracts can only be effected over a period of time (up to 10 annual

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installments) and may be subject to other limitations, as specified in your contract. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.

          Because excessive transfer activity can hurt Account performance and other participants, subject to applicable state law, we may seek to further limit how often you transfer or otherwise modify the transfer privilege.

TRANSFERS TO OTHER COMPANIES

          Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company, and the $1,000 minimum will not apply to these transfers. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans.

          Under the Retirement Choice and Retirement Choice Plus contracts, your employer could transfer monies from the Account and apply it to another account or investment option, subject to the terms of your plan, and without your consent.

TRANSFERS FROM OTHER COMPANIES/PLANS

          Subject to your employer’s plan and federal tax law, you can usually transfer or roll over money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also roll over before-tax amounts in a Classic IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Similarly, subject to your employer’s plan, you may be able to roll over funds from 401(a), 403(a), 403(b) and governmental 457(b) plans to a TIAA Classic IRA or, subject to applicable income limits, from an IRA containing funds originally contributed to such plans, to either a TIAA Classic or Roth IRA, subject to rules applicable to Roth IRA conversion. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA.

WITHDRAWING CASH

          You may withdraw cash from your SRA, GSRA, IRA, or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law permits it (see below). Real Estate Account cash withdrawals from your RA, GRA, Retirement Choice or Retirement Choice Plus accumulation may be limited by the terms of your employer’s plan and federal tax law. Normally, you can’t withdraw money from a contract if you’ve already applied that money to

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begin receiving lifetime annuity income. Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. Withdrawals are generally available only if you reach age 59½, leave your job, become disabled, die, or satisfy requirements related to qualified distributions or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, and not investment earnings. You may be subject to a 10 percent penalty tax if you make a withdrawal before you reach age 59½, unless an exception applies to your situation.

          Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70½, leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59½). If you’re married, you may be required by law or your employer’s plan to show us advance written consent from your spouse before TIAA makes certain transactions on your behalf.

          Special rules and restrictions apply to Classic and Roth IRAs.

SYSTEMATIC WITHDRAWALS AND TRANSFERS

          If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw or transfer from your Real Estate Account accumulation any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically withdrawn or transferred at a time. Further, a systematic plan of this type may allow pre-specified transfers or withdrawals to be made more often than quarterly, depending on the terms of your employer’s plan.

WITHDRAWALS TO PAY ADVISORY FEES

          You can set up a program to have monies withdrawn directly from your retirement plan (if your employer’s plan allows) or IRA accumulations to pay your financial advisor. You will be required to complete and return certain forms to effect these withdrawals, including how and from which accounts you want these monies to be withdrawn. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. See the discussion under “Taxes” below.

POSSIBLE RESTRICTIONS ON PREMIUMS AND TRANSFERS TO THE ACCOUNT

          From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find enough appropriate real estate related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or

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transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right (subject to the terms of some contracts) to stop accepting premiums and/or transfers at any time without prior notice.

          If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the default option designated by your employer instead (or the default option specified on your IRA forms), unless you give us other allocation instructions. We will not transfer these amounts out of the default option designated by your employer when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

ADDITIONAL LIMITATIONS

          Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.

MARKET TIMING / EXCESSIVE TRADING POLICY

          There are participants who may try to profit from making transactions back and forth among the CREF accounts, the Real Estate Account, the TIAA Access variable accounts and the mutual funds or other investment options available under the terms of your plan in an effort to “time” the market or for other reasons. As money is shifted in and out of these accounts, the accounts or funds may incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate these costs. In addition, excessive trading can interfere with efficient portfolio management and cause dilution if traders are able to take advantage of pricing inefficiencies. Consequently, the Account is not appropriate for market timing or frequent trading and you should not invest in the Account if you want to engage in such activity.

          To discourage this activity, transfers from the Real Estate Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter (the exception being described on page 100 above in “—Systematic Withdrawals and Transfers”).

          TIAA reserves the right to reject any purchase or exchange request with respect to the Account, including when it is believed that a request would be disruptive to the Account’s efficient portfolio management. TIAA also may suspend or terminate your ability to transact in the Account by telephone, fax or over the Internet for any reason, including the prevention of excessive trading. A purchase or exchange request could be rejected or electronic trading privileges

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could be suspended because of the timing or amount of the investment or because of a history of excessive trading by the participant. Because TIAA has discretion in applying this policy, it is possible that similar transaction activity could be handled differently because of the surrounding circumstances. Notwithstanding such discretion, TIAA seeks to apply its excessive trading policies and procedures uniformly to all Account participants. As circumstances warrant, TIAA may request transaction data from intermediaries from time to time to verify whether the Account’s policies are being followed and/or to instruct intermediaries to take action against participants who have violated the Account’s policies. TIAA has the right to modify these policies and procedures at any time without advance notice.

          The Account is not appropriate for excessive trading. You should not invest in the Account if you want to engage in excessive trading or market timing activity.

          Participants seeking to engage in excessive trading may deploy a variety of strategies to avoid detection, and, despite TIAA’s efforts to discourage excessive trading, there is no guarantee that TIAA or its agents will be able to identify all such participants or curtail their trading practices.

          If you invest in the Account through an intermediary, including through a retirement or employee benefit plan, you may be subject to additional market timing or excessive trading policies implemented by the intermediary or plan. Please contact your intermediary or plan sponsor for more details.

RECEIVING ANNUITY INCOME

THE ANNUITY PERIOD IN GENERAL

          You can receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59½ to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty tax. Your employer’s plan may also restrict when you can begin income payments. Under the minimum distribution rules of the Internal Revenue Code, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70½ or you retire. Certain minimum distribution requirements for 2009 have been waived, although there is still uncertainty regarding whether this applies to certain plans and how it will be implemented. Please consult your tax advisor. For more information, see “Taxes—Minimum Distribution Requirements,” on page 110. Also, you can’t begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.

          Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started payments you usually can’t change your income option or annuity partner for that payment stream.

          Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any

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interval that would cause the initial payment to be less than $100.) We’ll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

          Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account’s investment experience and the income change method you choose.

          There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (April 1 through March 31). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see page 106. The total value of your annuity payments may be more or less than your total premiums.

ANNUITY STARTING DATE

          Ordinarily, annuity payments begin on the date you designate as your annuity starting date, provided we have received all documentation necessary for the income option you’ve picked. If something’s missing, we’ll defer your annuity starting date until we receive the missing information. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you have given us further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.

INCOME OPTIONS

          Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA, Retirement Choice, Retirement Choice Plus or Keogh contract. Ordinarily you’ll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date. After your annuity starting date, you cannot change your income option.

          All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

•

One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will continue to your beneficiary until the end of the period. If you don’t opt for a guaranteed period, all payments end

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at your death — so that it’s possible for you to receive only one payment if you die less than a month after payments start. (The 15-year guaranteed period is not available under all contracts.)

•	Annuity for a Fixed Period: Pays income for any period you choose from 5 to 30 years (2 to 30 years for RAs, SRAs and GRAs). (This option is not available under all contracts.)

•

Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are four types of two-life annuity options, all available with or without a guaranteed period — Full Benefit to Survivor, Two-Thirds Benefit to Survivor, 75% Benefit to Annuity Partner and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.

•

Minimum Distribution Option (MDO) Annuity: Generally available only if you must begin annuity payments under the Internal Revenue Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier — contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. (The option is not available under all contracts.)

          You must apply your entire accumulation under a contract if you want to use the MDO annuity. It is possible that income under the MDO annuity will cease during your lifetime. Prior to age 90, and subject to applicable plan and legal restrictions, you can elect a distribution option other than the MDO option and apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you’re eligible. Using an MDO won’t affect your right to take a cash withdrawal of any accumulation not yet distributed. This pay-out annuity is not available under the Retirement Choice or Retirement Choice Plus contracts. Instead, required minimum distributions will be paid directly from these contracts pursuant to the terms of your employer’s plan.

          For any of the income options described above, current federal tax law provides that your guaranteed period can’t exceed the joint life expectancy of you and your beneficiary or annuity partner. If you are married at your annuity start date, you may be required by law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives the right. Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.

          Receiving Lump Sum Payments (Retirement Transition Benefit): If your employer’s plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an accumulation being converted to annuity income on the annuity starting date. (This does not apply to IRAs.) Of course, if your employer’s plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The

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retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See “Taxes” on page 109.

          If you haven’t picked an income option when the annuity starting date arrives for your contract, TIAA usually will assume you want the one-life annuity with 10-year guaranteed period if you’re unmarried, subject to the terms of your plan, paid from TIAA’s traditional annuity. If you’re married, we may assume for you a survivor annuity with half-benefit to annuity partner with a 10-Year guaranteed period, with your spouse as your annuity partner, paid from TIAA’s traditional annuity. If you haven’t picked an income option when the annuity starting date arrives for your IRA, we may assume you want the minimum distribution option annuity.

TRANSFERS DURING THE ANNUITY PERIOD

          After you begin receiving annuity income, you can transfer all or part of the future annuity income payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF or TIAA account or TIAA’s traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option, and have the same first and second annuitant, and remaining guaranteed period.

          We’ll process your transfer on the business day we receive your request in good order. You can also choose to have a transfer take effect at the close of any future business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s traditional annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the following March 31.

ANNUITY PAYMENTS

          The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.

          Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year — the payment valuation day. Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following each March 31 revaluation will be reflected in the following year’s value.

          Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the

TIAA Real Estate Account ▪ Prospectus	105

month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account. The formulas for calculating the number and value of annuity units payable are described below.

          Calculating the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

          The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

          The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

          Value of Annuity Units: The Real Estate Account’s annuity unit value is calculated separately for each income change method for each business day and for the last calendar day of each month. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.

          The initial value of the annuity unit for a new annuitant is the value determined as of the day before annuity payments start.

          For participants under the annual income change method, the value of the annuity unit for payment remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of such March 31.

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          For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

          Further, certain variable annuity payouts might not be available if issuing the payout annuity would violate state law.

          TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future. No such modification will reduce any participant’s benefit once the participant’s annuitization period has commenced.

DEATH BENEFITS

AVAILABILITY; CHOOSING BENEFICIARIES

          Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner dies. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

YOUR SPOUSE’S RIGHTS

          Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

AMOUNT OF DEATH BENEFIT

          If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period.

PAYMENT OF DEATH BENEFIT

          To authorize payment and pay a death benefit, we must have received all necessary forms and documentation, including proof of death and the selection of the method of payment.

METHODS OF PAYMENT OF DEATH BENEFITS

          Generally, you can choose for your beneficiary the method we’ll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also prevent your beneficiaries from changing it. Most people leave the choice

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to their beneficiaries. We can prevent any choice if its initial payment is less than $25. If death occurs while your contract is in the accumulation stage, in most cases we can pay the death benefit using the TIAA-CREF Savings & Investment Plan. We won’t do this if you preselected another option or if the beneficiary elects another option. Some beneficiaries aren’t eligible for the TIAA-CREF Savings & Investment Plan. If your beneficiary isn’t eligible and doesn’t specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.

          Payments During the Accumulation Period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

•	Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;

•	One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;

•	Annuity for a Fixed Period of 5 to 30 years (not available under Retirement Choice or Retirement Choice Plus), in which the death benefit is paid for a fixed period;

•

Accumulation-Unit Deposit Option, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account’s investment experience (generally the death benefit value must be at least $5,000); (This option is not available under all contracts) and

•

Minimum Distribution Option (also called the TIAA-CREF Savings & Investment Plan), which automatically pays income according to the Internal Revenue Code’s minimum distribution requirements (not available under Retirement Choice or Retirement Choice Plus). It operates in much the same way as the MDO annuity income option. It’s possible, under this method, that your beneficiary won’t receive income for life.

          Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments.

          Payments During the Annuity Period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.

          Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more

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information on death benefits, see the discussion under “Taxes” below, or for further detail, contact TIAA.

TAXES

          This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

HOW THE REAL ESTATE ACCOUNT IS TREATED FOR TAX PURPOSES

          The Account is not a separate taxpayer for purposes of the Internal Revenue Code — its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

TAXES IN GENERAL

          During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren’t taxable when withdrawn, but earnings attributable to these amounts are taxable unless those amounts are contributed as Roth contributions to a 401(a) or 403(b) plan and certain criteria are met before the amounts (and the income on the amounts) are withdrawn. Death benefits are usually also subject to federal estate and state estate or inheritance taxation. Generally, transfers between qualified retirement plans are not taxed. Generally, contributions you can make under an employer’s plan are limited by federal tax law. Employee voluntary salary reduction contributions and Roth after-tax contributions to 403(b) and 401(k) plans are limited in the aggregate to $16,500 per year ($22,000 per year if you are age 50 or older). Certain long-term employees may be able to defer up to $19,500 per year in a 403(b) plan ($25,000 per year if you are age 50 or older). Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $5,000 per year ($6,000 per year for taxpayers age 50 or older).

          The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $16,500 ($22,000 if you are age 50 or older). Special catch-up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.

          Note that the dollar limits listed above are for 2009; different dollar limits may apply in future years.

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EARLY DISTRIBUTIONS

          If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59½, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10 percent penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won’t have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.

MINIMUM DISTRIBUTION REQUIREMENTS

          In most cases, payments from qualified contracts must begin by April 1 of the year after the year you reach age 70½, or if later, by retirement. For Classic IRAs, and with respect to 5 percent or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70½. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules. Certain minimum distribution requirements for 2009 have been waived, although there is still uncertainty regarding whether this applies to certain plans and how it will be implemented. Please consult your tax advisor.

WITHHOLDING ON DISTRIBUTIONS

          If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardship withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.

          For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don’t have your

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taxpayer identification number on file, we still are required to deduct taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.

SPECIAL RULES FOR AFTER-TAX RETIREMENT ANNUITIES

          If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.

          In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:

•

Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).

•

Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.

          Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated beneficiary or for a period not extending beyond the life expectancy of your designated beneficiary. The “designated beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of your death. However, if the designated beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.

          Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are taxed like annuity payments if distributed as annuity payments. Your beneficiary may be required to take death benefit proceeds within a certain time period.

          Penalty Tax on Certain Distributions. You may have to pay a penalty tax (10 percent of the amount treated as taxable income) on distributions you take prior to age 59½. There are some exceptions to this rule, however. You should consult a tax advisor for information about those exceptions.

TIAA Real Estate Account ▪ Prospectus	111

          Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.

          Certain Designations or Exchanges. Designating an annuitant, payee or other beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax advisor before you engage in any of these transactions.

          Multiple Contracts. All non-qualified deferred annuity contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10 percent penalty tax (see above).

          Diversification Requirements. The investments of the Real Estate Account must be “adequately diversified” in order for the ATRA Contracts to be treated as annuity contracts for Federal income tax purposes. It is intended that Real Estate Account will satisfy these diversification requirements.

          Owner Control. In certain circumstances, owners of non-qualified variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. While we believe that the ATRA Contracts do not give you investment control over assets in the Real Estate Account or any other separate account underlying your ATRA Contract, we reserve the right to modify the ATRA Contracts as necessary to prevent you from being treated as an owner of the assets in the Real Estate Account.

FEDERAL ESTATE TAXES

          While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

GENERATION-SKIPPING TRANSFER TAX

          Under certain circumstances, the Code may impose a “generation skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

RESIDENTS OF PUERTO RICO

          The IRS has announced that income from an annuity received by residents of Puerto Rico is U.S.-source income that is generally subject to United States federal income tax.

112	Prospectus ▪ TIAA Real Estate Account

ANNUITY PURCHASES BY NONRESIDENT ALIENS

          The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers who are nonresident aliens are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

SPECIAL RULES FOR WITHDRAWALS TO PAY ADVISORY FEES

          If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

•	the payment is for expenses that are ordinary and necessary;

•	the payment is made from a Section 401 or 403 retirement plan or an IRA;

•

your financial advisor’s payment is only made from the accumulations in your retirement plan or IRA, as applicable, and not directly by you or anyone else, under the agreement with your financial advisor; and

•	once advisory fees begin to be paid from your retirement plan or IRA, as applicable, you continue to pay those fees solely from your plan or IRA, as applicable, and not from any other source.

          However, withdrawals to pay advisory fees to your financial advisor from your accumulations under an ATRA contract will be treated as taxable distributions.

FOREIGN TAX CREDIT

          The Account may be subject to foreign taxes on investments in other countries, including capital gains tax on any appreciation in value when a real estate investment in a foreign jurisdiction is eventually sold. Any potential tax impact will not be reflected in the valuation of the foreign investment and may not be fully reflected in a tax accrual by the Account. Upon payment of any foreign tax by the Account, TIAA will receive a foreign tax credit, which may be available to reduce its U.S. tax burden. The Account is a segregated asset account of TIAA and incurs no material federal income tax attributable to the investment performance of the Account under the Internal Revenue Code. As a result, the Account will not realize any tax benefit from any foreign tax credit that may be available to TIAA; however, to the extent that TIAA can utilize the foreign tax credit in its consolidated tax return, TIAA will reimburse the Account for that benefit at that time. The extent to which TIAA is able to utilize the credits when the Account incurs a foreign tax will determine the amount and timing of reimbursement from TIAA to the Account for the resulting foreign tax credit. The Account’s unit values may be adversely impacted in the future if a foreign tax is paid, and TIAA is not able to utilize (and

TIAA Real Estate Account ▪ Prospectus	113

therefore does not reimburse the Account for), either immediately or in the future, the foreign tax credit earned as a result of the foreign tax paid by the Account.

POSSIBLE TAX LAW CHANGES

          Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on your contract.

          We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

GENERAL MATTERS

MAKING CHOICES AND CHANGES

          You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

TELEPHONE AND INTERNET TRANSACTIONS

          You can use our Automated Telephone Service (ATS) or the TIAA-CREF Web Center’s account access feature to check your account balances, transfer to TIAA’s traditional annuity, TIAA Access variable annuity accounts or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA-CREF. You will be asked to enter your Personal Identification Number (PIN) and social security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.

          To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the TIAA-CREF Web Center at www.tiaa-cref.org. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

VOTING RIGHTS

          You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

114	Prospectus ▪ TIAA Real Estate Account

ELECTRONIC PROSPECTUS

          If you received this prospectus electronically and would like a paper copy, please call 877 518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.

HOUSEHOLDING

          To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877 518-9161, or write us.

MISCELLANEOUS POLICIES

          Amending the Contracts: The contract may be amended by agreement of TIAA and the contractholder without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of the contract, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer of TIAA.

          If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

          Texas Optional Retirement Program Restrictions: If you’re in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state’s public institutions of higher education.

          Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

          Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Internal Revenue Code, we’ll refund them to your employer as long as we’re requested to do so (in writing) before you start receiving annuity income.

          Any time there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.

          Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

          Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership,

TIAA Real Estate Account ▪ Prospectus	115

trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

          Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

          Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

DISTRIBUTION

          The annuity contracts are offered continuously by Services, which is registered with the SEC as a broker-dealer and a registered investment adviser and is a member of the Financial Industry Regulatory Authority (“FINRA”). Teachers Personal Investors Services, Inc. (TPIS), which is also registered with the SEC and is a member of FINRA, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect wholly owned subsidiaries of TIAA. Their addresses are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid for distributing the contracts.

STATE REGULATION

          TIAA, the Real Estate Account, and the contracts are subject to regulation by the NYID as well as by the insurance regulatory authorities of certain other states and jurisdictions.

          TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account’s books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

LEGAL MATTERS

          All matters involving state law and relating to the contracts, including TIAA’s right to issue the contracts, have been passed upon by Jonathan Feigelson, Senior Vice President and General Counsel of TIAA. Dechert LLP has provided legal advice to the Account related to certain matters under the federal securities laws.

116	Prospectus ▪ TIAA Real Estate Account

EXPERTS

          The financial statements as of December 31, 2008 and December 31, 2007 and for each of the three years in the period ended December 31, 2008 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

          Aarons Grant & Habif, LLC, an independent registered public accounting firm, has audited the statement of revenues and certain expenses of Calabash I, Fontana, California and Haven Distribution Center, Rancho Cucamonga, California, for the year ended December 31, 2007.

          After reasonable inquiry, the Account is not aware of any material factors relating to the specific properties audited by Aarons Grant & Habif, LLC, other than as specifically set forth elsewhere in this prospectus that would cause the reported financial information indicated in such financial statements not to be necessarily indicative of future operating results.

          We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on the auditing firms’ respective reports, given on the authority of such firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

INFORMATION AVAILABLE AT THE SEC

          The Account has filed with the SEC a registration statement under the Securities Act of 1933, which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. This information can also be obtained through the SEC’s website on the Internet (www.sec.gov). The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 800 SEC-0330.

OTHER REPORTS TO PARTICIPANTS

          TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations. Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

CUSTOMER COMPLAINTS

          Customer complaints may be directed to our Participant Relations Unit, P. O. Box 1259, Charlotte, NC 28201-1259, telephone 800 842-2776.

TIAA Real Estate Account ▪ Prospectus	117

FINANCIAL STATEMENTS

          The financial statements of the TIAA Real Estate Account, financial statements of certain properties purchased by the Account and condensed unaudited statutory-basis financial statements of TIAA follow within this prospectus. The full audited statutory-basis financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 877 518-9161.

          The financial statements of TIAA should be distinguished from the financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.

118	Prospectus ▪ TIAA Real Estate Account

INDEX TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT

Audited Financial Statements:
TIAA Real Estate Account
120	Report of Management Responsibility
121	Report of the Audit Committee
123	Statements of Assets and Liabilities
124	Statements of Operations
125	Statements of Changes in Net Assets
126	Statements of Cash Flows
127	Notes to Financial Statements
148	Statement of Investments
163	Report of Independent Registered Public Accounting Firm

Property Financial Statements:
164	Calabash I, Fontana, California and Haven Distribution Center, Rancho Cucamonga, California

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
[Note: Will be filed via amendment.]

TIAA Real Estate Account ▪ Prospectus	119

REPORT OF MANAGEMENT RESPONSIBILITY

To the Participants of the TIAA Real Estate Account:

          The accompanying financial statements of the TIAA Real Estate Account (“Account”) of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of TIAA’s management. They have been prepared in accordance with accounting principles generally accepted in the United States of America and have been presented fairly and objectively in accordance with such principles.

          TIAA has established and maintains an effective system of internal controls over financial reporting designed to provide reasonable assurance that assets are properly safeguarded, that transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of the Account, and the Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

          The independent registered public accounting firm of PricewaterhouseCoopers LLP has audited the accompanying financial statements for the years ended December 31, 2008, 2007 and 2006. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be the Account’s policy (consistent with TIAA’s specific auditor independence policies, which are designed to avoid such conflicts) that any management advisory or consulting services would be obtained from a firm other than the independent accounting firm. The independent auditors’ report expresses an independent opinion on the fairness of presentation of the Account’s financial statements.

          The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent registered public accounting firm and internal audit group personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the Account’s financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and financial statements of the Account as part of their periodic corporate examinations.

March 20, 2009

Roger W. Ferguson, Jr.	Georganne C. Proctor
President and	Executive Vice President and
Chief Executive Officer	Chief Financial Officer

120	Prospectus ▪ TIAA Real Estate Account

REPORT OF THE AUDIT COMMITTEE

To the Participants of the TIAA Real Estate Account:

          The TIAA Audit Committee (“Committee”) oversees the financial reporting process of the TIAA Real Estate Account (“Account”) on behalf of TIAA’s Board of Trustees. The Committee operates in accordance with a formal written charter (copies of which are available upon request) which describes the Audit Committee’s responsibilities. All members of the Committee are independent, as defined under the listing standards of the New York Stock Exchange.

          Management has the primary responsibility for the Account’s financial statements, development and maintenance of a strong system of internal controls and disclosure controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal audit group and the independent registered public accounting firm in connection with their respective audits of the Account. The Committee also meets regularly with the internal audit group and the independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. As required by its charter, the Committee will evaluate rotation of the independent registered public accounting firm whenever circumstances warrant, but in no event will the evaluation be later than between their fifth and tenth years of service.

          The Committee reviewed and discussed the accompanying audited financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements. The Committee has also discussed the audited financial statements with PricewaterhouseCoopers LLP, the independent registered public accounting firm responsible for expressing an opinion on the conformity of these audited financial statements with accounting principles generally accepted in the United States of America.

          The discussion with PricewaterhouseCoopers LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity and completeness of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, internal controls, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with PricewaterhouseCoopers LLP the auditors’ independence from management and the Account, and has received a written disclosure regarding such independence, as required by the Securities and Exchange Commission.

TIAA Real Estate Account ▪ Prospectus	121

          Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited financial statements for publication and filing with appropriate regulatory authorities.

Rosalie J. Wolf, Audit Committee Chair
Glenn A. Britt, Audit Committee Member
Donald K. Peterson, Audit Committee Member
David L. Shedlarz, Audit Committee Member

March 20, 2009

122	Prospectus ▪ TIAA Real Estate Account

STATEMENTS OF ASSETS AND LIABILITIES

TIAA REAL ESTATE ACCOUNT

December 31,	2008	2007

ASSETS
Investments, at fair value:
Real estate properties (cost: $10,031,744 and $9,804,489)	$10,305,040	$11,983,715
Real estate joint ventures and limited partnerships (cost: $2,329,850 and $2,260,919)	2,463,196	3,158,870
Marketable securities:
Real estate related (cost: $0 and $439,154)	—	426,630
Other (cost: $511,703 and $3,371,896)	511,711	3,371,866
Mortgage loan receivable (cost: $75,000 and $75,000)	71,767	72,520

Total investments (cost: $12,948,297 and $15,951,458)	13,351,714	19,013,601

Cash	22,127	6,144
Due from investment advisor	—	11,196
Other	203,113	201,826

TOTAL ASSETS	13,576,954	19,232,767

LIABILITIES
Mortgage loans payable—Note 8 (principal outstanding: $1,910,121 and $1,427,857)	1,830,040	1,392,093
Payable for securities transactions	108	866
Due to investment advisor	9,892	—
Accrued real estate property level expenses	203,874	154,639
Security deposits held	24,116	24,632

TOTAL LIABILITIES	2,068,030	1,572,230

NET ASSETS
Accumulation Fund	11,106,246	17,160,703
Annuity Fund	402,678	499,834

TOTAL NET ASSETS	$11,508,924	$17,660,537

NUMBER OF ACCUMULATION UNITS OUTSTANDING—Notes 9 and 10	41,542	55,106

NET ASSET VALUE, PER ACCUMULATION UNIT—Note 9	$267.35	$311.41

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STATEMENTS OF OPERATIONS

TIAA REAL ESTATE ACCOUNT

Years Ended December 31,	2008	2007	2006

INVESTMENT INCOME
Real estate income, net:
Rental income	$979,295	$987,434	$834,456

Real estate property level expenses and taxes:
Operating expenses	257,351	247,473	207,453
Real estate taxes	132,979	126,926	110,060
Interest expense	88,531	83,623	72,160

Total real estate property level expenses and taxes	478,861	458,022	389,673

Real estate income, net	500,434	529,412	444,783
Income from real estate joint ventures and limited partnerships	116,889	93,724	60,789
Interest	76,444	129,474	118,621
Dividends	5,079	12,440	16,786

TOTAL INVESTMENT INCOME	698,846	765,050	640,979

EXPENSES—NOTE 2:
Investment advisory charges	47,622	49,239	26,899
Administrative and distribution charges	77,577	63,593	45,713
Mortality and expense risk charges	8,116	8,052	6,932
Liquidity guarantee charges	19,725	19,410	3,905

TOTAL EXPENSES	153,040	140,294	83,449

INVESTMENT INCOME—NET	545,806	624,756	557,530

REALIZED AND UNREALIZED (LOSS) GAIN ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized (loss) gain on investments:
Real estate properties	(18,097)	127,835	76,137
Real estate joint ventures and limited partnerships	(17)	70,765	—
Marketable securities	(11,041)	47,180	10,257

Total realized (loss) gain on investments	(29,155)	245,780	86,394

Net change in unrealized (depreciation) appreciation on:
Real estate properties	(1,905,930)	898,173	659,371
Real estate joint ventures and limited partnerships	(702,797)	391,333	217,360
Marketable securities	15,820	(148,659)	120,454
Mortgage loan receivable	(753)	(2,141)	(339)
Mortgage loans payable	109,791	53,949	(26,569)

Net change in unrealized (depreciation) appreciation on investments and mortgage loans payable	(2,483,869)	1,192,655	970,277

NET REALIZED AND UNREALIZED (LOSS) GAIN ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	(2,513,024)	1,438,435	1,056,671

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(1,967,218)	$2,063,191	$1,614,201

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STATEMENTS OF CHANGES IN NET ASSETS

TIAA REAL ESTATE ACCOUNT

Years Ended December 31,	2008	2007	2006

FROM OPERATIONS
Investment income, net	$545,806	$624,756	$557,530
Net realized (loss) gain on investments	(29,155)	245,780	86,394
Net change in unrealized (depreciation) appreciation on investments and mortgage loans payable	(2,483,869)	1,192,655	970,277

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	(1,967,218)	2,063,191	1,614,201

FROM PARTICIPANT TRANSACTIONS
Premiums	1,008,233	1,186,870	1,085,058
Purchase of Liquidity Units by TIAA	155,600	—	—
Net transfers (to) from TIAA	(1,912,937)	153,137	215,894
Net transfers (to) from CREF Accounts	(2,519,837)	832,782	1,154,123
Net transfers to TIAA-CREF Institutional Mutual Funds	(207,547)	(51,612)	(15,319)
Annuity and other periodic payments	(99,518)	(95,776)	(65,192)
Withdrawals and death benefits	(608,389)	(560,748)	(404,783)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM PARTICIPANT TRANSACTIONS	(4,184,395)	1,464,653	1,969,781

NET (DECREASE) INCREASE IN NET ASSETS	(6,151,613)	3,527,844	3,583,982

NET ASSETS
Beginning of period	17,660,537	14,132,693	10,548,711

End of period	$11,508,924	$17,660,537	$14,132,693

TIAA Real Estate Account ▪ Prospectus	125

STATEMENTS OF CASH FLOWS

TIAA REAL ESTATE ACCOUNT

Years Ended December 31,	2008	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net (decrease) increase in net assets resulting from operations	$(1,967,218)	$2,063,191	$1,614,201
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchase of real estate properties	(164,104)	(639,704)	(2,016,229)
Amortization of discount on debt	—	531	462
Capital improvements on real estate properties	(174,360)	(133,714)	(117,041)
Proceeds from sale of real estate properties	93,113	568,120	387,290
Decrease (increase) in other investments	3,284,427	(1,904,859)	(836,478)
Funding of mortgage loan receivable	—	—	(74,661)
(Increase) decrease in other assets	(1,290)	36,052	(47,121)
(Decrease) increase in payable for securities transactions	(758)	(353)	226
Change in due to (from) investment advisor	21,088	(2,734)	(745)
Increase (decrease) in accrued real estate property level expenses and taxes	49,235	(15,018)	23,868
(Decrease) increase in security deposits held	(516)	5,389	2,813
Net realized loss (gain) on total investments	29,155	(245,780)	(86,394)
Unrealized loss (gain) on total investments and mortgage loans payable	2,483,869	(1,192,655)	(970,277)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,652,641	(1,461,534)	(2,120,086)

CASH FLOWS FROM FINANCING ACTIVITIES
Mortgage loans proceeds received	548,567	—	153,000
Principal payments of mortgage loans payable	(830)	(560)	(321)
Premiums	1,008,233	1,186,870	1,085,058
Purchase of Liquidity Units by TIAA	155,600	—	—
Net transfers (to) from TIAA	(1,912,937)	153,137	215,894
Net transfers (to) from CREF Accounts	(2,519,837)	832,782	1,154,123
Net transfers to TIAA-CREF Institutional Mutual Funds	(207,547)	(51,612)	(15,319)
Annuity and other periodic payments	(99,518)	(95,776)	(65,192)
Withdrawals and death benefits	(608,389)	(560,748)	(404,783)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(3,636,658)	1,464,093	2,122,460

NET INCREASE IN CASH	15,983	2,559	2,374

CASH
Beginning of period	6,144	3,585	1,211

End of period	$22,127	$6,144	$3,585

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$88,723	$83,063	$68,034

Debt assumed in acquisition of properties	$—	$8,922	$288,951

126	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT

Note 1—Organization and Significant Accounting Policies

          Business: The TIAA Real Estate Account (“Account”) is a segregated investment account of Teachers Insurance and Annuity Association of America (“TIAA”) and was established by resolution of TIAA’s Board of Trustees (the “Board”) on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account on a daily basis under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.

          The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account holds real estate properties directly and through wholly-owned subsidiaries. The Account also holds interests in real estate joint ventures and limited partnerships in which the Account does not hold a controlling interest; as such, such interests are not consolidated for financial statement purposes. The Account also invests in mortgage loans receivable collateralized by commercial real estate properties. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity levels for operating expenses, capital expenditures and to fund benefit payments (withdrawals, transfers and related transactions).

          The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America which may require the use of estimates made by management. Actual results may vary from those estimates. The following is a summary of the significant accounting policies of the Account.

          Basis of Presentation: The accompanying financial statements include the Account and those subsidiaries wholly-owned by TIAA for the benefit of the Account. All significant intercompany accounts and transactions have been eliminated in consolidation.

          Accounting For Investments at Fair Value: In September 2006, FASB issued Statement No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States, and requires additional disclosures about fair value measurements. This Statement does not require any new fair value measurements. This Statement was effective as of January 1, 2008 for the Account. The adoption of Statement No. 157 did not have a material impact on the Account’s financial position or results of operations.

TIAA Real Estate Account ▪ Prospectus	127

NOTES TO FINANCIAL STATEMENTS	continued

          In February 2007, FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure financial instruments and certain other items at fair value and is expected to expand the use of fair value measurement when warranted. The Account adopted Statement No. 159 on January 1, 2008 and reports all existing and plans to report all future mortgage loans payable at fair value using this Statement. Historically, the Account recorded mortgage loans payable at fair value. The adoption of Statement No. 159 did not have a material impact on the Account’s financial position or results of operations.

          Valuation Hierarchy: In accordance with FASB Statement No. 157, “Fair Value Measurements”, the Account groups financial assets and certain financial liabilities measured at fair value into three levels, based on the markets in which the assets and liabilities are traded, if any, and the observability of the assumptions used to determine fair value. These levels are:

           Level 1—Valuations using unadjusted quoted prices for assets traded in active markets, such as stocks listed on the New York Stock Exchange. Active markets are defined as having the following characteristics for the measured asset or liability: (i) many transactions, (ii) current prices, (iii) price quotes not varying substantially among market makers, (iv) narrow bid/ask spreads and (v) most information regarding the issuer is publicly available. Level 1 assets and liabilities include real estate related marketable securities.

          Level 2—Valuations for assets and liabilities traded in less active, dealer or broker markets. Fair values are primarily obtained from third party pricing services for identical or comparable assets or liabilities. Level 2 inputs for fair value measurements are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include:

a.	Quoted prices for similar assets or liabilities in active markets;

b.

Quoted prices for identical or similar assets or liabilities in markets that are not active (that is, markets in which there are few transactions for the asset (or liability), the prices are not current, price quotations vary substantially either over time or among market makers (for example, some brokered markets), or in which little information is released publicly);

c.

Inputs other than quoted prices that are observable within the market for the asset (or liability) (for example, interest rates and yield curves, volatilities, prepayment speeds, loss severities, credit risks, and default rates that are observable at commonly quoted intervals); and

d.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means (for example, market-corroborated inputs).

128	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

          Examples of securities which may be held by the Account and included in Level 2 include Certificates of Deposit, Commercial Paper, Government Agency Notes and Variable Notes.

          Level 3—Valuations for assets and liabilities that are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and are not based on market exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market, and require significant professional judgment in determining the fair value assigned to such assets or liabilities. Level 3 assets and liabilities include investments in real estate, investments in joint ventures and limited partnerships, mortgage loan receivable, and mortgage loans payable.

          An investment’s categorization within the valuation hierarchy described above is based upon the lowest level of input that is significant to the fair value measurement.

          The Account’s investments and mortgage loans payable are stated at fair value. Fair value is based upon quoted market prices, where available. If listed prices or quotes are not available, fair value is based upon vendor-provided, evaluated prices or internally-developed models that primarily use market-based or independently-sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments will be made to reflect changes in credit quality, the Account’s creditworthiness, liquidity, and other observable and unobservable data that are applied consistently over time.

          The methods described above are considered to produce fair values that represent a good faith estimate of what an unaffiliated buyer in the marketplace would pay to purchase the asset or would receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date. As discussed below in more detail, as the Account generally obtains appraisals on a quarterly basis, there may be circumstances in the interim in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.

          The following is a description of the valuation methodologies used for investments measured at fair value.

TIAA Real Estate Account ▪ Prospectus	129

NOTES TO FINANCIAL STATEMENTS	continued

          Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation. The Account’s real estate properties are generally classified within Level 3 of the valuation hierarchy. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s primary objective when valuing its real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of its investments. Implicit in the Account’s definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Amounts ultimately realized from each investment may vary significantly from the market value presented. Actual results could differ from those estimates.

          Real estate properties owned by the Account are initially valued based on an independent appraisal at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

          Subsequently, each property is valued each quarter with an independent external appraisal completed for each real estate property at least once a year. In general, the Account obtains appraisals for each real estate property throughout the quarter, which is intended to result in appraisal adjustments (to the extent such adjustments are made) that happen regularly throughout each quarter and not on one specific day in each period.

130	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

          Starting with the second quarter of 2009, Account management intends to have each real property owned by the Account appraised by independent appraisers once per calendar quarter. TIAA’s internal appraisal staff will continue to oversee the entire appraisal process, in conjunction with the Account’s independent fiduciary. Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. For example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale by the Account. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant).

          An independent fiduciary, Real Estate Research Corporation, has been appointed by a special subcommittee of the Investment Committee of the Board to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Account. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (“USPAP”), the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. These independent appraisers are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, RICS) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge.

          Management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. Also, the independent fiduciary can require additional appraisals if a property’s value has changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change of real estate related assets where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior calendar month. When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves mortgage valuation adjustments which exceed the prescribed limits discussed above before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

TIAA Real Estate Account ▪ Prospectus	131

NOTES TO FINANCIAL STATEMENTS	continued

          Valuation of Real Estate Joint Ventures and Limited Partnerships: Real estate joint ventures and certain limited partnerships are stated at the fair value of the Account’s ownership interests of the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity. The Account’s real estate joint ventures and limited partnerships are generally classified within level 3 of the valuation hierarchy.

          Certain limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. These investments are generally classified within level 3 of the valuation hierarchy.

          Valuation of Marketable Securities: Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange, exclusive of transaction costs. Such marketable securities are classified within level 1 of the valuation hierarchy.

          Debt securities, other than money market instruments, are generally valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix. Debt securities are generally classified within level 2 of the valuation hierarchy.

          Valuation of Mortgage Loan Receivable: The mortgage loan receivable is stated at fair value. The mortgage loan receivable is valued quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral and the credit quality of the counterparty. The Account’s mortgage loan receivable is classified within level 3 of the valuation hierarchy.

          Valuation of Mortgage Loans Payable: Mortgage loans payable are stated at fair value. The estimated fair value of mortgage loans payable is based on the amount at which the liability could be transferred exclusive of transaction costs. Mortgage loans payable are valued quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the maturity date of the loan, the return demands of the

132	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

market, and the credit quality of the Account. The Account’s mortgage loans payable are generally classified within level 3 of the valuation hierarchy. Interest expense for mortgage loans payable is recorded on the accrual basis taking into account the outstanding principal and contractual interest rates.

          Foreign currency transactions and translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable is included in net realized and unrealized gains and losses on investments and mortgage loans payable. Net realized gains and losses on foreign currency transactions include maturities of forward foreign currency contracts, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

          Accumulation and Annuity Funds: The Accumulation Fund represents the net assets attributable to participants in the accumulation phase of their investment (“Accumulation Fund”). The Annuity Fund represents the net assets attributable to the participants currently receiving annuity payments (“Annuity Fund”). The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, monthly payment levels cannot be reduced as a result of the Account’s adverse mortality experience. In addition, the contracts are required to stipulate the maximum expense charge for all Account level expenses that can be assessed, which is equal to 2.50% of average net assets per year. The Account pays a fee to TIAA to assume these mortality and expense risks.

          Accounting for Investments: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a realized gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A realized loss occurs when the cost-to-date exceeds the sales price. Any accumulated unrealized gains and losses are reversed in the calculation of realized gains and losses.

          Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management

TIAA Real Estate Account ▪ Prospectus	133

NOTES TO FINANCIAL STATEMENTS	continued

companies, property taxes, utilities, maintenance, repairs, insurance, and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted when actual operating results are determined.

          The Account has limited ownership interests in various real estate funds (limited partnerships and one limited liability corporation) and a private real estate investment trust (collectively, the “limited partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as either income or return of capital, as determined by the management of the limited partnerships. Unrealized gains and losses are calculated and recorded when the financial statements of the limited partnerships are received by the Account. As circumstances warrant, prior to the receipt of financial statements of the limited partnership, the Account will estimate the value of its interests in good faith and will from time to time seek input from the issuer or the sponsor of the investment vehicle.

          Income from real estate joint ventures is recorded based on the Account’s proportional interest of the income distributed by the joint venture. Income earned by the joint venture, but not yet distributed to the Account by the joint venture investment, is recorded as unrealized gains and losses on real estate joint ventures.

          Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date or as soon as the Account is informed of the dividend. Realized gains and losses on securities transactions are accounted for on the specific identification method.

          The Account’s assets as of the close of each valuation day are valued by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments;

•	the value of the Account’s other securities and other assets;

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;

•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non real estate-related investments (including short-term marketable securities); and

•

actual net operating income received from the Account’s properties, other real estate-related investments and non real estate-related investments (only to the extent any such item of income differs from the estimated income accrued for on such investments),

134	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

and then reducing the sum by the Account’s liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account.

          After the end of every quarter, the Account reconciles the amount deducted from the Account (which is established in order to approximate the costs that the Account will incur) with the expenses the Account actually incurred. If there is a difference, the Account adds it to or deducts it from the Account in equal daily installments over the remaining days of the quarter, provided that material differences may be repaid in the current calendar quarter. The Account’s at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected the difference between management’s projections and the Account’s actual assets or expenses.

          Cash: The Account maintains cash in bank deposit accounts which, at times, exceeds federally insured limits. The Account’s management monitors these balances to mitigate the exposure of risk due to concentration and has not experienced any losses from such concentration.

          Federal Income Taxes: Based on provisions of the Internal Revenue Code, Section 817, the Account is taxed as a segregated asset account of TIAA and as such, the Account should incur no material federal income tax attributable to the net investment activity of the Account.

          Due to/from Related Party: Due to/from investment advisor represents amounts that were paid or received by TIAA on behalf of the Account. Amounts generally are paid or received by the Account within one or two business days and no interest is charged on these amounts.

          Reclassifications: During 2007, the Account determined that its pro rata share of 2006 undistributed earnings from joint venture investments totaling approximately $24 million was reported as income from real estate joint ventures and limited partnerships for the year ended December 31, 2006 when the Account should have reported this amount as unrealized appreciation on real estate joint ventures and limited partnerships. Accordingly, the Statement of Operations for the year ended December 31, 2006 and certain quarters of 2007 have been adjusted to reflect a reclassification of these undistributed earnings to unrealized appreciation on real estate joint ventures and limited partnerships equal to this amount. There is no impact to the Account’s total assets, total net assets or net asset value per accumulation unit for the periods presented as a result of this reclassification.

          Certain other prior period amounts have been reclassified to conform to the current presentation. These reclassifications did not affect the total assets, total net assets or net increase in net assets previously reported.

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NOTES TO FINANCIAL STATEMENTS	continued

Note 2—Management Agreements and Arrangements

          Investment advisory services for the Account are provided by TIAA employees, under the direction of the Board and its Investment Committee, pursuant to investment management procedures adopted by TIAA for the Account. TIAA’s investment management decisions for the Account are subject to review by the Account’s independent fiduciary. TIAA also provides all portfolio accounting and related services for the Account.

          Through December 31, 2007, administrative and distribution services for the Account were provided by TIAA-CREF Individual & Institutional Services, LLC (“Services”) pursuant to a combined Distribution and Administrative Services Agreement with the Account. Services, a wholly-owned subsidiary of TIAA, is a registered broker-dealer and a member of the Financial Industry Regulatory Authority. Effective January 1, 2008, the Account entered into the Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account (the “New Distribution Agreement”), dated January 1, 2008, by and among TIAA, for itself and on behalf of the Account, and Services. Pursuant to the New Distribution Agreement, Services performs distribution services for the Account which include, among other things, (i) distribution of annuity contracts issued by TIAA and funded by the Account, (ii) advising existing annuity contract owners in connection with their accumulations and (iii) helping employers implement and manage retirement plans. Also effective January 1, 2008, TIAA performs administrative functions previously performed for the Account by Services, which include, among other things, (i) computing the Account’s daily unit value, (ii) maintaining accounting records and performing accounting services, (iii) receiving and allocating premiums, (iv) calculating and making annuity payments, (v) processing withdrawal requests, (vi) providing regulatory compliance and reporting services, (vii) maintaining the Account’s records of contract ownership and (viii) otherwise assisting generally in all aspects of the Account’s operations. Both distribution services (pursuant to the New Distribution Agreement) and administrative services continue to be provided to the Account by Services and TIAA, as applicable, on an at cost basis.

          The New Distribution Agreement is terminable by either party upon 60 days written notice and terminates automatically upon any assignment thereof.

          TIAA and Services provide their services at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year and adjusted periodically and with the objective of keeping the payments as close as possible to the Account’s expenses actually incurred. Any differences between actual expenses and the amounts paid by the Account are adjusted quarterly.

136	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

          TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account’s cash flows and liquid investments are insufficient to fund such requests. TIAA funds any such transfer and withdrawal requests by purchasing accumulation units of the Account. See Note 3 below.

          To the extent TIAA has purchased and owns accumulation units issued pursuant to the liquidity guarantee, the independent fiduciary would monitor and oversee, among other things, TIAA’s ownership interest in the Account and may require TIAA to eventually redeem some of its liquidity units, particularly when the Account has uninvested cash or liquid investments available. TIAA also receives a fee for assuming certain mortality and expense risks.

          The expenses for the services noted above that are provided to the Account by TIAA and Services are identified in the accompanying Statements of Operations and are reflected in the Condensed Financial Information disclosed in Note 9.

Note 3—Related Party Transactions

          Pursuant to its existing liquidity guarantee obligation, as of December 31, 2008, the TIAA General Account owned 576,868 accumulation units (which are generally referred to as “Liquidity Units”) issued by the Account. TIAA purchased an aggregate of $155.6 million of Liquidity Units on December 24, 2008.

          In accordance with this liquidity guarantee obligation, TIAA guarantees that all participants in the Account may redeem their accumulation units at their accumulation unit value next determined after their transfer or cash withdrawal request is received in good order. Liquidity units owned by TIAA are valued in the same manner as accumulation units owned by the Account’s participants. As of December 31, 2008, the TIAA General Account had assets equal to approximately $195.2 billion. Management believes that TIAA has the ability to meet its obligations under the liquidity guarantee.

          As discussed in the Account’s prospectus and in accordance with a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76), the Account’s independent fiduciary, Real Estate Research Corporation, has certain responsibilities with respect to the Account that it has undertaken or is currently undertaking with respect to TIAA’s purchase of Liquidity Units, including among other things, reviewing the purchase and redemption of Liquidity Units by TIAA to ensure the Account uses the correct unit values. In addition, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point;

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NOTES TO FINANCIAL STATEMENTS	continued

•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of Liquidity Units reaches the trigger point; and

•

once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales.

          The independent fiduciary’s role in participating in any asset sales program would include (i) participating in the selection of properties for sale, (ii) providing sales guidelines and (iii) approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of Liquidity Units. The independent fiduciary, which has the right to adjust the trigger point, has established the trigger point at 45% of the outstanding accumulation units and it will continue to monitor TIAA’s ownership interest in the Account and provide further recommendations as necessary. As of December 31, 2008, TIAA owned 1.4% of the outstanding accumulation units of the Account.

          During 2009, pursuant to this liquidity guarantee obligation, TIAA has made additional purchases of Liquidity Units in multiple transactions. As of March 18, 2009, TIAA owned an aggregate of 3.6 million Liquidity Units (representing a total investment of $942.6 million). As of such date, TIAA owned 8.7% of the outstanding accumulation units of the Account.

          As discussed in more detail in Note 2, TIAA and Services provide services to the Account on an at cost basis. See Note 7 for details of the expense charge and expense ratio.

Note 4—Credit Risk Concentrations

          Concentrations of credit risk arise when a number of properties or tenants are located in a similar geographic region such that the economic conditions of that region could impact tenants’ obligations to meet their contractual obligations or the values of individual properties to decline. The Account has no significant concentrations of tenants as no single tenant has annual contract rent that makes up more than 2% of the Rental Income of the Account.

          The majority of our wholly-owned real estate investments and investments in joint ventures are located in the United States. The following table represents the diversification of the Account’s portfolio by region and property type:

138	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

Diversification by Market Value(1)

	East	West	South	Midwest	Foreign(2)	Total

Office	21.7%	19.4%	11.9%	1.2%	1.9%	56.1%
Apartment	2.1%	5.9%	4.9%	0.0%	0.0%	12.9%
Industrial	1.7%	6.9%	3.9%	1.3%	0.0%	13.8%
Retail	4.2%	1.0%	9.0%	0.5%	2.0%	16.7%
Storage(3)	0.2%	0.2%	0.1%	0.0%	0.0%	0.5%

Total	29.9%	33.4%	29.8%	3.0%	3.9%	100%

(1)	Market values for properties held in joint venture investments are net of debt.

(2)	Represents real estate investments in the United Kingdom and France.

(3)	Represents a portfolio of storage facilities.

Properties in the “East” region are located in: ME, NH, VT, MA, RI, CT, NY, NJ, PA, DE, MD, DC, WV, VA, NC, SC, KY

Properties in the “Midwest” region are located in: WI, MI, OH, IN, IL, MN, IA, MO, KS, NE, ND, SD

Properties in the “South” region are located in: TN, MS, AL, GA, FL, OK, AR, LA, TX

Properties in the “West” region are located in: MT, ID, WY, CO, NM, AZ, UT, NV, WA, OR, CA, AK, HI

Note 5—Leases

          The Account’s real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2058. Contractual minimum annual rental income for the properties owned by the Account, excluding short-term residential and storage facility leases, are as follows (in thousands):

Years Ending December 31,

2009	$1,009,291
2010	906,198
2011	765,252
2012	655,990
2013	541,180
2014—2058	1,672,107

Total	$5,550,018

          Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

Note 6—Assets and Liabilities Measured at Fair Value on a Recurring Basis

          The following are the major categories of assets and liabilities measured at fair value on a recurring basis as of December 31, 2008, using unadjusted quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3) (in thousands):

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NOTES TO FINANCIAL STATEMENTS	continued

Description	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at December 31, 2008

Real estate properties	$—	$—	$10,305,040	$10,305,040
Real Estate joint ventures and limited partnerships	—	—	2,463,196	2,463,196
Marketable securities-other	—	511,711	—	511,711
Mortgage loan receivable	—	—	71,767	71,767

Total Investments	$—	$511,711	$12,840,003	$13,351,714

Mortgage loans payable	$—	$—	$1,830,040	$1,830,040

          The following is a reconciliation of the beginning and ending balances for assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three months and year ended December 31, 2008 (in thousands):

	Real Estate Properties	Real Estate Joint Ventures and Limited Partnerships	Mortgage Loan Receivable	Total Level 3 Investments	Mortgage Loans Payable

For the three months ended December 31, 2008:
Beginning balance October 1, 2008	$11,783,941	$2,960,646	$71,428	$14,816,015	$(1,697,506)
Total realized and unrealized (loss) gain included in changes in net assets	(1,483,673)	(509,417)	339	(1,992,751)	71,167
Purchases, issuances, and settlements(1)	4,772	11,967	—	16,739	(203,701)

Ending balance December 31, 2008	$10,305,040	$2,463,196	$71,767	$12,840,003	$(1,830,040)

For the year ended December 31, 2008:
Beginning balance January 1, 2008	$11,983,715	$3,158,870	$72,520	$15,215,105	$(1,392,093)
Total realized and unrealized (loss) gain included in changes in net assets	(1,924,027)	(702,814)	(753)	(2,627,594)	109,791
Purchases, issuances, and settlements(1)	245,352	7,140	—	252,492	(547,738)

Ending balance December 31, 2008	$10,305,040	$2,463,196	$71,767	$12,840,003	$(1,830,040)

(1)	This line includes the net of contributions, distributions and accrued operating income for real estate joint ventures and limited partnerships as well as principal payments on mortgage loans payable.

          The amount of total gains (losses) included in changes in net assets attributable to the change in unrealized gains (losses) relating to investments and mortgage

140	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

loans payable using significant unobservable inputs still held as of the reporting date is as follows (in thousands):

	Real Estate Properties	Real Estate Joint Ventures and Limited Partnership	Mortgage Loan Receivable	Total Level 3 Investments	Mortgage Loans Payable

For the three months ended December 31, 2008	$(1,483,045)	$(509,417)	$339	$(1,992,123)	$(71,167)

The amount of total gains or losses for the year ended December 31, 2008 included in earnings (or changes in net assets) attributable to the change in unrealized gain or (loss) relating to assets still held at the reporting date	$(1,921,932)	$(702,797)	$(753)	$(2,625,482)	$(109,791)

Note 7—Investments in Joint Ventures and Limited Partnerships

          The Account owns interests in several real estate properties through joint ventures and receives distributions and allocations of profits and losses from the joint ventures based on the Account’s ownership interest percentages. Several of these joint ventures have mortgage loans payable on the properties owned. At December 31, 2008, the Account held 12 investments in joint ventures with non-controlling ownership interest percentages that ranged from 50% to 85%. Certain joint ventures and limited partnerships are subject to adjusted distribution percentages when earnings in the investment reach a pre-determined threshold. The Account’s allocated portion of the mortgage loans payable was $1.9 billion and $2.0 billion at December 31, 2008 and December 31, 2007, respectively. The Account’s equity in the joint ventures at December 31, 2008 and December 31, 2007 was $2.2 billion and $2.8 billion, respectively. A condensed summary of the financial position and results of operations of the joint ventures is shown below (in thousands).

TIAA Real Estate Account ▪ Prospectus	141

NOTES TO FINANCIAL STATEMENTS	continued

		December 31, 2008	December 31, 2007

Assets
Real estate properties, at value		$5,947,028	$7,001,687
Other assets		95,411	99,799

Total assets		$6,042,439	$7,101,486

Liabilities and Equity
Mortgage loans payable, at value		$2,571,843	$2,707,161
Other liabilities		58,378	64,738

Total liabilities		2,630,221	2,771,899
Equity		3,412,218	4,329,587

Total liabilities and equity		$6,042,439	$7,101,486

	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006

Operating Revenues and Expenses
Revenues	$562,031	$534,469	$299,079
Expenses	333,700	315,077	157,807

Excess of revenues over expenses	$228,331	$219,392	$141,272

          Principal on mortgage loans payable on joint ventures is as follows (in thousands):

Amount

2009	$54,660
2010	511,525
2011	119,905
2012	721,565
2013	90,578
Thereafter	1,227,497

Total maturities	$2,725,730

          Management of the Account monitors the financial position of the Account’s joint venture partners. To the extent that Management of the Account determines that a joint venture partner has financial or liquidity concerns, Management will evaluate all actions and remedies available to the Account under the applicable joint venture agreement to minimize any potential adverse implications to the Account.

          The Account invests in limited partnerships that own real estate properties and other real estate related assets and receives distributions from the limited partnerships based on the Account’s ownership interest percentages. At December 31, 2008, the Account held five limited partnership investments and one private real estate equity investment trust (all of which featured non-controlling ownership interests) with ownership interest percentages that ranged from 5.27% to 18.46%. The Account’s investment in limited partnerships was $286.5 million and $331.4 million at December 31, 2008 and December 31, 2007, respectively.

142	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

Note 8—Mortgage Loans Payable

             At December 31, 2008, the Account had outstanding mortgage loans payable secured by the following properties (in thousands):

Property	Interest Rate and Payment Frequency	Amounts as of December 31, 2008	Maturity

701 Brickell(a)	3.91% paid monthly(f)	$126,000	October 1, 2010
Four Oaks Place(b)	3.91% paid monthly(f)	200,000	October 1, 2010
Ontario Industrial Portfolio(c)	7.42% paid monthly	8,702	May 1, 2011
1 & 7 Westferry Circus(d)	5.40% paid quarterly	192,982	November 15, 2012
Reserve at Sugarloaf(c)	5.49% paid monthly	25,531	June 1, 2013
South Frisco Village	5.85% paid monthly	26,251	June 1, 2013
Fourth & Madison	6.40% paid monthly	145,000	August 21, 2013
1001 Pennsylvania Avenue	6.40% paid monthly	210,000	August 21, 2013
50 Fremont	6.40% paid monthly	135,000	August 21, 2013
Pacific Plaza(c)	5.55% paid monthly	8,749	September 1, 2013
Wilshire Rodeo Plaza	5.28% paid monthly	112,700	April 11, 2014
1401 H Street	5.97% paid monthly	115,000	December 7, 2014
Preston Sherry Plaza	5.85% paid monthly	23,500	September 1, 2015
The Colorado(c)	5.65% paid monthly	87,806	November 1, 2015
99 High Street	5.52% paid monthly	185,000	November 11, 2015
The Legacy at Westwood	5.95% paid monthly	42,000	December 1, 2015
Regents Court	5.76% paid monthly	35,900	December 1, 2015
The Caruth	5.71% paid monthly	42,000	December 1, 2015
Lincoln Centre	5.51% paid monthly	153,000	February 1, 2016
Publix at Weston Commons	5.08% paid monthly	35,000	January 1, 2036

Total Principal Outstanding		1,910,121
Fair value adjustment		(80,081)

Total mortgage loans payable at fair value		$1,830,040

(a)

The Account entered into a debt agreement that included an interest rate cap with its lender to reduce its exposure to the variability of changes in interest rates until maturity of the underlying debt. The interest rate on the entire $126 million mortgage is capped at 6.50%.

(b)

The Account entered into a debt agreement that included an interest rate cap with its lender to reduce its exposure to the variability of changes in interest rates until maturity of the underlying debt. The interest rate on the entire $200 million mortgage is capped at 6.50%.

(c)	The mortgage is adjusted monthly for principal payments.

(d)

The mortgage is denominated in British pounds and the principal has been converted to U.S. dollars using the exchange rate as of December 31, 2008. The quarterly payments are interest only, with a balloon payment at maturity. The interest rate is fixed. The cumulative foreign currency translation adjustment was an unrealized gain of $39.6 million.

(e)	Interest rates are taxed, unless stated otherwise.

(f)	The interest rate for these mortgages is a variable rate at the one month London Interbank Offered Rate (“LIBOR”) plus 200 basis points and is reset monthly.

TIAA Real Estate Account ▪ Prospectus	143

NOTES TO FINANCIAL STATEMENTS	continued

             Principal on mortgage loans payable is due as follows (in thousands):

Amount

2009	$3,303
2010	330,827
2011	13,139
2012	198,368
2013	553,189
Thereafter	811,295

Total maturities	$1,910,121

Note 9—Condensed Financial Information

             Selected condensed financial information for an Accumulation Unit of the Account is presented below.

	Years Ended December 31,

	2008	2007	2006	2005	2004

PER ACCUMULATION UNIT DATA:
Rental income	$18.794	$17.975	$16.717	$15.604	$13.422
Real estate property level expenses and taxes	9.190	8.338	7.807	7.026	5.331

Real estate income, net	9.604	9.637	8.910	8.578	8.091
Other income	3.808	4.289	3.931	3.602	3.341

Total income	13.412	13.926	12.841	12.180	11.432
Expense charges(1)	2.937	2.554	1.671	1.415	1.241

Investment income, net	10.475	11.372	11.170	10.765	10.191
Net realized and unrealized gain (loss) on investments and mortgage loans payable	(54.541)	26.389	22.530	18.744	13.314

Net (decrease) increase in Accumulation Unit Value	(44.066)	37.761	33.700	29.509	23.505
Accumulation Unit Value:
Beginning of period	311.414	273.653	239.953	210.444	186.939

End of period	$267.348	$311.414	$273.653	$239.953	$210.444

144	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

	Years Ended December 31,

	2008	2007	2006	2005	2004

TOTAL RETURN	(14.15)%	13.8%	14.04%	14.02%	12.57%

RATIOS TO AVERAGE NET ASSETS:
Expenses(1)	0.95%	0.87%	0.67%	0.63%	0.63%
Investment income, net	3.38%	3.88%	4.49%	4.82%	5.17%
Portfolio turnover rate:
Real estate properties	0.64%	5.59%	3.62%	6.72%	2.32%
Marketable securities	25.67%	13.03%	51.05%	77.63%	143.47%
Accumulation Units outstanding at end of period (in thousands)	41,542	55,106	50,146	42,623	33,338
Net assets end of period (in thousands)	$11,508,924	$17,660,537	$14,132,693	$10,548,711	$7,245,550

(1)

Expense charges per Accumulation Unit and the Ratio of Expenses to Average net Assets reflect Account-level expenses and exclude real estate property level expenses which are included in net real estate income. If the real estate property level expenses were included, the expense charge per Accumulation Unit for the year ended December 31, 2008 would be $12.127 ($10.892, $9.478, $8.441, and $6.572, for the years ended December 31, 2007, 2006, 2005 and 2004, respectively), and the Ratio of Expenses to Average Net Assets for the Year ended December 31, 2008 would be 3.91% (3.71%, 3.81%, 3.78% and 3.33% for the years ended December 31, 2007, 2006, 2005, and 2004, respectively).

Note 10—Accumulation Units

          Changes in the number of Accumulation Units outstanding were as follows (in thousands):

	For the Years Ended,

	2008	2007	2006

Outstanding:
Beginning of period	55,106	50,146	42,623
Credited for premiums	3,271	3,795	4,056
Credited for purchase of liquidity units by TIAA (see Note 3)	577	—	—
Net units (cancelled) credited for transfers, net disbursements, and amounts applied to the Annuity Fund	(17,412)	1,165	3,467

End of period	41,542	55,106	50,146

Note 11—Commitments and Subsequent Events

          During the normal course of business, the Account enters into discussions and agreements to purchase or sell real estate properties. On January 13, 2009, the Account sold a residential apartment complex in Phoenix, Arizona for sales proceeds of approximately $20.0 million and realized a loss of approximately $11.7 million. On February 19, 2009, the Account sold a residential apartment complex in Houston, TX for sales proceeds of approximately $8.9 million and realized a loss of approximately $5.2 million.

TIAA Real Estate Account ▪ Prospectus	145

NOTES TO FINANCIAL STATEMENTS	continued

          As of December 31, 2008, the Account had outstanding commitments to purchase interests in five limited partnerships and shares in a private real estate equity investment trust. Approximately $79.3 million remains to be funded under these commitments.

          The Account is party to various claims and routine litigation arising in the ordinary course of business. Management of the Account does not believe that the results of any such claims or litigation, individually, or in the aggregate, will have a material effect on the Account’s business, financial position, or results of operations.

          During 2009, pursuant to the liquidity guarantee obligation, TIAA has made additional purchases of Liquidity Units in multiple transactions. As of March 18, 2009, TIAA owned an aggregate of 3.6 million accumulation units (representing a total investment of $942.6 million). As of such date, TIAA owned 8.7% of the outstanding accumulation units of the Account.

Note 12—New Accounting Pronouncements

          In June 2007, the Accounting Standards Executive Committee (“AcSEC”) of the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 07-1, “Clarification of the Scope of the Audit and Accounting Guide, Investment Companies, and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies.” The SOP clarifies which entities are required to apply the provisions of the Investment Companies Audit and Accounting Guide (“Guide”) and provides guidance on accounting by parent companies and equity method investors for investments in investment companies. In February 2008, FASB issued Staff Position (“FSP”) SOP 07-1-1 indefinitely delaying the effective date of SOP 07-1 to allow FASB time to consider significant issues related to the implementation of SOP 07-1. Management of the Account will continue to monitor FASB developments and will evaluate the financial reporting implications to the Account, as necessary.

          In December 2007, FASB issued Statement No. 141(R), “Business Combinations,” which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination or a gain from a bargain purchase. It is expected that more transactions will constitute a business under FASB Statement No. 141(R). This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Account reports all investments in real estate at fair value and therefore does not account for the acquisition of real estate investments as a business combination under this statement.

146	Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	concluded

          In December 2007, FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51,” which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and the deconsolidation of a subsidiary. This Statement is effective for fiscal years beginning on or after December 15, 2008. The adoption of Statement No. 160 will not impact the financial position or results of operations of the Account.

          In May 2008, FASB issued Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“GAAP Hierarchy”), which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Presented Fairly in Conformity with Generally Accepted Accounting Principles” (the approval occurred on September 16, 2008). This amendment removes the GAAP Hierarchy from auditing literature and places it in the accounting literature and appropriately directs the requirement to comply with the GAAP Hierarchy to the reporting entity. The application of the GAAP Hierarchy did not impact the Account.

          In October 2008, FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.” This FSP clarifies the application of Statement No. 157 in a market that is not active and applies to financial assets within the scope of accounting pronouncements that require or permit fair value measurements in accordance with Statement No. 157. The FSP is effective upon issuance, including prior periods for which financial statements have not been issued. Accordingly, the Account adopted this guidance effective September 30, 2008. The adoption of this guidance did not have a material effect on the financial position or results of operations of the Account.

TIAA Real Estate Account ▪ Prospectus	147

STATEMENT OF INVESTMENTS

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

	Value

Location/Description—Type	2008		2007

REAL ESTATE PROPERTIES—77.18% AND 63.04%

ALABAMA:
Inverness Center—Office	$102,891		$125,522
ARIZONA:
Camelback Center—Office	58,000		80,000
Kierland Apartment Portfolio—Apartments	146,830		170,084
Phoenix Apartment Portfolio—Apartments	129,244		156,110
CALIFORNIA:
3 Hutton Centre Drive—Office	45,710		64,200
50 Fremont—Office	386,600	(1)	478,000	(1)
88 Kearny Street—Office	99,815		123,822
275 Battery—Office	220,025		271,917
980 9th Street and 1010 8th Street—Office	151,600		178,000
Rancho Cucamonga Industrial Portfolio—Industrial	102,300		133,000
Capitol Place—Office	50,000		53,539
Centerside I—Office	46,400		67,500
Centre Pointe and Valley View—Industrial	29,000		34,143
Great West Industrial Portfolio—Industrial	93,600		—
Larkspur Courts—Apartments	71,500		97,000
Northern CA RA Industrial Portfolio—Industrial	63,456		69,602
Ontario Industrial Portfolio—Industrial	278,000	(1)	355,399	(1)
Pacific Plaza—Office	104,970	(1)	127,130	(1)
Regents Court—Apartments	59,000	(1)	69,000
Southern CA RA Industrial Portfolio—Industrial	107,218		110,718
The Legacy at Westwood—Apartments	89,224	(1)	126,580
Wellpoint—Office	46,000		51,000
Westcreek—Apartments	31,500		39,190
West Lake North Business Park—Office	54,425		68,622
Westwood Marketplace—Retail	95,100		96,562
Wilshire Rodeo Plaza—Office	213,783	(1)	230,439	(1)
COLORADO:
Palomino Park—Apartments	173,000		194,001
The Lodge at Willow Creek—Apartments	40,000		43,500
The Market at Southpark—Retail	29,000		35,800
CONNECTICUT:
Ten & Twenty Westport Road—Office	174,400		183,006
FLORIDA:
701 Brickell—Office	255,000	(1)	275,942
4200 West Cypress Street—Office	41,568		48,044
Plantation Grove—Retail	11,950		15,400
Pointe on Tampa Bay—Office	49,700		60,972
Publix at Weston Commons—Retail	50,987	(1)	55,200	(1)
Quiet Waters at Coquina Lakes—Apartments	21,810		26,205
Royal St. George—Apartments	—		27,000
Seneca Industrial Park—Industrial	101,296		122,334
South Florida Apartment Portfolio—Apartments	62,155		68,249

148	Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

	Value

Location/Description—Type	2008		2007

Suncrest Village—Retail	$15,800		$19,500
The Fairways of Carolina—Apartments	20,942		27,208
The North 40 Office Complex—Office	64,398		67,004
Urban Centre—Office	113,274		135,577
FRANCE:
Printemps de L’Homme—Retail	247,621		279,078
GEORGIA:
1050 Lenox Park—Apartments	57,550		85,500
Atlanta Industrial Portfolio—Industrial	54,001		58,300
Glenridge Walk—Apartments	37,575		52,900
Reserve at Sugarloaf—Apartments	44,900	(1)	52,000	(1)
Shawnee Ridge Industrial Portfolio—Industrial	69,000		76,742
ILLINOIS:
Chicago Caleast Industrial Portfolio—Industrial	63,932		77,643
Chicago Industrial Portfolio—Industrial	78,022		86,421
East North Central RA Industrial Portfolio—Industrial	—		38,016
Oak Brook Regency Towers—Office	75,937		86,892
Parkview Plaza—Office	65,846		66,067
MARYLAND:
Broadlands Business Park—Industrial	27,520		35,500
FEDEX Distribution Facility—Industrial	—		9,900
GE Appliance East Coast Distribution Facility—Industrial	40,500		48,000
MASSACHUSETTS:
99 High Street—Office	320,107	(1)	344,688	(1)
Needham Corporate Center—Office	32,494		33,275
Northeast RA Industrial Portfolio—Industrial	30,794		33,300
The Newbry—Office	315,600		389,880
MINNESOTA:
Champlin Marketplace—Retail	17,101		18,375
NEVADA:
UPS Distribution Facility—Industrial	12,100		15,900
NEW JERSEY:
Konica Photo Imaging Headquarters—Industrial	18,300		23,500
Marketfair—Retail	90,759		95,500
Morris Corporate Center III—Office	94,955		119,600
NJ Caleast Industrial Portfolio—Industrial	49,000		42,225
Plainsboro Plaza—Retail	33,500		51,000
South River Road Industrial—Industrial	43,872		53,400
NEW YORK:
780 Third Avenue—Office	341,000		375,000
The Colorado—Apartments	153,006	(1)	113,033
OHIO:
Columbus Portfolio—Office	—		26,315
PENNSYLVANIA:
Lincoln Woods—Apartments	32,025		37,917

TIAA Real Estate Account ▪ Prospectus	149

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

	Value

Location/Description—Type	2008		2007

TENNESSEE:
Airways Distribution Center—Industrial	$17,400		$24,300
Summit Distribution Center—Industrial	22,700		27,500
TEXAS:
Dallas Industrial Portfolio—Industrial	141,328		154,056
Four Oaks Place—Office	438,000	(1)	419,270
Houston Apartment Portfolio—Apartments	267,468		296,241
Lincoln Centre—Office	269,000	(1)	305,000	(1)
Park Place on Turtle Creek—Office	40,094		48,283
Pinnacle Industrial /DFW Trade Center—Industrial	38,733		46,700
Preston Sherry Plaza—Office	38,400	(1)	45,500
South Frisco Village—Retail	36,300	(1)	48,500	(1)
The Caruth—Apartments	61,349	(1)	65,427
The Maroneal—Apartments	38,456		40,034
UNITED KINGDOM:
1 & 7 Westferry Circus—Office	232,802	(1)	436,127	(1)
VIRGINIA:
8270 Greensboro Drive—Office	57,000		63,500
Ashford Meadows—Apartments	79,319		94,060
One Virginia Square—Office	51,797		59,539
The Ellipse at Ballston—Office	84,018		92,504
WASHINGTON:
Creeksides at Centerpoint—Office	27,200		42,000
Fourth & Madison—Office	407,500	(1)	487,000	(1)
Millennium Corporate Park—Office	162,193		158,000
Northwest RA Industrial Portfolio—Industrial	24,100		23,402
Rainier Corporate Park—Industrial	81,035		81,161
Regal Logistics Campus—Industrial	67,000		71,000
WASHINGTON DC:
1001 Pennsylvania Avenue—Office	550,757	(1)	640,150	(1)
1401 H Street, NW—Office	194,600	(1)	224,573	(1)
1900 K Street—Office	245,000		285,000
Mazza Gallerie—Retail	83,003		97,000

TOTAL REAL ESTATE PROPERTIES (Cost $10,031,744 and $9,804,489)	10,305,040		11,983,715

150	Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

	Value

Location/Description	2008		2007

OTHER REAL ESTATE-RELATED INVESTMENTS—18.45% AND 16.61%

REAL ESTATE JOINT VENTURES—16.30% AND 14.87%
CALIFORNIA:
CA—Colorado Center LP
Yahoo Center (50% Account Interest)	$239,748	(2)	$369,402	(2)
CA—Treat Towers LP
Treat Towers (75% Account Interest)	105,074		118,997
FLORIDA:
Florida Mall Associates, Ltd
The Florida Mall (50% Account Interest)	281,941	(2)	296,486	(2)
TREA Florida Retail, LLC
Florida Retail Portfolio (80% Account Interest)	196,202		260,879
West Dade Associates
Miami International Mall (50% Account Interest)	105,312	(2)	109,945	(2)
GEORGIA:
GA—Buckhead LLC
Prominence in Buckhead (75% Account Interest)	78,209		115,427
ILLINOIS:
IL—161 Clark Street LLC
161 North Clark Street (75% Account Interest)	—		3,151	(3)
MASSACHUSETTS:
MA—One Boston Place REIT
One Boston Place (50.25% Account Interest)	212,083		246,440
TENNESSEE:
West Town Mall, LLC
West Town Mall (50% Account Interest)	73,969	(2)	75,827	(2)
VIRGINIA:
Teachers REA IV, LLC
Tyson’s Executive Plaza II (50% Account Interest)	36,048		44,178
VARIOUS:
DDR TC LLC
DDR Joint Venture—Various (85% Account Interest)	712,773	(2,4)	1,028,297	(2,4)
Storage Portfolio I, LLC
Storage Portfolio (75% Account Interest)	67,621	(2,4)	81,943	(2,4)
Strategic Ind Portfolio I, LLC
IDI Nationwide Industrial Portfolio (60% Account Interest)	67,731	(2,4)	76,536	(2,4)

TOTAL REAL ESTATE JOINT VENTURES (Cost $2,068,714 and $2,005,340)	2,176,711		2,827,508

TIAA Real Estate Account ▪ Prospectus	151

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

	Value

Location/Description	2008	2007

LIMITED PARTNERSHIPS—2.15% AND 1.74%

Cobalt Industrial REIT (10.998% Account Interest)	$31,784	$32,840
Colony Realty Partners LP (5.27% Account Interest)	29,000	32,505
Heitman Value Partners Fund (8.43% Account Interest)	16,334	24,489
Lion Gables Apartment Fund (18.46% Account Interest)	186,471	205,162
MONY/Transwestern Mezz RP II (16.67% Account Interest)	17,710	36,366
Transwestern Mezz Realty Partners III, LLC (11.70% Account Interest)	5,186	—

TOTAL LIMITED PARTNERSHIPS (Cost $261,136 and $255,579)	286,485	331,362

TOTAL REAL ESTATE JOINT VENTURES AND LIMITED PARTNERSHIPS (Cost $2,329,850 and $2,260,919)	2,463,196	3,158,870

Shares			Value

2008	2007	Issuer	2008	2007

MARKETABLE SECURITIES—3.83% AND 19.97%
REAL ESTATE-RELATED MARKETABLE SECURITIES—0.00% AND 2.24%

—	51,200	Acadia Realty Trust	—	1,311
—	3,300	Alexander’s Inc.	—	1,166
—	53,100	Alexandria Real Estate Equities Inc.	—	5,399
—	164,585	AMB Property Corp.	—	9,474
—	45,100	American Campus Communities Inc.	—	1,211
—	214,600	American Financial Realty Trust	—	1,721
—	159,700	Apartment Investment & Management Co.	—	5,546
—	200,000	Ashford Hospitality Trust Inc.	—	1,438
—	27,500	Associated Estates Realty Corp.	—	260
—	132,200	AvalonBay Communities Inc.	—	12,445
—	109,100	BioMed Realty Trust Inc.	—	2,528
—	198,600	Boston Properties Inc.	—	18,233
—	148,100	Brandywine Realty Trust	—	2,655
—	86,500	BRE Properties Inc.	—	3,506
—	341,650	Brookfield Properties Corp.	—	6,577
—	93,500	Camden Property Trust	—	4,502
—	110,900	CBL & Associates Properties Inc.	—	2,652
—	74,900	Cedar Shopping Centers Inc.	—	766
—	75,400	Colonial Properties Trust	—	1,706
—	79,500	Corporate Office Properties Trust	—	2,504
—	71,100	Cousins Properties Inc.	—	1,571
—	281,100	DCT Industrial Trust Inc.	—	2,617
—	205,000	Developers Diversified Realty Corp.	—	7,849
—	157,000	DiamondRock Hospitality Co.	—	2,352
—	99,000	Digital Realty Trust Inc.	—	3,799
—	164,400	Douglas Emmett Inc.	—	3,717
—	243,000	Duke Realty Corp.	—	6,337
—	51,700	Dupont Fabros Technology	—	1,013
—	39,400	EastGroup Properties Inc.	—	1,649
—	49,900	Education Realty Trust Inc.	—	561
—	37,300	Equity Lifestyle Properties Inc.	—	1,703

152	Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

Shares			Value

2008	2007	Issuer	2008	2007

—	60,800	Equity One Inc.	$—	$1,400
—	452,300	Equity Residential	—	16,495
—	42,000	Essex Property Trust Inc.	—	4,095
—	108,700	Extra Space Storage Inc.	—	1,553
—	93,700	Federal Realty Investment Trust	—	7,697
—	101,300	FelCor Lodging Trust Inc.	—	1,579
—	74,700	First Industrial Realty Trust Inc.	—	2,585
—	41,600	First Potomac Realty Trust	—	719
—	384,500	General Growth Properties Inc.	—	15,834
—	62,700	Glimcher Realty Trust	—	896
—	64,200	GMH Communities Trust	—	354
—	360,900	HCP Inc	—	12,552
—	141,700	Health Care REIT Inc	—	6,333
—	84,600	Healthcare Realty Trust Inc	—	2,148
—	70,900	Hersha Hospitality Trust	—	674
—	96,300	Highwoods Properties Inc.	—	2,829
—	55,500	Home Properties Inc.	—	2,489
—	155,800	Hospitality Properties Trust	—	5,020
—	869,070	Host Hotels & Resorts Inc.	—	14,809
—	375,400	HRPT Properties Trust	—	2,902
—	95,300	Inland Real Estate Corp.	—	1,349
—	54,100	Kilroy Realty Corp.	—	2,973
—	365,921	Kimco Realty Corp.	—	13,320
—	47,600	Kite Realty Group Trust	—	727
—	66,600	LaSalle Hotel Properties	—	2,125
—	151,900	Liberty Property Trust	—	4,376
—	121,000	Macerich Co./The	—	8,598
—	111,900	Mack-Cali Realty Corp.	—	3,805
—	59,900	Maguire Properties Inc.	—	1,765
—	42,300	Mid-America Apartment Communities	—	1,808
—	155,200	Nationwide Health Properties Inc.	—	4,869
—	25,400	Parkway Properties Inc./Md	—	939
—	65,900	Pennsylvania Real Estate Investment Trust	—	1,956
—	72,200	Post Properties Inc.	—	2,536
—	427,900	Prologis	—	27,120
—	26,900	PS Business Parks Inc.	—	1,414
—	214,614	Public Storage Inc.	—	15,755
—	31,500	Ramco-Gershenson Properties	—	673
—	115,100	Regency Centers Corp.	—	7,423
—	19,300	Saul Centers Inc.	—	1,031
—	139,600	Senior Housing Properties Trust	—	3,166
—	373,221	Simon Property Group Inc.	—	32,418
—	98,507	SL Green Realty Corp.	—	9,207
—	36,500	Sovran Self Storage Inc.	—	1,464
—	124,300	Strategic Hotels & Resorts Inc.	—	2,080
—	27,800	Sun Communities Inc.	—	586
—	98,200	Sunstone Hotel Investors Inc.	—	1,796

TIAA Real Estate Account ▪ Prospectus	153

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

Shares			Value

2008	2007	Issuer	2008	2007

—	52,300	Tanger Factory Outlet Centers	$—	$1,972
—	88,800	Taubman Centers Inc.	—	4,368
—	224,000	UDR, Inc.	—	4,446
—	17,000	Universal Health Realty Income Trust	—	602
—	78,500	U-Store-It Trust	—	719
—	221,800	Ventas Inc.	—	10,037
—	237,100	Vornado Realty Trust	—	20,853
—	77,700	Washington Real Estate Investment	—	2,441
—	133,000	Weingarten Realty Investors	—	4,182

TOTAL REAL ESTATE EQUITY SECURITIES (Cost $0 and $439,154)			—	426,630

TOTAL REAL ESTATE-RELATED MARKETABLE SECURITIES (Cost $0 and $439,154)			—	426,630

Principal			Value

2008	2007	Issuer, Yield(5) and Maturity Date	2008	2007

OTHER MARKETABLE SECURITIES—3.83% AND 17.73%
BANKERS ACCEPTANCE—0.00% AND 0.20%
$—	$4,359	JPMorgan Chase Bank
		4.400% 1/18/08	—	4,349
—	10,000	Wachovia Bank
		4.441% 4/21/08	—	9,851
—	25,000	Wachovia Bank
		4.360% 5/7/08	—	24,570

TOTAL BANKERS ACCEPTANCE (Cost $0 and $38,836)			—	38,770

CERTIFICATES OF DEPOSIT—0.00% AND 2.22%
—	20,000	American Express Centurion Bank
		4.750% 2/5/08	—	20,002
—	25,000	American Express Centurion Bank
		4.750% 2/4/08	—	25,002
—	10,000	Bank of Montreal
		5.030% 2/14/08	—	10,004
—	45,000	Bank of Montreal
		5.100% 3/7/08	—	45,031
—	25,000	Bank of Nova Scotia
		5.060% 1/16/08	—	25,004
—	25,000	Barclays Bank
		4.990% 2/27/08	—	25,013
—	10,000	Calyon
		4.820% 1/31/08	—	10,001
—	50,000	Calyon
		5.050% 3/12/08	—	50,033
—	25,000	Deutsche Bank
		4.950% 1/24/08	—	25,004

154	Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

Principal			Value

2008	2007	Issuer, Yield(5) and Maturity Date	2008	2007

$—	$20,000	Dexia Banque SA
		4.880% 3/25/08	$—	$20,008
—	32,000	Dexia Banque SA
		4.990% 3/10/08	—	32,017
—	30,000	Rabobank Nederland
		5.020% 3/5/08	—	30,016
—	30,000	Royal Bank of Canada
		5.060% 1/25/08	—	30,007
—	20,000	SunTrust Banks, Inc.
		4.845% 1/28/08	—	19,999
—	15,000	Toronto Dominion Bank
		5.040% 2/26/08	—	15,009
—	40,000	Toronto Dominion Bank
		5.300% 1/22/08	—	40,014

TOTAL CERTIFICATES OF DEPOSIT (Cost $0 and $422,007)			—	422,164

COMMERCIAL PAPER—1.84% AND 9.23%

—	20,000	Abbey National North America LLC
		4.930% 1/9/08	—	19,977
—	10,000	Abbey National North America LLC
		4.670% 1/8/08	—	9,990
50,000	—	Abbey National North America LLC
		0.071% 1/5/09	49,998	—
—	50,000	American Express Credit Corp.
		4.510% 1/14/08	—	49,908
—	32,490	American Honda Finance Corp.
		4.500-4.510% 1/29/08	—	32,370
—	15,438	American Honda Finance Corp.
		4.310% 2/11/08	—	15,356
—	7,050	American Honda Finance Corp.
		4.250% 2/28/08	—	6,997
—	2,137	American Honda Finance Corp.
		4.380% 1/4/08	—	2,136
—	13,200	Bank of America Corp
		4.780% 3/6/08	—	13,088
—	30,000	Bank of America Corp
		4.800% 4/8/08	—	29,604
—	20,000	Bank of America Corp
		4.970% 1/15/08	—	19,961
40,000	—	Bank of Nova Scotia
		0.193% 1/2/09	39,999	—
—	34,525	Bank of Scotland
		4.720% 2/29/08	—	34,260
—	27,400	Bank of Scotland
		4.710% 2/26/08	—	27,201

TIAA Real Estate Account ▪ Prospectus	155

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

Principal			Value

2008	2007	Issuer, Yield(5) and Maturity Date	2008	2007

$—	$20,000	Canadian Imperial Holdings, Inc.
		4.703% 1/29/08	$—	$19,926
—	40,000	Citigroup Funding Inc.
		4.850% 1/23/08	—	39,881
—	25,000	Citigroup Funding Inc.
		4.650% 2/7/08	—	24,880
—	25,000	Citigroup Funding Inc.
		4.650% 2/12/08	—	24,865
—	20,000	Coca Cola Co.
		4.430% 2/19/08	—	19,873
—	13,000	Coca Cola Co.
		4.390% 2/25/08	—	12,907
—	5,255	Coca Cola Co.
		4.200% 2/15/08	—	5,224
—	30,000	Danske Corp.
		4.920% 3/6/08	—	29,746
—	20,000	Edison Asset Securitization, LLC
		4.740% 3/11/08	—	19,790
—	30,000	General Electric Capital Corp.
		4.580% 4/8/08	—	29,607
—	20,460	General Electric Capital Corp.
		4.510% 2/19/08	—	20,331
—	15,340	General Electric Capital Corp.
		4.550% 2/20/08	—	15,241
—	30,540	General Electric Co.
		4.540% 3/4/08	—	30,290
—	13,200	Goldman Sachs Group Inc
		5.200% 1/8/08	—	13,186
—	37,860	Govco Incorporated
		5.100% 2/20/08	—	37,571
—	29,000	Govco Incorporated
		4.850% 3/13/08	—	28,688
—	20,000	Govco Incorporated
		5.400% 2/12/08	—	19,870
—	12,000	Govco Incorporated
		4.680% 1/28/08	—	11,948
—	35,140	Greenwich Capital Holdings
		4.850% 4/14/08	—	34,650
—	6,990	Harley-Davidson Funding
		4.480% 2/21/08	—	6,944
50,000	—	HSBC Finance Corporation
		0.304% 1/7/09	49,997	—
—	30,000	HSBC Finance Corporation
		4.700% 2/21/08	—	29,757
—	5,420	IBM (International Business Machine Corp.)
		4.230% 1/3/08	—	5,418
—	25,000	IBM Capital Inc
		4.250% 3/10/08	—	24,773

156	Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

Principal			Value

2008	2007	Issuer, Yield(5) and Maturity Date	2008	2007

$—	$20,000	IBM International Group
		4.220% 2/27/08	$—	$19,852
—	18,900	IBM International Group
		4.725% 1/15/08	—	18,863
—	10,000	IBM International Group
		4.725% 1/14/08	—	9,982
—	25,000	ING (US) Finance
		4.820% 2/22/08	—	24,832
—	20,000	ING (US) Finance
		4.730% 1/30/08	—	19,924
—	22,904	Kitty Hawk Funding Corp
		5.030% 3/14/08	—	22,653
—	20,000	Nestle Capital Corp
		4.740% 2/6/08	—	19,907
—	20,000	Nestle Capital Corp
		5.210% 3/5/08	—	19,834
—	14,500	Nestle Capital Corp
		5.090% 3/11/08	—	14,367
—	15,300	Paccar Financial Corp
		4.500% 2/28/08	—	15,185
—	10,000	Paccar Financial Corp
		4.490% 2/11/08	—	9,947
—	9,300	Paccar Financial Corp
		4.730% 1/14/08	—	9,283
—	10,000	Park Avenue Receivables Corp
		4.650% 3/18/08	—	9,884
—	19,645	Pfizer Inc
		4.410% 5/15/08	—	19,286
—	28,000	Private Export Funding Corporation
		4.640-4.750% 1/30/08	—	27,893
—	20,000	Private Export Funding Corporation
		4.740% 2/5/08	—	19,909
—	10,000	Private Export Funding Corporation
		4.680% 2/11/08	—	9,947
—	10,000	Private Export Funding Corporation
		4.680% 3/3/08	—	9,919
—	1,500	Private Export Funding Corporation
		4.530% 1/31/08	—	1,494
—	30,000	Procter & Gamble International S.C.
		4.740% 2/14/08	—	29,831
—	17,000	Procter & Gamble International S.C.
		4.600% 2/1/08	—	16,931
—	10,000	Procter & Gamble International S.C.
		4.740% 1/16/08	—	9,979
—	10,000	Procter & Gamble International S.C.
		4.750% 1/18/08	—	9,977

TIAA Real Estate Account ▪ Prospectus	157

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

Principal			Value

2008	2007	Issuer, Yield(5) and Maturity Date	2008	2007

$—	$10,000	Procter & Gamble International S.C.
		4.200% 1/31/08	$—	$9,961
—	9,000	Procter & Gamble International S.C.
		4.190% 3/14/08	—	8,914
—	8,000	Procter & Gamble International S.C.
		4.350% 3/12/08	—	7,926
—	4,665	Procter & Gamble International S.C.
		4.750% 1/4/08	—	4,663
50,000	—	Rabobank USA Financial Corp
		0.122% 1/5/09	49,999	—
—	31,573	Ranger Funding Company LLC
		5.080-5.580% 1/18/08	—	31,486
—	12,000	Ranger Funding Company LLC
		5.110% 1/10/08	—	11,982
—	25,000	Royal Bank of Scotland
		4.740% 2/8/08	—	24,877
—	10,000	Shell International Financial
		4.470% 3/28/08	—	9,884
—	25,000	Societe Generale North America, Inc.
		4.830% 3/26/08	—	24,718
—	20,000	Societe Generale North America, Inc.
		5.155% 1/10/08	—	19,974
—	17,420	Societe Generale North America, Inc.
		4.640% 4/4/08	—	17,201
—	15,000	Societe Generale North America, Inc.
		4.780% 2/1/08	—	14,940
25,000	—	Societe Generale North America, Inc.
		0.243% 1/13/09	24,997	—
—	36,000	Swedish Export Credit
		4.740% 1/17/08	—	35,920
—	18,505	Swedish Export Credit
		4.720-4.820% 1/14/08	—	18,471
—	17,800	Swedish Export Credit
		4.860% 1/15/08	—	17,765
—	16,000	Swedish Export Credit
		4.370% 3/12/08	—	15,851
—	10,000	Swedish Export Credit
		4.720% 4/9/08	—	9,868
—	25,000	Toronto-Dominion Holdings USA Inc.
		4.710% 2/11/08	—	24,868
—	10,000	Toronto-Dominion Holdings USA Inc.
		5.060% 1/31/08	—	9,961
—	30,000	Toyota Motor Credit Corp.
		4.880% 2/15/08	—	29,827
—	30,000	Toyota Motor Credit Corp.
		4.740% 2/25/08	—	29,787

158	Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

Principal			Value

2008	2007	Issuer, Yield(5) and Maturity Date	2008	2007

$—	$20,000	Toyota Motor Credit Corp.
		4.530% 2/28/08	$—	$19,850
—	19,000	Toyota Motor Credit Corp.
		4.520% 1/8/08	—	18,980
8,200	—	Toyota Motor Credit Corp.
		0.659% 2/4/09	8,196	—
22,400	—	Toyota Motor Credit Corp.
		0.406% 1/23/09	22,395	—
—	25,000	UBS Finance, (Delaware) Inc.
		4.910% 4/7/08	—	24,676
—	20,000	UBS Finance, (Delaware) Inc.
		5.030% 2/13/08	—	19,889
—	17,215	UBS Finance, (Delaware) Inc.
		5.000% 2/21/08	—	17,102
—	3,970	Unilever Capital Corp
		4.230% 1/11/08	—	3,964
—	20,000	United Parcel Service Inc
		4.380% 4/1/08	—	19,758
—	20,000	United Parcel Service Inc
		4.340% 4/28/08	—	19,681
—	20,000	United Parcel Service Inc
		4.340% 4/29/08	—	19,678
—	30,000	United Parcel Service Inc
		4.400% 3/31/08	—	29,640
—	10,000	United Parcel Service Inc
		4.300% 3/18/08	—	9,899
—	7,831	Variable Funding Capital Corporation
		4.640% 4/25/08	—	7,694
—	30,000	Yorktown Capital, LLC
		4.875% 4/15/08	—	29,528

TOTAL COMMERCIAL PAPER
(Cost $245,585 and $1,755,528)			245,581	1,755,076

GOVERNMENT AGENCY NOTES—1.99% AND 5.82%
—	12,840	Fannie Mae Discount Notes
		4.285% 3/26/08	—	12,717
—	16,600	Fannie Mae Discount Notes
		4.280% 2/21/08	—	16,505
—	17,890	Fannie Mae Discount Notes
		4.270% 3/28/08	—	17,714
—	18,990	Fannie Mae Discount Notes
		4.230% 2/15/08	—	18,894
—	20,000	Fannie Mae Discount Notes
		4.200% 2/19/08	—	19,890
—	22,518	Fannie Mae Discount Notes
		4.190-4.240% 3/27/08	—	22,299

TIAA Real Estate Account ▪ Prospectus	159

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

Principal			Value

2008	2007	Issuer, Yield(5) and Maturity Date	2008	2007

$—	$23,725	Fannie Mae Discount Notes
		4.170% 3/5/08	$—	$23,554
—	25,000	Fannie Mae Discount Notes
		4.270% 2/22/08	—	24,854
—	29,045	Fannie Mae Discount Notes
		4.190-4.280% 3/20/08	—	28,786
—	30,000	Fannie Mae Discount Notes
		4.220% 4/24/08	—	29,614
—	30,000	Fannie Mae Discount Notes
		4.280% 3/21/08	—	29,729
—	31,901	Fannie Mae Discount Notes
		4.100% 5/28/08	—	31,360
—	32,465	Fannie Mae Discount Notes
		4.330% 1/4/08	—	32,458
—	41,650	Fannie Mae Discount Notes
		4.150-4.180% 4/30/08	—	41,086
—	44,000	Fannie Mae Discount Notes
		4.260% 3/6/08	—	43,678
14,200	—	Fannie Mae Discount Notes
		0.081% 1/30/09	14,200	—
25,000	—	Fannie Mae Discount Notes
		0.030% 1/6/09	25,000	—
33,400	—	Fannie Mae Discount Notes
		0.152% 2/3/09	33,400	—
11,330	—	Federal Home Loan Bank Discount Notes
		0.051% 1/21/09	11,330	—
18,100	—	Federal Home Loan Bank Discount Notes
		0.071% 1/5/09	18,100	—
50,000	—	Federal Home Loan Bank Discount Notes
		0.041% 1/12/09	50,000	—
100,000	—	Federal Home Loan Bank Discount Notes
		0.081% 1/22/09	100,000	—
—	2,000	Federal Home Loan Banks
		4.480% 2/1/08	—	1,993
—	15,000	Federal Home Loan Banks
		4.700% 11/20/08	—	14,992
—	20,000	Federal Home Loan Banks
		4.270% 3/19/08	—	19,824
—	23,694	Federal Home Loan Banks
		4.250% 3/12/08	—	23,505
—	25,000	Federal Home Loan Banks
		4.450% 1/2/08	—	25,000
—	25,000	Federal Home Loan Banks
		4.450% 1/3/08	—	24,997
—	25,000	Federal Home Loan Banks
		4.200% 2/13/08	—	24,880

160	Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

Principal			Value

2008	2007	Issuer, Yield(5) and Maturity Date	2008	2007

$—	$28,850	Federal Home Loan Banks
		4.661% 1/4/08	$—	$28,844
—	30,000	Federal Home Loan Banks
		4.270% 3/17/08	—	29,743
—	32,500	Federal Home Loan Banks
		4.260% 1/25/08	—	32,419
—	34,945	Federal Home Loan Banks
		4.450% 1/7/08	—	34,926
—	41,450	Federal Home Loan Banks
		4.260-4.900% 1/11/08	—	41,409
—	43,830	Federal Home Loan Banks
		4.300% 1/28/08	—	43,706
—	77,800	Federal Home Loan Banks
		4.280-4.290% 1/16/08	—	77,681
—	85,900	Federal Home Loan Banks
		4.260% 3/24/08	—	85,096
—	8,500	Freddie Mac Discount Note
		4.240% 3/3/08	—	8,441
—	10,000	Freddie Mac Discount Note
		4.320% 2/21/08	—	9,943
—	10,795	Freddie Mac Discount Note
		4.180% 4/25/08	—	10,657
—	17,925	Freddie Mac Discount Note
		4.120% 3/31/08	—	17,738
—	20,817	Freddie Mac Discount Note
		4.175% 4/18/08	—	20,563
—	22,400	Freddie Mac Discount Note
		4.220% 2/14/08	—	22,290
—	25,487	Freddie Mac Discount Note
		4.210% 2/20/08	—	25,344
—	26,735	Freddie Mac Discount Note
		4.145% 4/10/08	—	26,434
—	30,000	Freddie Mac Discount Note
		4.330% 1/24/08	—	29,928
—	32,470	Freddie Mac Discount Note
		4.320% 1/31/08	—	32,367
14,100	—	Freddie Mac Discount Note
		0.203% 1/5/09	14,100	—

TOTAL GOVERNMENT AGENCY NOTES
(Cost $266,118 and $1,105,525)			266,130	1,105,858

TIAA Real Estate Account ▪ Prospectus	161

STATEMENT OF INVESTMENTS	concluded

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2008 AND 2007
(Dollar values shown in thousands)

Principal			Value

2008	2007	Issuer, Yield(5) and Maturity Date	2008	2007

VARIABLE NOTES—0.00% AND 0.26%
$—	$25,000	Wells Fargo Bank
		4.600% 1/7/08	$—	$24,999
—	25,000	Wells Fargo Bank
		4.600% 1/8/08	—	24,999

TOTAL VARIABLE NOTES
(Cost $0 and $50,000)			—	49,998

TOTAL OTHER MARKETABLE SECURITIES
(Cost $511,703 and $3,371,896)			511,711	3,371,866

TOTAL MARKETABLE SECURITIES
(Cost $511,703 and $3,811,050)			511,711	3,798,496

Principal			Value

2008	2007	Borrower, Yield(5) and Maturity Date	2008	2007

MORTGAGE LOAN RECEIVABLE—0.54% AND 0.38%
75,000	75,000	Klingle Corporation
		2.570%(6) 7/10/11	71,767	72,520

TOTAL MORTGAGE LOAN RECEIVABLE
(Cost $75,000 and $75,000)			71,767	72,520

TOTAL INVESTMENTS
(Cost $12,948,297 and $15,951,458)			$13,351,714	$19,013,601

(1)	The investment has a mortgage loan payable outstanding, as indicated in Note 8.

(2)	The market value reflects the Account’s interest in the joint venture, net of any debt.

(3)	The market value reflects the final settlement due to the Account. The investment was sold on August 24, 2007.

(4)	Located throughout the US.

(5)	Yield represents the annualized yield at the date of purchase.

(6)	Current rate represents the interest rate on this investment at December 31, 2008. At December 31, 2007, the interest rate on this investment was 5.46%.

162	Prospectus ▪ TIAA Real Estate Account

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Participants of the TIAA Real Estate Account and the Board of Trustees of Teachers Insurance and Annuity Association of America:

In our opinion, the accompanying statements of assets and liabilities, including the statements of investments, and the related statements of operations, changes in net assets and cash flows, present fairly, in all material respects, the financial position of the TIAA Real Estate Account (the “Account”) at December 31, 2008 and December 31, 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Account’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 19, 2009

TIAA Real Estate Account ▪ Prospectus	163

CALABASH I, FONTANA, CALIFORNIA
HAVEN DISTRIBUTION CENTER,
RANCHO CUCAMONGA, CALIFORNIA

INDEPENDENT AUDITORS’ REPORT

To the Management of
Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of Calabash I, Fontana, California and Haven Distribution Center, Rancho Cucamonga, California (the Properties), as described in Note A, for the year ended December 31, 2007. This financial statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note A, is not intended to be a complete presentation of the Properties’ revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Properties for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Aarons Grant & Habif, LLC
April 17, 2008

164	Prospectus ▪ TIAA Real Estate Account

CALABASH I, FONTANA, CALIFORNIA
HAVEN DISTRIBUTION CENTER, RANCHO CUCAMONGA, CALIFORNIA

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	For the Year Ended December 31, 2007 (Audited)	For the Two Months Ended February 29, 2008 (Unaudited)

REVENUES
Rental income	$5,406,803	$901,134
Recoveries	442,721	76,216

Total Revenues	5,849,524	977,350

CERTAIN EXPENSES
Insurance	735,241	79,039
Management fees	73,557	11,710
Operating expenses	5,300	5,300
Repairs and maintenance	21,515	1,626

Total certain expenses	835,613	97,675

Revenues in excess of certain expenses	$5,013,911	$879,675

See Independent Auditors’ Report

Note A—Organization and Basis of Presentation

          The statement of revenues and certain expenses (the financial statement) for the year ended December 31, 2007 and the two months ended February 29, 2008, relate to the operations of Calabash I, Fontana, California and Haven Distribution Center, Rancho Cucamonga, California (the Properties). The properties in Fontana, California and Rancho Cucamonga, California contain 528,440 square feet and 830,485 square feet of rentable commercial space, respectively, and were 100% leased at February 29, 2008.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Properties, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Properties.

          The statement of revenue and certain expenses for the two months ended February 29, 2008 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

TIAA Real Estate Account ▪ Prospectus	165

Note B—Summary of Significant Accounting Policies

          Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          Revenue recognition

          Revenue from operating leases, which includes scheduled increases over the lease terms, is recognized on a straight-line basis.

Note C—Future Rent Payments

          Space in the Properties is rented to tenants under non-cancelable operating leases. Approximate minimum future rents required under the leases in effect at December 31, 2007 are as follows:

2007	$5,458,339
2008	5,458,339
2009	3,608,799
2010	3,282,077
2011	3,757,114
2012 and Thereafter	14,715,365

$36,280,033

Note D—Concentrations

          The Properties earned 100% of rent revenue from two tenants during the year ended December 31, 2007.

166	Prospectus ▪ TIAA Real Estate Account

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CONDENSED STATUTORY-BASIS FINANCIAL STATEMENTS INFORMATION

[THE CONDENSED STATUTORY-BASIS FINANCIAL STATEMENTS OF TIAA WILL BE FILED BY AMENDMENT TO THIS REGISTRATION STATEMENT ON FORM S-1.]

TIAA Real Estate Account ▪ Prospectus	167

APPENDIX A — MANAGEMENT OF TIAA

The Real Estate Account has no officers or directors. The Trustees and certain principal executive officers of TIAA as of the date hereof, their dates of birth, and their principal occupations during the past five years, are as follows:

TRUSTEES

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Ronald L. Thompson Chairman of the TIAA Board of Trustees DOB: 6/17/49	Former Chairman and Chief Executive Officer, Midwest Stamping and Manufacturing Company from 1993 through 2005. Director, Washington University in St. Louis.

Elizabeth E. Bailey DOB: 11/26/38

John C. Hower Professor of Public Policy and Management, Wharton School, University of Pennsylvania. Director, Altria Group, Inc., Chair, National Bureau of Economic Research; Honorary Trustee, the Brookings Institution.

Glenn A. Britt DOB: 3/6/49

Chief Executive Officer, Time Warner Cable, since 2001, where he has held several positions since 1972. Director, National Cable & Telecommunications Association, Director of Walter Kaitz Foundation, Cable Labs and Xerox Corporation.

Robert C. Clark DOB: 2/26/44

Harvard University Distinguished Service Professor and Austin Wakeman Scott Professor of Law, Harvard Law School, Harvard University. Formerly Dean and Royall Professor of Law, Harvard Law School from 1989 to 2003. Director, Time Warner, Inc. and Omnicom Group.

Edward M. Hundert, M.D. DOB: 10/1/56

Senior lecturer in Medical Ethics, Harvard Medical School. Vice President for University Initiatives, King Abdullah University of Science and Technology. President, Case Western Reserve University from 2002 to 2006. Formerly, Dean, 2000-2002, University of Rochester School of Medicine and Dentistry, Professor of Medical Humanities and Psychiatry, 1997 to 2002. Board Member, Rock and Roll Hall of Fame.

Marjorie Fine Knowles DOB: 7/4/39	Professor of Law, Georgia State University College of Law.

Donald K. Peterson DOB: 8/13/49

Former Chairman and Chief Executive Officer, Avaya Inc. from 2002 to 2006 and President and Chief Executive Officer from 2000 to 2001. Formerly, Executive Vice President and Chief Financial Officer, Lucent Technologies. Chairman, Board of Trustees, Worcester Polytechnic Institute. Director, Sanford C. Bernstein Fund Inc., Emerj Inc. and Knewco, Inc.

Sidney A. Ribeau DOB: 12/3/47	President, Howard University. Formerly, President, Bowling Green State University, 1995-2008. Director, The Andersons, Convergys and Worthington Industries.

Dorothy K. Robinson DOB: 2/18/51	Vice President and General Counsel, Yale University since 1986. Trustee, Newark Public Radio Inc., Youth Rights Media, Inc. and Friends of New Haven Legal Assistance.

David L. Shedlarz DOB: 4/17/48

Retired Vice Chairman of Pfizer Inc. from 2006 to 2007, Executive Vice President from 1999 to 2005 and Chief Financial Officer from 1995 to 2005. Director, Pitney Bowes Inc. and the Hershey Corporation. Chairman and Director, Multiple Sclerosis Society of New York City Chapter.

David F. Swensen DOB: 1/26/54	Chief Investment Officer, Yale University, and adjunct professor of investment strategy. Trustee, Brookings Institution; Member, University of Cambridge Investment Board.

168	Prospectus ▪ TIAA Real Estate Account

TRUSTEES	(continued)

Name & Date of Birth	Principal Occupations During Past 5 Years

Marta Tienda DOB: 8/10/50

Maurice P. During ‘22 Professor in Demographic Studies, Princeton University. Director, Office of Population Research, Princeton University, 1998-2002. Trustee, Corporation of Brown University, Sloan Foundation and Jacobs Foundation. Member of Visiting Committee, Harvard University Kennedy School of Government.

Rosalie J. Wolf DOB: 5/8/41

Managing Partner, Botanica Capital Partners LLC. Formerly, Senior Advisor and Managing Director, Offit Hall Capital Management LLC and its predecessor company, Laurel Management Company LLC from 2001 to 2003; formerly, Treasurer and Chief Investment Officer, The Rockefeller Foundation. Director, North European Oil Royalty Trust; Chairman, Sanford C. Bernstein Fund, Inc.

OFFICER-TRUSTEES

Name & Date of Birth	Principal Occupations During Past 5 Years

Roger W. Ferguson, Jr. DOB: 10/28/51

President and Chief Executive Officer of TIAA since April 2008, and President and Chief Executive Officer of CREF since April 2008. Formerly, Chairman of Swiss Re America Holding Corporation and Head of Financial Services and Member of the Executive Committee, Swiss Re from 2006 to 2008; Vice Chairman and member of the Board of the U.S. Federal Reserve from 1999 to 2006 and a member of its Board of Governors from 1997 to 1999; and Partner and Associate, McKinsey & Company from 1984 to 1997. Currently a member of the Board of Overseers of Harvard University, a member of the Board of Trustees of the Institute for Advance Study, a member of the Council on Foreign Relations and the Group of Thirty.

OFFICERS

Georganne C. Proctor DOB: 10/25/56

Executive Vice President and Chief Financial Officer, TIAA and CREF since 2006. Executive Vice President of Finance for Golden West Financial Corporation, the holding company of World Savings Bank, from 2003 through 2005. From 1994 through 2002, served as Senior Vice President, Chief Financial Officer and a member of the board of directors of Bechtel Group, Inc. Director of Redwood Trust, Inc. and Kaiser Aluminum Corporation.

Scott C. Evans DOB: 5/11/59

Executive Vice President of TIAA since 1999 and Head of Asset Management since 2006 of TIAA and CREF, the TIAA-CREF Mutual Funds, the TIAA-CREF Institutional Mutual Funds, the TIAA-CREF Life Funds and TIAA Separate Account VA-1 (collectively, the “TIAA-CREF Funds”). Also served as Chief Investment Officer of TIAA between 2004 and 2006 and the TIAA-CREF Funds between 2003 and 2006.

Mary (Maliz) E. Beams DOB: 3/29/56

Executive Vice President of TIAA and the TIAA-CREF Funds since 2007. President and Chief Executive Officer, TIAA-CREF Individual & Institutional Services, LLC since 2007. Senior Managing Director and Head of Wealth Management Group of TIAA since 2004. Partner, Spyglass Investments from 2002 to 2003.

Jorge Gutierrez DOB: 11/26/61	Treasurer, TIAA since September, 2008. Assistant Treasurer, TIAA from 2004 to 2008.

William J. Mostyn III DOB: 1/18/48

Vice President and Corporate Secretary of TIAA and the TIAA-CREF Funds since April 2008; Deputy General Counsel and Corporate Secretary of Bank of America Corporation from 2005 to 2007; Deputy General Counsel, Secretary and Corporate Governance Officer of The Gillette Company from 1974 to 2005.

TIAA Real Estate Account ▪ Prospectus	169

PORTFOLIO MANAGEMENT TEAM

Name & Date of Birth	Principal Occupations During Past 5 Years

Margaret A. Brandwein DOB: 11/26/46	Managing Director and Portfolio Manager, TIAA Real Estate Account since 2004. From 2001 to 2004, Head of Commercial Mortgages — West Coast for TIAA.

Thomas C. Garbutt DOB: 10/12/58	Managing Director and Head of Global Real Estate Equity Division, TIAA.

Philip J. McAndrews DOB: 12/13/58

Managing Director and Head of Real Estate Portfolio Management, TIAA-CREF Global Real Estate since 2005. Between 2003 and 2005, portfolio manager for the Real Estate Account. Between 1997 and 2003, Head of the Real Estate Acquisitions and Joint Ventures group for TIAA.

170	Prospectus ▪ TIAA Real Estate Account

APPENDIX B — SPECIAL TERMS

Accumulation: The total value of your accumulation units in the Real Estate Account.

Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account’s accumulation unit value changes daily.

Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.

Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

Business Day: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. Eastern time, or when trading closes on the NYSE, if earlier.

Calendar Day: Any day of the year. Calendar days end at the same time as business days.

Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

Eligible Institution: A nonprofit institution, including any governmental institution, organized in the United States.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

Good Order: Actual receipt of an order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.

TIAA Real Estate Account ▪ Prospectus	171

Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.

Valuation Day: Any day the NYSE is open for trading, as well as, for certain contracts, the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren’t business days will end at 4 p.m. Eastern Time.

Valuation Period: The time from the end of one valuation day to the end of the next.

172	Prospectus ▪ TIAA Real Estate Account

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

SEC Registration Fees	$279,000
Costs of printing and engraving	600,000*
Legal fees	50,000*
Accounting fees	30,000*
Blue Sky Registration Fees	5,000*
Miscellaneous	36,000*

Total	$1,000,000*

*	Approximate

Item 14.	Indemnification of Directors and Officers.

          Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA’s bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA’s request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities.

          None.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

(1)	(A)

Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account, dated as of January 1, 2008, by and among Teachers Insurance and Annuity Association of America, for itself and on behalf of the Account, and TIAA-CREF Individual & Institutional Services, LLC.[8]

(3)	(A)	Restated Charter of TIAA[4]

	(B)	Bylaws of TIAA (as amended)[5]

(4)	(A)

Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Contract Endorsements[1], Keogh Contract[2], Retirement Select and Retirement Select Plus Contracts and Endorsements[6] and Retirement Choice and Retirement Choice Plus Contracts[2]

	(B)	Forms of Income-Paying Contracts[1]

(5)		Opinion and Consent of Jonathan Feigelson, Esquire**

(10)	(A)	Independent Fiduciary Agreement, dated February 22, 2006, by and among TIAA, the Registrant, and Real Estate Research Corporation[7]

	(B)	Amendment to Independent Fiduciary Agreement, dated December 17, 2008, between TIAA, on behalf of the Registrant, and Real Estate Research Corporation[9]

	(C)	Custodian Agreement, dated as of March 3, 2008, by and between TIAA, on behalf of the Registrant, and State Street Bank and Trust Company, N.A.[3]

(23)	(A)	Consent of Jonathan Feigelson, Esquire (filed as Exhibit 5)**

	(B)	Consent of Dechert LLP*

	(C)	Consent of PricewaterhouseCoopers LLP*

	(D)	Consent of Aarons Grant & Habif, LLC*

(24)	Powers of Attorney*

*	Filed herewith.

[1]	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed April 30, 1996 (File No. 33-92990).

[2]	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed May 2, 2005 (File No. 333-121493).

[3]

Previously filed and incorporated herein by reference to Exhibit 10.(b) to the Annual Report on Form 10-K of the Account for the fiscal year ended December 31, 2007 and filed with the Commission on March 20, 2008 (File No. 33-92990).

[4]

Previously filed and incorporated herein by reference to Exhibit 3(A) to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed December 21, 2004 (File No. 333-121493).

[5]

Previously filed and incorporated herein by reference to Exhibit 3(B) to the Account’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and filed with the Commission on November 14, 2006 (File No. 33-92990).

[6]	Previously filed and incorporated herein by reference to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed April 29, 2004 (File No. 333-113602).

[7]

Previously filed and incorporated herein by reference to the Account’s Annual Report on Form 10-K for the period ended December 31, 2005, filed with the Commission on March 15, 2006 (File No. 33-92990).

[8]	Previously filed and incorporated herein by reference to the Account’s Current Report on Form 8-K, filed with the Commission on January 7, 2008 (File No. 33-92990).

[9]	Previously filed and incorporated herein by reference to the Account’s Current Report on Form 8-K, filed with the Commission on December 22, 2008 (File No. 33-92990).

*	Filed herewith.

**	To be filed by amendment

(b)	Financial Statement Schedules

All Schedules have been omitted because they are not required under the related instructions or are inapplicable.

Item 17.	Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To provide the full financial statements of TIAA promptly upon written or oral request.

          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

[The full audited financial statements of TIAA will be filed by amendment to this Registration Statement on Form S-1.]

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 20th day of March, 2009.

TIAA REAL ESTATE ACCOUNT

By:	TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF AMERICA

By:	/s. Roger W. Ferguson, Jr.

Roger W. Ferguson, Jr.
President and Chief Executive Officer
and Trustee

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger W. Ferguson, Jr.	President and Chief Executive Officer	March 20, 2009
(Principal Executive Officer) and Trustee
Roger W. Ferguson, Jr.

/s/ Georganne C. Proctor	Executive Vice President and	March 20, 2009
Chief Financial Officer
Georganne C. Proctor	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Trustees	March 20, 2009

Ronald L. Thompson

*	Trustee	March 20, 2009

Elizabeth E. Bailey

*	Trustee	March 20, 2009

Glenn A. Britt

*	Trustee	March 20, 2009

Robert C. Clark

*	Trustee	March 20, 2009

Edward M. Hundert, M.D.

*	Trustee	March 20, 2009

Marjorie Fine Knowles

*	Trustee	March 20, 2009

Donald K. Peterson

*	Trustee	March 20, 2009

Sidney A. Ribeau

*	Trustee	March 20, 2009

Dorothy K. Robinson

*	Trustee	March 20, 2009

David L. Shedlarz

*	Trustee	March 20, 2009

David F. Swensen

*	Trustee	March 20, 2009

Marta Tienda

*	Trustee	March 20, 2009

Rosalie J. Wolf

/s/ Stewart P. Greene

* Signed by Stewart P. Greene as attorney-in-fact pursuant to powers of attorney filed herewith.